As filed with the Securities and Exchange Commission on February 22, 2022
Registration
No. 333-256667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form
S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REGIONAL HEALTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	6519	81-5166048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

454 Satellite Boulevard NW, Suite 100
Suwanee, Georgia 30024
(678)
869-5116
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brent Morrison
Chief Executive Officer and President
Regional Health Properties, Inc.
454 Satellite Boulevard NW, Suite 100
Suwanee, Georgia 30024
(678)
869-5116
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua Davidson
Clinton W. Rancher
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713)
229-1234

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell securities nor does it seek an offer to buy those securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2022
Proxy Statement/Prospectus

REGIONAL HEALTH PROPERTIES, INC.
OFFER TO EXCHANGE
10.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES
FOR
12.5% SERIES B CUMULATIVE REDEEMABLE PREFERED SHARES
Regional Health Properties, Inc. (the “
Company
,” “
our
,” “
we
” or “
us
”) is offering to exchange (the “
Exchange Offer
”), upon the terms and subject to the conditions set forth in this proxy statement/prospectus (as it may be supplemented and amended from time to time, this “
proxy statement/prospectus
”) and the accompanying letter of transmittal (as supplemented and amended from time to time, the “
Letter of Transmittal
”), any and all of the outstanding shares of our 10.875% Series A Cumulative Redeemable Preferred Shares (the “
Series A Preferred Stock
”) for newly issued shares of the Company’s 12.5% Series B Cumulative Redeemable Preferred Shares (the “
Series B Preferred Stock
”).
In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) prior to 11:59 p.m., New York City time, on                 , 2022 (such time and date, as the same may be extended, the “
Expiration Date
”) and accepted by us, participating holders of Series A Preferred Stock will receive one share of Series B Preferred Stock (the “
Exchange Consideration
”), as indicated in the table below:

Security	CUSIP	Symbol	Shares Outstanding	Exchange Consideration
10.875% Series A Cumulative Redeemable Preferred Shares	75903M200	RHE-PA	2,811,535	One share of Series B Preferred Stock per share of Series A Preferred Stock
The Exchange Offer will expire at the Expiration Date, unless extended or earlier terminated by us. Tendered shares of Series A Preferred Stock may be withdrawn at any time prior to the expiration of the Exchange Offer. In addition, you may withdraw any tendered shares of Series A Preferred Stock if we have not accepted them for exchange within 40 business days from the commencement of the Exchange Offer on                 , 2022.
As conditions to the Exchange Offer, we are separately requesting that (i) holders of our Series A Preferred Stock vote to approve the amendment of our Amended and Restated Articles of Incorporation (as currently in effect, the “
Charter
”) to (a) reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share, (b) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (c) eliminate future dividends on the Series A Preferred Stock, (d) eliminate penalty events (with respect to the Series A Preferred Stock, as defined under “Description of Capital Stock—Series A Preferred Stock—Voting Rights”) and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (e) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (f) reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” (with respect to the Series A Preferred Stock, as defined under “Description of Capital Stock—Series A Preferred Stock—Special Redemption Upon Change of Control”) to $5.00 per share and (g) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference, on the terms of the form of proposed amendments to the Charter set forth as
Annex A
to this proxy statement/prospectus (the “
Preferred Series A Charter Amendment Proposal
”; such amendments to the Charter being referred to herein as the “
Series A Charter Amendments
”), (ii) holders of our Series A Preferred Stock vote to approve (a) the amendment of the Charter to increase the authorized number of shares of preferred stock to 6,000,000 shares, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus, and (b) the authorization, creation and designation by the Board of Directors of the Company (the “
Board of Directors
” or the “
Board
”) pursuant to Section 14-2-602 of the Official Code of Georgia Annotated, from the authorized but undesignated shares of preferred stock, of the Series B Preferred Stock having the rights, preferences and privileges substantially as set forth in the form of amendment to the Charter in
Annex B-2
to this proxy statement/prospectus and as described under “Description of Capital Stock—Series B Preferred Stock,” which, if so approved by the holders of the Series A Preferred Stock as part of this proposal, will rank senior to the Series A Preferred Stock, and be “Senior Shares” to the Series A Preferred Stock, pursuant to and as contemplated by Section 3.7(e) of the Charter (the “
Series B Preferred Stock Proposal
”; such amendments to the Charter being referred to herein as the “
Series B Charter Amendments
”), and (iii) holders of our Common Stock vote to approve (a) the Series A Charter Amendments, on the terms of the form of proposed amendments set forth as
Annex A
to this proxy statement/prospectus, and (b) the amendment of the Charter to increase the authorized number of shares of stock of the Company to 61,000,000 shares, consisting of 55,000,000 shares of common stock and 6,000,000 shares of preferred stock, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus (the “
Common Charter Amendment Proposal
” and, together with the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal, the “
Required Proposals
”). In addition, holders of our Series A Preferred Stock and Common Stock will be asked to vote together as a single class to approve the adjournment of the special meeting of the holders of our Series A Preferred Stock and Common Stock (the “
Special Meeting
”) to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve the Required Proposals (the “
Adjournment Proposal
”).
To approve the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal, we must obtain on each proposal the affirmative vote of the holders of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the close of business on February 24, 2022 (the “
Record Date
”). To approve the Common Charter Amendment Proposal, we must obtain the affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date. We will not consummate this Exchange Offer unless the Required Proposals have been approved by the requisite votes. To approve the Adjournment Proposal, we must obtain the affirmative vote of a majority of the voting shares represented at the Special Meeting, whether in person or by proxy, voting together as a single class.
In addition to the Charter Amendment Conditions (as defined herein), the Series B Preferred Designation Condition (as defined herein) and the Registration Statement Condition (as defined herein), the Exchange Offer is also conditioned on, among other things, that (i) there shall have not been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Exchange Offer or materially impair the contemplated benefits to us (as set forth under “The Exchange Offer—Reasons for the Exchange Offer”) of the Exchange Offer, (ii) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the Exchange Offer or materially impair the contemplated benefits to us of the Exchange Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, (iii) there shall have not occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs and (iv) there shall have not occurred (a) any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets, (b) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (c) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions or (d) a natural disaster or the commencement or material worsening of a war, armed hostilities, act of terrorism, pandemic or other international or national calamity directly or indirectly involving the United States which, in our reasonable judgment, diminishes general economic activity to a degree sufficient to materially reduce demand for our business. See “The Exchange Offer—Conditions of the Exchange Offer” for a complete description of the conditions of the Exchange Offer. We reserve the right to extend or terminate the Exchange Offer if any condition of the Exchange Offer is not satisfied and otherwise to amend the Exchange Offer in any respect.

If the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are approved by our shareholders, then we will implement the Series A Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series A Charter Amendments, regardless of whether the Exchange Offer is consummated. We will implement the Series B Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series B Charter Amendments if and only if the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal and the Common Charter Amendment Proposal are approved by our shareholders.
The Series A Preferred Stock is listed on the NYSE American LLC (the “
NYSE American
”) under the symbol
“RHE-PA.”
On February 17, 2022, the last reported sales price of the Series A Preferred Stock was $4.4124 per share. There is no established trading market for our Series B Preferred Stock. We intend to apply for the listing of shares of our Series B Preferred Stock on the NYSE American, and we expect that the shares of Series B Preferred Stock will trade under the ticker symbol “RHE PRB.” No assurance can be given that a trading market will develop.
Investing in our securities involves a high degree of risk. We urge you to carefully read the “
Risk Factors
” section beginning on page 30 before you make any decision regarding the Exchange Offer.
Our Board of Directors has authorized and approved the Exchange Offer. Neither we nor the Board of Directors, our officers and employees, the Information Agent (as defined herein), the Exchange Agent (as defined herein), the Proxy Solicitor (as defined herein), nor any other person is making any recommendation to any holder of Series A Preferred Stock as to whether or not you should tender shares of Series A Preferred Stock in the Exchange Offer. You must make your own decision whether to tender shares of Series A Preferred Stock in the Exchange Offer.
Our Exchange Offer is subject to the conditions listed under “The Exchange Offer—Conditions of the Exchange Offer.”
There are multiple conditions to the closing of the Exchange Offer that are beyond our control, and we cannot provide you any assurance that these conditions will be satisfied or that the Exchange Offer will close.
If you wish to tender shares of Series A Preferred Stock in the Exchange Offer, you should follow the instructions beginning on page 50 of this document. If you wish to withdraw your tender, you may do so by following the instructions set forth in this proxy statement/prospectus. Any holder who withdraws a prior tender may re-tender
its shares of Series A Preferred Stock by instructing its custodial entity to tender its shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered in the Exchange Offer, or determined if the proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Proxy Solicitor and Information Agent
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free: (800)
662-5200
Banks and brokers call collect: (203)
658-9400
E-mail:
RHE@investor.morrowsodali.com
The date of this proxy statement/prospectus is                 , 2022.

REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard NW
Suite 100
Suwanee, Georgia 30024
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Dear Regional Health Properties Shareholders:
Regional Health Properties, Inc., a Georgia corporation (the “
Company
,” “
our
,” “
we
” or “
us
”), invites you to attend a special meeting (the “
Special Meeting
”) of the holders of our 10.875% Series A Cumulative Redeemable Preferred Shares (the “
Series A Preferred Stock
”) and holders of common stock of the Company, no par value (the “
Common Stock
”), to be held on March 28, 2022 at 10:00 a.m., Eastern Time, at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia. The Special Meeting is being held in connection with the Company’s offer to exchange (the “
Exchange Offer
”) any and all outstanding shares of the Series A Preferred Stock for newly issued shares of the Company’s 12.5% Series B Cumulative Redeemable Preferred Shares (the “
Series B Preferred Stock
”). It is a condition to the consummation of the Exchange Offer that the holders of our Series A Preferred Stock and our Common Stock vote on, and approve, the Required Proposals (as defined below) described in the accompanying proxy statement/prospectus. As a result, we are holding the Special Meeting of the holders of our Series A Preferred Stock and our Common Stock for the following purposes:

1.
to have the holders of our Series A Preferred Stock approve a proposal to amend our Amended and Restated Articles of Incorporation (as currently in effect, the “
Charter
”) to (i) reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share, (ii) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (iii) eliminate future dividends on the Series A Preferred Stock, (iv) eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (v) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (vi) reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share and (vii) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference, on the terms of the form of proposed amendments set forth as
Annex A
to the accompanying proxy statement/prospectus (the “
Preferred Series A Charter Amendment Proposal
”; such amendments to the Charter being referred to herein as the “
Series A Charter Amendments
”);

2.
to have the holders of our Series A Preferred Stock approve a proposal to (i) amend the Charter to increase the authorized number of shares of preferred stock to 6,000,000 shares, on the terms of the form of proposed amendments set forth as
Annex B-1
to the accompanying proxy statement/prospectus, and (ii) approve the authorization, creation and designation by the Board of Directors of the Company (the “
Board of Directors
” or the “
Board
”) pursuant to Section 14-2-602 of the Official Code of Georgia Annotated, from the authorized but undesignated shares of preferred stock, of the Series B Preferred Stock having the rights, preferences and privileges substantially as set forth in the form of amendment to the Charter in
Annex B-2
to the accompanying proxy statement/prospectus and as described under “Description of Capital Stock—Series B Preferred Stock,” which, if so approved by the holders of the Series A Preferred Stock as part of this proposal, will rank senior to the Series A Preferred Stock, and be “Senior Shares” to the Series A Preferred Stock, pursuant to and as contemplated by Section 3.7(e) of the Charter (the “
Series B Preferred Stock Proposal
”; such amendments to the Charter being referred to herein as the “
Series B Charter Amendments
”);

3.
to have the holders of our Common Stock approve a proposal to (i) amend the Charter for the Series A Charter Amendments, on the terms of the form of proposed amendments set forth as
Annex A
to the accompanying proxy statement/prospectus, and (ii) amend to the Charter to increase the authorized number of shares of the Company to 61,000,000 shares, consisting of 55,000,000 shares of common stock and 6,000,000 shares of preferred stock, on the terms of the form of proposed amendments set forth as
Annex B-1
to the accompanying proxy statement/prospectus (the “
Common Charter Amendment Proposal
” and, together with the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal, the “
Required Proposals
”); and

4.
to have the holders of our Series A Preferred Stock and Common Stock, voting together as a single class, approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Required Proposals (the “
Adjournment Proposal
” and, together with the Required Proposals, the “
Proposals
”).

The proxy statement/prospectus describing the matters to be considered at the Special Meeting to which you will be entitled to vote is attached to this notice, and all capitalized terms used but not defined in this notice have the meaning ascribed to them in the proxy statement/prospectus. The Board of Directors has fixed the close of business on February 24, 2022 as the Record Date for determination of holders of Series A Preferred Stock and holders of Common Stock entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.

Sincerely,

Brent Morrison
Chief Executive Officer and President
Suwanee, Georgia
                , 2022

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES VIA TABLET OR SMARTPHONE OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD. YOUR VOTE IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard NW
Suite 100
Suwanee, Georgia 30024
PROXY STATEMENT/PROSPECTUS
                , 2022

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March 28, 2022: This Proxy Statement/Prospectus and the proxy cards are also available to you free of charge at https://www.cstproxy.com/regionalhealthproperties/2022/.

ADDITIONAL INFORMATION
We engaged Morrow Sodali LLC to act as the information agent in connection with the Exchange Offer (the “
Information Agent
”) and as the proxy solicitor in connection with the Special Meeting (the “
Proxy Solicitor
”). In addition, we engaged Continental Stock Transfer & Trust Company, our transfer agent, to act as the exchange agent (the “
Exchange Agent
”) for the Exchange Offer. If you have questions about this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the Special Meeting, contact Morrow Sodali LLC at (203)
658-9400
for banks and brokers (collect) and (800)
662-5200
for all other callers (toll free). You will not be charged for any of these documents that you request.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document forms part of a registration statement on
Form S-4 filed
with the Securities and Exchange Commission (“SEC”) by the Company
(File No. 333-256667).
This document also constitutes a notice of meeting and proxy statement of the Company under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”). The Company has supplied all information contained or incorporated by reference herein relating to the Company.
The Company has not authorized anyone to provide you with information that is different from that contained or incorporated by reference herein. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement/prospectus is dated                 , 2022 and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to the shareholders of the Company, nor the issuance of shares of Series B Preferred Stock in connection with this Exchange Offer, will create any implication to the contrary.
All currency amounts referenced in this proxy statement/prospectus are in U.S. dollars.

i

ii

iii

IMPORTANT CONSIDERATIONS
All shares of our Series A Preferred Stock were issued in book-entry form and are currently represented by one or more certificates held for the account of The Depository Trust Company (“
DTC
”). If you are a beneficial owner of shares of Series A Preferred Stock that are held by or registered in the name of a bank, broker, dealer, custodian or other nominee, and you wish to participate in the Exchange Offer, you must promptly contact your bank, broker, dealer, custodian or other nominee to instruct it to tender your shares of Series A Preferred Stock. You are urged to instruct your bank, broker, dealer, custodian or other nominee as soon as possible to determine the times by which you must take action in order to participate in the Exchange Offer. If you hold shares directly through DTC, then you may tender your shares of Series A Preferred Stock by transferring them through DTC’s Automated Tender Offer Program (“
ATOP
”).
For shares of Series A Preferred Stock to be properly tendered, the Exchange Agent must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such shares of Series A Preferred Stock and an agent’s message through DTC’s ATOP according to the procedures for book-entry transfer described in this proxy statement/prospectus.
For a more detailed description of the procedures for tendering shares of Series A Preferred Stock, see “The Exchange Offer—Procedures for Tendering Shares of Series A Preferred Stock.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this proxy statement/prospectus contain forward-looking information. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing and refinancing plans, strategic and business plans, projected expenses and capital expenditures, competitive position, growth and acquisition opportunities, and compliance with, and changes in, governmental regulations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.
All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following:

•	failure to consummate the Exchange Offer or any other liability management transactions we may pursue;

•	failure to obtain shareholder approval for the Required Proposals;

•	the increased risks associated with our portfolio stabilization measures;

•	the duration and impact of the COVID-19 pandemic;

•	our ability to raise capital through equity and debt financings, and the cost of such capital;

•	our ability to meet the continued listing requirements of the NYSE American and to maintain the listing of our securities thereon;

•	our dependence on the operating success of our tenants and their ability to meet their obligations to us;

•	the effect of increasing healthcare regulation and enforcement on our tenants, and the dependence of our tenants on reimbursement from governmental and other third-party payors;

•	the effect of our tenants’ potential financial or legal difficulties;

•
the ability and willingness of our tenants to renew their leases with us upon expiration, and our ability to reposition our properties on the same or better terms in the event of nonrenewal or if we otherwise need to replace an existing tenant;

•	the impact of liabilities associated with our legacy business of owning and operating healthcare properties, including pending and potential professional and general liability claims;

•	the availability of, and our ability to identify, suitable acquisition opportunities, and our ability to complete such acquisitions and lease the respective properties on favorable terms; and

•
other risks inherent in the real estate business, including uninsured or underinsured losses affecting our properties, the possibility of environmental compliance costs and liabilities, and the illiquidity of real estate investments.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business” in this proxy statement/prospectus and those set forth in the documents we file from time to time with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We caution you that any forward-looking statements made in this proxy statement/prospectus or the documents incorporated by reference herein are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date of the document in which they appear. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, unless required by law to do so.
Because the Exchange Offer is part of a “going private” transaction within the meaning of Rule
13e-3
under the Exchange Act, the forward-looking statements contained or incorporated by reference in this proxy statement/prospectus made in connection with the Exchange Offer are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

HOW TO OBTAIN ADDITIONAL INFORMATION
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus.
We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 22, 2022 (the “ Annual Report ”); and

•	our Current Report on Form 8-K, filed with the SEC on January 6, 2022.
This information is available to you without charge upon your written or oral request. You can obtain the documents referenced in this proxy statement/prospectus by accessing the SEC’s website maintained at
www.sec.gov
. You may also obtain certain of these documents at our website,
www.regionalhealthproperties.com
, or by requesting copies in writing or by telephone to:
Regional Health Properties, Inc.
454 Satellite Boulevard NW, Suite 100
Suwanee, Georgia 30024
(678)
869-5116
The delivery of this proxy statement/prospectus shall be accompanied by our Annual Report. Additional copies of this proxy statement/prospectus and our Annual Report may be obtained from the Information Agent or the Proxy Solicitor or from the broker, dealer, bank, trust company, custodian or other securities intermediary through which you hold your shares of Series A Preferred Stock.
To obtain timely delivery of these documents, you must request them no later than

, 2022, which is five business days before the date you must make your investment decision.
We believe that the Exchange Offer has a reasonable likelihood of causing the Series A Preferred Stock to (i) be eligible for termination of registration under Section 12(g)(4) of the Exchange Act and (ii) be delisted from the NYSE American.
Accordingly, we have filed with the SEC a joint statement on Schedule
TO/13E-3
(the “
Schedule TO
/13E-3
”), which contains additional information with respect to the Company and the Exchange Offer. The Schedule TO/13E-3, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth above. We will amend the Schedule TO/13E-3 to report any material changes in the terms of the Exchange Offer and to report the final results of the Exchange Offer as required by Exchange Act Rules 13e-3(d)(3),
13e-4(c)(3)
and
13e-4(c)(4).
You should read this proxy statement/prospectus together with any written communication prepared by us or on our behalf in connection with this Exchange Offer together with the additional information described in this proxy statement/prospectus. We have not authorized anyone to provide you with information or to make any representation in connection with the Exchange Offer other than those contained or referenced herein or in the accompanying Letter of Transmittal and other materials. If anyone makes any recommendation or gives any information or representation regarding the Exchange Offer, you should not rely on that recommendation, information or representation as having been authorized by us or our Board of Directors, officers or employees, the Information Agent, the Exchange Agent, the Proxy Solicitor or any other person. You should not assume that the information provided in the Exchange Offer is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this proxy statement/prospectus. We are offering to exchange, and are seeking tenders of, these securities only in jurisdictions where the offers or tenders are permitted.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE SPECIAL MEETING
These answers to questions that you may have as a holder of shares of the Series A Preferred Stock or Common Stock, as well as the summary that follows, highlight selected information included elsewhere or referenced in this proxy statement/prospectus. To fully understand the Exchange Offer, the Proposals and the other considerations that may be important to your decision about whether, for holders of shares of Series A Preferred Stock, to participate in the Exchange Offer and, for holders of shares of Series A Preferred Stock or Common Stock, to approve the Proposals, you should carefully read this proxy statement/prospectus in its entirety, including the section entitled “Risk Factors.” For further information about us, see “How to Obtain Additional Information.”

Q:	WHY IS THE COMPANY OFFERING TO EXCHANGE THE SERIES A PREFERRED STOCK AND REQUESTING APPROVAL OF THE SERIES A CHARTER AMENDMENTS AND THE SERIES B CHARTER AMENDMENTS?

A.
The Exchange Offer is part of our recapitalization to improve our capital structure, enhance the value of our Common Stock and return value to holders of our new Series B Preferred Stock. The Series A Preferred Stock was issued with an annual dividend rate of 10.875% and since October 1, 2018 has had an annual dividend rate of 12.875%. We have not paid dividends on the Series A Preferred Stock since the fourth quarter of 2017, and we do not expect to pay or be able to pay accumulated and unpaid dividends or any other dividends on the Series A Preferred Stock for the foreseeable future. In order to remain competitive and grow our business, it is vital that we significantly reduce the Company’s weighted average cost of capital and enhance the value of the Common Stock. We believe the Exchange Offer, the issuance of the Series B Preferred Stock, the Series A Charter Amendments and the Series B Charter Amendments will have the following benefits to the Company:

•
Reduce the Liquidation Preference of the Preferred Stock.
As of February 15, 2022, the per share liquidation preference of the Series A Preferred Stock is $25.00. If the Required Proposals are approved and the Exchange Offer is consummated, the per share liquidation preference of each share of Series A Preferred Stock outstanding after the Exchange Offer will be reduced to $5.00. The liquidation preference of each share of Series B Preferred Stock will initially be $10.00 and will increase over time to $25.00 upon the fourth anniversary on the original date of issuance, provided that once there are 200,000 or fewer shares (these 200,000 shares, the “
final shares
”) of the Series B Preferred Stock outstanding, the liquidation preference will be reduced to $5.00 per share. This immediate reduction in liquidation preference will create value for holders of Common Stock, reduce our cost of capital and add flexibility to our capital structure.

•
Raise Equity Capital for Acquisition Opportunities
. By reducing the burden of the Series A Preferred Stock’s liquidation and dividend preference over the Common Stock through the Exchange Offer and the Series A Charter Amendments, the Company will delay and reduce dividend payments associated with preferred stock. Dividends on the Series B Preferred Stock will not be paid or accrue until April 1, 2026 (except for the payment of a penalty dividend in shares of Common Stock, if applicable, as described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption”) and will accrue at a rate lower than the current annual dividend rate on the Series A Preferred Stock when dividends commence on April 1, 2026. As a result, the Company will be better positioned to raise new equity capital, which can be used to make acquisitions of additional properties and to attract and retain qualified personnel. Management believes there are a number of attractive acquisition opportunities in the healthcare real estate industry as a result of the
COVID-19
pandemic, which has led to reduced occupancy levels, lower profits and lower valuations at many senior housing facilities. The Company’s operating expenses are relatively fixed as it would not need to add staff to handle the leasing of more facilities, with the result that we believe the Company should be able to achieve accretive acquisitions if it can get access to equity capital at a reasonable price.

•
Provide Capital to Underserved Operators.
We believe that there is a significant opportunity to be a capital source to long-term care operators through the acquisition and leasing of healthcare properties that are consistent with our investment and financing strategy, but that, due to size and other considerations, are not a focus for large healthcare REITs. We seek primarily small to mid-size
acquisition transactions with a focus on individual facilities with existing operators, as well as small groups of facilities and larger portfolios. In addition to pursuing acquisitions using triple-net
lease structures, we may pursue other forms of investment, including partnering with investors, mortgage loans and joint ventures.

•
Reduce the Burden of Accumulated and Unpaid Dividends on Series A Preferred Stock and Defer Dividend Accumulation.
All accumulated and unpaid dividends on our Series A Preferred Stock must be paid prior to any payments of dividends or other distributions on our Common Stock. If the Required Proposals are not approved and the Exchange Offer is not consummated, unpaid dividends on the Series A Preferred Stock will continue to accumulate (whether or not declared or paid) at a rate of approximately $2.249 million per quarter, which will make it increasingly unlikely that the Company will ever be able to pay such accumulated dividends or raise new equity capital. If the Series A Charter Amendments are adopted, approximately $38.0 million in accumulated and unpaid dividends on the Series A Preferred Stock (through February 15, 2022) will be eliminated and not paid, no further dividends on the Series A Preferred Stock will accumulate and the aggregate liquidation preference of the Series A Preferred Stock will be reduced from $70.3 million (which amount does not include the approximately $38.0 million in accumulated and unpaid dividends on the Series A Preferred Stock) as of February 15, 2022 to $4.7 million (if two-thirds
of the shares of Series A Preferred Stock are exchanged) or eliminated if all of the shares of Series A Preferred Stock are exchanged. The aggregate liquidation preference for the Series B Preferred Stock will initially be $18.7 million, if two-thirds
of the shares of Series A Preferred Stock are exchanged, and $28.1 million, if all of the Series A Preferred Stock is exchanged. The Series B Preferred Stock pays no dividends until April 1, 2026 (except for the payment of a penalty dividend in shares of Common Stock, if applicable, as described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption”). We expect to use a combination of cash on hand, cash from operations, new equity capital and debt to repurchase or redeem a significant portion of the Series B Preferred Stock prior to December 31, 2025. We believe that the Exchange Offer is less expensive than any restructuring alternative the Company might seek if the Exchange Offer is not completed and allows the Company’s equity holders to retain and potentially accrue value.

•
Preserve Cash for Strategic Initiatives.
Further, issuing only equity in the Exchange Offer preserves cash for other strategic initiatives, including debt reduction, acquisitions and additional liability management transactions, including the redemption or repurchase of Series B Preferred Stock, if issued, to further enhance the value of our Common Stock and improve our credit profile. See “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption” and “Description of Capital Stock—Series B Preferred Stock—Cumulative Redemption.”

•
Enable Us to Repurchase, Redeem or Otherwise Acquire the Company’s Preferred Stock on a Reasonable Timeframe.
Under the terms of the new Series B Preferred Stock, preferred shareholders may enforce certain director nomination rights against us, as described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights,” if we fail to redeem, repurchase or otherwise acquire, by the applicable date, the applicable cumulative redemption amount, which refers to, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years). Additionally, if, as of the date that is 18 months after the original date of issuance, we have failed to redeem, repurchase or otherwise acquire 1,000,000 shares of Series B Preferred Stock, then within 30 days of such date, we will pay to the holders of Series B Preferred Stock, on a pro rata basis in proportion to the number of shares of Series B Preferred Stock held by such holders, the penalty dividend, payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption.” Redemptions, repurchases or acquisitions meeting these milestones give the Company time to redeem, repurchase or otherwise acquire the Series B Preferred Stock and return value to holders of Series B Preferred Stock in an orderly manner using, in part, the Company’s own internally generated cash flows.

Q:	WHAT ARE THE CONSEQUENCES TO THE COMPANY IF THE EXCHANGE OFFER IS NOT CONSUMMATED AND THE PROPOSED AMENDMENTS ARE NOT ADOPTED?

A.
If the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are not approved or if the other conditions to the Exchange Offer are not satisfied or waived, or if holders of our Series A Preferred Stock or Common Stock, as applicable, do not vote in favor of the Required Proposals at the Special Meeting and we are not able to complete the Exchange Offer, we will continue to be limited in our ability to raise new equity capital. If we are unable to raise new equity capital, we will be limited to only internally generated free cash flow, which could dramatically reduce our ability to grow and exposes us to significant operating and financial risk. If we are not able to complete the Exchange Offer or implement the Series A Charter Amendments and Series B Charter Amendments and thereby improve our capital structure, we will consider other restructuring alternatives that might be available to us at that time. Those alternatives may include, but are not limited to, (i) the sale of profitable assets, (ii) other forms of recapitalization, which could include (a) a distribution or spin-off
of profitable assets, (b) alternative offers to exchange our Series A Preferred Stock, (c) the incurrence of additional debt and (d) obtaining additional equity capital on terms that may be onerous or highly dilutive, (iv) joint ventures or (v) seeking relief through the commencement of a Chapter 11 proceeding or otherwise under the U.S. Bankruptcy Code, including (a) pursuing a plan of reorganization that we would seek to confirm (or “
cram down
”) despite any class of creditors who reject or are deemed to have rejected such plan, (b) seeking bankruptcy court approval for the sale of some, most or all of our assets pursuant to section 363(b) of the U.S. Bankruptcy Code and subsequent liquidation of the remaining assets in the bankruptcy case or (c) seeking another form of bankruptcy relief, all of which would involve uncertainties, potential delays and litigation risks.

Our ability to access capital markets or refinance our indebtedness will depend on the capital markets and our financial condition at such time. There can be no assurance that any such alternative will be pursued or accomplished. We may not be able to engage in any of these activities or engage in any of these activities on desirable terms. Any such alternative could be on terms that are less favorable to the holders of the Series A Preferred Stock than the terms of the Exchange Offer, and holders of the Series A Preferred Stock could receive little or no consideration for their shares of Series A Preferred Stock. There are no restrictive covenants or other obligations under the Charter that limit the Company’s ability to complete a transfer, sale, distribution or spin-off
of profitable assets. Moreover, in any such alternative there can be no assurance that holders of the Series A Preferred Stock will be offered the right to exchange their Series A Preferred Stock or would be entitled to a vote in respect of any such alternative.

Q:	WHY IS THE COMPANY CALLING A SPECIAL MEETING OF THE HOLDERS OF OUR SERIES A PREFERRED STOCK AND COMMON STOCK?

A.
As conditions to the Exchange Offer, we are separately requesting that (i) holders of our Series A Preferred Stock vote to approve the amendment of our Charter to modify the terms of the Series A Preferred Stock, on the terms of the form of proposed Series A Charter Amendments set forth as
Annex A
to this proxy statement/prospectus, in the Preferred Series A Charter Amendment Proposal, (ii) holders of our Series A Preferred Stock vote to approve (a) the amendment of our Charter to increase the authorized number of shares of preferred stock to 6,000,000 shares, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus, and (b) the authorization, creation and designation by the Board pursuant to Section 14-2-602 of the Official Code of Georgia Annotated, from the authorized but undesignated shares of preferred stock, of the Series B Preferred Stock having the rights, preferences and privileges substantially as set forth in the form of amendment to our Charter in
Annex B-2
to this proxy

statement/prospectus and as described under “Description of Capital Stock—Series B Preferred Stock,” in the Series B Preferred Stock Proposal and (iii) holders of our Common Stock vote to approve (a) the amendment of our Charter to modify the terms of the Series A Preferred Stock, on the terms of the form of proposed Series A Charter Amendments set forth as
Annex A
to this proxy statement/prospectus, and (b) the amendment of our Charter to increase the authorized number of shares of the Company to 61,000,000 shares, consisting of 55,000,000 shares of common stock and 6,000,000 shares of preferred stock, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus, in the Common Charter Amendment Proposal. The approval of the Required Proposals by the requisite votes of the shareholders is a condition to the closing of the Exchange Offer. The affirmative vote of the holders of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the Record Date will be required to approve the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal. The affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date will be required to approve the Common Charter Amendment Proposal. In addition, holders of our Series A Preferred Stock and holders of our Common Stock will be asked to vote together as a single class to approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve the Required Proposals. The affirmative vote of a majority of the voting shares represented at the Special Meeting, whether in person or by proxy, voting together as a single class, will be required to approve the Adjournment Proposal.
The following is a summary of the proposed Series A Charter Amendments and is qualified in its entirety by reference to the Charter and the amended text of the affected provisions of the Charter reflecting the Series A Charter Amendments, set forth in
Annex A
to this proxy statement/prospectus, and the Series B Charter Amendments, set forth in
Annex B
to this proxy statement/prospectus. The Series A Charter Amendments, if approved by our shareholders, would:

(1)	reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share;

(2)	eliminate accumulated and unpaid dividends on the Series A Preferred Stock;

(3)	eliminate future dividends on the Series A Preferred Stock;

(4)	eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event;

(5)	reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share;

(6)	reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share; and

(7)	change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference.
In addition, if the Exchange Offer is consummated, each share of Series B Preferred Stock will be senior to each share of Series A Preferred Stock with respect to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up.
We will not consummate this Exchange Offer unless the Required Proposals have been approved by the requisite votes. For additional information regarding the Charter Amendment Conditions and the Series B Preferred Designation Condition, see “The Exchange Offer—Conditions of the Exchange Offer.”

Q.	WHICH PROPOSALS WILL I BE ENTITLED TO VOTE ON AS A HOLDER OF SERIES A PREFERRED STOCK?

A:
As a holder of Series A Preferred Stock, you will be entitled to vote on the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal and the Adjournment Proposal at the Special Meeting.

Q:	WHICH PROPOSALS WILL I BE ENTITLED TO VOTE ON AS A HOLDER OF COMMON STOCK?

A:	As a holder of Common Stock, you will be entitled to vote on the Common Charter Amendment Proposal and the Adjournment Proposal at the Special Meeting.

Q:	WHY DOES THIS PROXY STATEMENT/PROSPECTUS INCLUDE DETAILED INFORMATION ABOUT THE EXCHANGE OFFER WHEN HOLDERS OF COMMON STOCK CANNOT PARTICIPATE IN ANY OF THESE TRANSACTIONS?

A.
If you are a holder of Common Stock, you will not be able to participate in the Exchange Offer except to the extent that you also hold Series A Preferred Stock. We are required to obtain the affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date for the Common Charter Amendment Proposal in connection with the Exchange Offer. The approval of the Common Charter Amendment Proposal creates risks for holders of Common Stock. Please read “Risk Factors.”

Q:	WHAT IF ANY OF THE REQUIRED PROPOSALS DO NOT PASS?

A:
If any of the Required Proposals do not pass, the Exchange Offer will not close, and no shares of Series B Preferred Stock will be created, designated or issued. If the Series A Charter Amendments are not approved at the Special Meeting, then the accumulated and unpaid dividends on the Series A Preferred Stock would not be eliminated and will continue as accumulated and unpaid dividends to the holders of Series A Preferred Stock. Further, dividends on such Series A Preferred Stock will continue to accumulate until declared and paid. See our answer to “Why is the Company offering to exchange the Series A Preferred Stock and requesting approval of the Series A Charter Amendments and Series B Charter Amendments?” above.

For a more complete description of the risks relating to a failure to complete the Exchange Offer, see “Risk Factors—Risks Related to the Exchange Offer.”

Q:	WHAT IF HOLDERS OF SERIES A PREFERRED STOCK AND COMMON STOCK DO NOT VOTE?

A:
If holders of Series A Preferred Stock do not vote on the Preferred Series A Charter Amendment Proposal or Series B Preferred Stock Proposal or holders of Common Stock do not vote on the Common Charter Amendment Proposal, their non-vote
will have the same effect as a vote against the Preferred Series A Charter Amendment Proposal, Series B Preferred Stock Proposal or Common Charter Amendment Proposal, as applicable, but their failure to vote will have no effect on the outcome of the Adjournment Proposal. The Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal must be approved by the affirmative vote of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the Record Date. The Common Charter Amendment Proposal must be approved by the affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date. The affirmative vote of a majority of the voting shares represented at the Special Meeting, whether in person or by proxy, voting together as a single class, will be required to approve the Adjournment Proposal.

The Proposals are
non-routine
items under the rules of the NYSE American and shares may not be voted on these matters by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. A broker non-vote
will act as a vote “against” the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal or the Common Charter Amendment Proposal, as applicable. The Company does not expect any broker non-votes
at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.
See “The Special Meeting—Broker
Non-Votes.”

Q:	DO THE HOLDERS OF SERIES A PREFERRED STOCK HAVE ANY APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER?

A:
No. Holders of Series A Preferred Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer. We will not independently provide such a right.

Q:	HOW MANY SHARES OF SERIES A PREFERRED STOCK IS THE COMPANY OFFERING TO EXCHANGE IN THE EXCHANGE OFFER?

A.
We are offering to exchange any and all shares of the Series A Preferred Stock currently outstanding tendered in the Exchange Offer for newly issued shares of Series B Preferred Stock. In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) prior to the Expiration Date and accepted by us, participating holders of Series A Preferred Stock will receive one share of Series B Preferred Stock.

As of February 15, 2022, 2,811,535 shares of Series A Preferred Stock were outstanding.

Q:	WHAT WILL THE HOLDER RECEIVE IN THE EXCHANGE OFFER IF THE SHARES OF SERIES A PREFERRED STOCK ARE VALIDLY TENDERED AND ACCEPTED BY US?

A.
In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) prior to the Expiration Date and accepted by us, participating holders of Series A Preferred Stock will receive one share of Series B Preferred Stock.

On February 17, 2022, the last reported sales price of the Series A Preferred Stock was $4.4124 per share. Our Series A Preferred Stock is listed on the NYSE American under the symbol
“RHE-PA.”
There is no established trading market for our Series B Preferred Stock. We intend to apply for the listing of shares of our Series B Preferred Stock on the NYSE American, and we expect that the shares of Series B Preferred Stock will trade under the ticker symbol “RHE PRB.” No assurance can be given that our application for this listing will be approved or that a trading market will develop.
Your right to receive the Exchange Consideration in the Exchange Offer is subject to all of the conditions set forth in this proxy statement/prospectus and the related Letter of Transmittal.

Q:	WHAT ARE THE DIFFERENCES BETWEEN THE TERMS OF THE SERIES B PREFERRED STOCK AND THE SERIES A PREFERRED STOCK?

A:
A comparison of the material differences between the rights, preferences and privileges of the Series A Preferred Stock and the rights, preferences and privileges of the Series B Preferred Stock is included in “Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock.”

Q:	WILL THE SERIES B PREFERRED STOCK TO BE ISSUED IN THE EXCHANGE OFFER BE FREELY TRADABLE?

A.	Yes, provided that you are not an affiliate of the Company.

Q:	HOW WILL THE EXCHANGE OFFER AFFECT THE TRADING MARKET FOR THE SHARES OF SERIES A PREFERRED STOCK THAT ARE NOT ACCEPTED FOR EXCHANGE?

A.
If the number of shares of Series A Preferred Stock that remain outstanding after the Exchange Offer is significantly reduced, the trading market for the remaining shares of Series A Preferred Stock may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading of such shares. If the Exchange Offer is consummated or if the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are approved, the NYSE American may delist the shares of Series A Preferred Stock that remain outstanding if it determines that the Series A Preferred Stock no longer meets its listing criteria, including number of shares outstanding, aggregate market value of Series A Preferred Stock or the terms of the Series A Preferred Stock as amended by the Series A Charter Amendments, such that continued listing is inadvisable or unwarranted. If the NYSE American delists our Series A Preferred Stock from trading on its exchange, our Series A Preferred Stock may be able to be quoted in the over-the-counter
market. An investor may find it difficult to obtain accurate quotations as to the market value of our Series A Preferred Stock. Various requirements may be imposed on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Series A Preferred Stock, which may further affect its liquidity. The extent of the market for shares of Series A Preferred Stock following the consummation of the Exchange Offer will depend upon, among other things, the number of outstanding shares of Series A Preferred Stock at such time, the number of holders of shares of Series A Preferred Stock remaining at such time and the interest in maintaining a market in such shares of Series A Preferred Stock on the part of securities firms. The terms of the Series A Preferred Stock outstanding following the Exchange Offer will be significantly less favorable to holders, which may further adversely affect the market for Series A Preferred Stock. In addition, the terms of the Series B Preferred Stock, if issued, will prevent us from repurchasing or redeeming any shares of Series A Preferred Stock, so long as there are any accumulated accrued and unpaid dividends with respect to the Series B Preferred Stock.

Q:	WHAT RIGHTS WILL HOLDERS OF SERIES A PREFERRED STOCK LOSE IF THEY TENDER THEIR SHARES OF SERIES A PREFERRED STOCK IN THE EXCHANGE OFFER?

A.
If your shares of Series A Preferred Stock are properly tendered and accepted for exchange pursuant to the Exchange Offer, you will lose the rights of a holder of such shares of Series A Preferred Stock, which are described below in this proxy statement/prospectus. For example, if your shares of Series A Preferred Stock are accepted for exchange in the Exchange Offer, you will lose your right to receive quarterly dividends in respect of the shares of Series A Preferred Stock, including previously accumulated and unpaid dividends, when and as declared by our Board of Directors. As of February 15, 2022, as a result of the suspension of the dividend payment on the Series A Preferred Stock commencing with the fourth quarter 2017 dividend period, the Company has approximately $38.0 million in accumulated and unpaid dividends on its Series A Preferred Stock, or approximately $13.52 per share.

In addition, if your shares of Series A Preferred Stock are properly tendered and accepted for exchange pursuant to the Exchange Offer, you will also lose the right to receive, out of the assets of the Company available for distribution to our shareholders and before any distribution is made to the holders of securities ranking junior to the Series A Preferred Stock (including our Common Stock), subject to the rights of holders of securities ranking equally or senior to the Series A Preferred Stock (including the Series B Preferred Stock, if issued), a liquidation preference and an amount in cash equal to all accumulated and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date of final distribution to such holders, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.
In addition, if your shares of Series A Preferred Stock are properly tendered and accepted for exchange pursuant to the Exchange Offer, you will lose the right to elect the Penalty Directors (as defined herein) to the Board of Directors as a result of unpaid dividends on the Series A Preferred Stock.

Q:
IF THE EXCHANGE OFFER IS CONSUMMATED AND HOLDERS OF SERIES A PREFERRED STOCK DO NOT PARTICIPATE, HOW WILL THEIR RIGHTS AND OBLIGATIONS UNDER THEIR REMAINING OUTSTANDING SHARES OF SERIES A PREFERRED STOCK BE AFFECTED?

A:	If the Series A Charter Amendments are effected, the rights of holders of Series A Preferred Stock will be significantly reduced, including in the following ways:

(1)	the stated liquidation preference per share of Series A Preferred Stock will be reduced from $25.00 to $5.00 per share;

(2)
the dividends payable quarterly in cash when and as declared by the Board of Directors, and the accumulation at a rate of 12.875% per annum of the $25.00 per share liquidation preference, would be eliminated;

(3)	the approximately $38.0 million in accumulated and unpaid Series A Preferred Stock dividends would be eliminated;

(4)	penalty events and the right of holders of Series A Preferred Stock to elect directors to the Board of Directors upon the occurrence of a penalty event would be eliminated;

(5)	the redemption price of the Series A Preferred Stock in the event of an optional redemption will be reduced to $5.00 per share;

(6)	the redemption price of the Series A Preferred Stock in the event of a “change of control” will be reduced to $5.00 per share; and

(7)	the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock will be changed to one vote per $5.00 liquidation preference.
In addition, the terms of the Series B Preferred Stock, if issued, will prevent us from repurchasing or redeeming any shares of Series A Preferred Stock, so long as there are any accumulated accrued and unpaid dividends with respect to the Series B Preferred Stock.
In addition, if the Exchange Offer is consummated, each share of Series B Preferred Stock will be senior to each share of Series A Preferred Stock with respect to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up and have an initial liquidation preference of $10.00 per share.

Q:	WHAT DOES THE COMPANY INTEND TO DO WITH THE SHARES OF SERIES A PREFERRED STOCK THAT ARE EXCHANGED IN THE EXCHANGE OFFER?

A:	Shares of Series A Preferred Stock accepted for exchange by us in the Exchange Offer will be restored to the status of authorized but unissued shares of undesignated preferred stock.

Q:	IS THE COMPANY MAKING A RECOMMENDATION REGARDING WHETHER HOLDERS OF SERIES A PREFERRED STOCK SHOULD PARTICIPATE IN THE EXCHANGE OFFER?

A:
No, we are not making any recommendation regarding whether you should tender or refrain from tendering your shares of Series A Preferred Stock for exchange in the Exchange Offer. None of the Board of Directors, our officers and employees, the Information Agent, the Exchange Agent, the Proxy Solicitor, or any other person is making any recommendation to any holder of Series A Preferred Stock as to whether or not you should tender shares of Series A Preferred Stock in the Exchange Offer. Accordingly, you must make your own investment decision regarding the Exchange Offer based upon your own assessment of the market value of the Series A Preferred Stock, the likely value of the Series B Preferred Stock you would receive in the Exchange Offer, the trading price and terms of the Series A Preferred Stock after approval of the Series A Charter Amendments, the potential consequences to the Company and your investment of the failure to effect the Series A Charter Amendments or the Series B Charter Amendments and consummate the Exchange Offer, your liquidity needs, your investment objectives and any other factors you deem relevant. Before making your decision, we urge you to read this proxy statement/prospectus carefully in its entirety, including the information set forth in the section of this proxy statement/prospectus entitled “Risk Factors.”
The Board of Directors has authorized and approved the Exchange Offer. In addition, the Board of Directors, acting on behalf of the Company, determined that the Exchange Offer is procedurally and substantively fair to, and in the best interests of, the holders of Series A Preferred Stock. See “Special Factors—Determination of Fairness of the Exchange Offer by the Company.”

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT HOLDERS OF SERIES A PREFERRED STOCK AND HOLDERS OF COMMON STOCK VOTE?

A:
The Board of Directors recommends that the holders of Series A Preferred Stock vote “
FOR
” each of the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal and the Adjournment Proposal and the holders of Common Stock vote “
FOR
” each of the Common Charter Amendment Proposal and the Adjournment Proposal.

Q:
WHAT RISKS SHOULD HOLDERS OF SERIES A PRFERRED STOCK CONSIDER IN DECIDING WHETHER OR NOT TO TENDER THEIR SHARES OF SERIES A PREFERRED STOCK AND HOLDERS OF SERIES A PREFERRED STOCK AND HOLDERS OF COMMON STOCK CONSIDER IN DECIDING WHETHER OR NOT TO VOTE TO APPROVE THE PROPOSALS?

A:
Holders of Series A Preferred Stock, in deciding whether to participate in the Exchange Offer, and holders of Series A Preferred Stock and holders of Common Stock, in deciding whether to vote to approve the Proposals, should carefully consider the discussion of risks and uncertainties affecting our business, the Series A Preferred Stock and the Common Stock that are described in “Risk Factors” in this proxy statement/prospectus and our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

Q:	WHAT ARE THE CONDITIONS OF THE EXCHANGE OFFER?

A:	The Exchange Offer is subject to several conditions, including, among other things:

•	the Charter Amendment Conditions;

•	the Series B Preferred Designation Condition; and

•	the Registration Statement Condition.
In addition, the Exchange Offer is subject to the conditions described in “The Exchange Offer—Conditions of the Exchange Offer” herein.
We will, subject to the rules and regulations of the SEC, in our reasonable judgment, determine whether any of the conditions to the Exchange Offer have been satisfied and whether to waive any conditions that have not been satisfied. If any of the conditions are not satisfied or waived for the Exchange Offer, we will not complete the Exchange Offer. The Charter Amendment Conditions, the Series B Preferred Designation Condition and the Registration Statement Condition may not be waived. See “The Exchange Offer—Conditions of the Exchange Offer” and “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Q:	IS THE EFFECTIVENESS OF THE SERIES A CHARTER AMENDMENTS SUBJECT TO THE COMPLETION OF THE EXCHANGE OFFER?

A:
No, if the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are approved by our shareholders, then we will implement the Series A Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series A Charter Amendments, regardless of whether the Exchange Offer is consummated.

Q:	WHEN DOES THE EXCHANGE OFFER EXPIRE?

A:	The Exchange Offer will expire at the Expiration Date, which is 11:59 p.m., New York City time, on , 2022, unless extended or earlier terminated by us.

Q:	UNDER WHAT CIRCUMSTANCES CAN THE EXCHANGE OFFER BE EXTENDED, AMENDED OR TERMINATED?

A:
We reserve the right to extend the Exchange Offer for any reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the Expiration Date. If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. In addition, we will take steps to ensure that the Exchange Offer remains open for the minimum number of days, as required by law, following the date we disseminate disclosure regarding the changes. During any extension of the Exchange Offer, shares of Series A Preferred Stock that were previously tendered for exchange pursuant to the Exchange Offer and not validly withdrawn will remain subject to the Exchange Offer. We reserve the right, in our sole and absolute discretion, to terminate the Exchange Offer at any time prior to the Expiration Date if any condition is not met. If the Exchange Offer is terminated, no shares of Series A Preferred Stock tendered in the Exchange Offer will be accepted for exchange and any shares of Series A Preferred Stock that have been tendered for exchange will be returned to the holder promptly after the termination at our expense. For more information regarding our right to extend, amend or terminate the Exchange Offer, see “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Q:	HOW WILL HOLDERS OF SERIES A PREFERRED STOCK BE NOTIFIED IF THE EXCHANGE OFFER IS EXTENDED, AMENDED OR TERMINATED?

A:
We will issue a press release or otherwise publicly announce any extension, amendment or termination of the Exchange Offer. In the case of an extension, we will promptly make a public announcement by issuing a press release no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. For more information regarding notification of extensions, amendments or the termination of the Exchange Offer, see “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Q:
ARE THE COMPANY’S RESULTS OF OPERATIONS, FINANCIAL CONDITION AND BUSINESS PROSPECTS RELEVANT TO THE DECISION OF HOLDERS OF SERIES A PREFERRED STOCK TO TENDER THEIR SHARES OF SERIES A PREFERRED STOCK FOR EXCHANGE IN THE EXCHANGE OFFER?

A:
Yes. The prices of our Common Stock and our Series A Preferred Stock are closely linked to our results of operations, financial condition and business prospects. For information about our results of operations and financial condition and factors affecting our business prospects, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included herein and in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

Q:	WHAT IS THE ACCOUNTING TREATMENT OF THE EXCHANGE OFFER?

A:
For each share of Series A Preferred Stock that is exchanged in the Exchange Offer, we will eliminate from our Series A Preferred Stock equity account an amount equal to the sum of $25.00 and an offset amount for the allocation of Series A Preferred Stock issuance costs. The amount eliminated, which nets to $22.20 per share of Series A Preferred Stock, will be replaced by an equivalent amount in our Series B Preferred Stock capital account.

Q:	WHAT IS THE EXPECTED U.S. FEDERAL INCOME TAX TREATMENT OF THE EXCHANGE OFFER?

A:
The Exchange Offer is expected to constitute either a taxable sale or exchange of Series A Preferred Stock or a taxable distribution to the extent of our accumulated earnings and profits, which may depend in part upon the tendering owner’s situation. For a more fulsome discussion of the tax consequences of the Exchange Offer, please see the discussion under “Material U.S. Federal Income Tax Considerations.”

Q:	WHAT ARE THE EXPECTED U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING THE SERIES B PREFERRED STOCK?

A:
Distributions in respect of the Series B Preferred Stock will generally be taxable as dividends to the extent of our current and accumulated earnings and profits, with any excess constituting a return of basis to the extent of a holder’s basis in such shares, and any amount in excess thereof being taxable as a capital gain. Holders of the Series B Preferred Stock will be deemed to receive distributions with respect to the scheduled increases in the liquidation preference on such shares, and, if made, the penalty dividend payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption.” Additionally, if the initial redemption price of the Series B Preferred Stock exceeds the issue price of the Series B Preferred Stock, that excess will similarly be taxable as a series of deemed distributions. For a more fulsome discussion of the tax consequences of owning the Series B Preferred Stock, please see the discussion under “Material U.S. Federal Income Tax Considerations.”

Q:	WILL THE COMPANY RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OFFER?

A:	No. We will not receive any cash proceeds from the Exchange Offer.

Q:	HOW DO HOLDERS OF SERIES A PREFERRED STOCK TENDER THEIR SHARES OF SERIES A PREFERRED STOCK FOR EXCHANGE IN THE EXCHANGE OFFER?

A:
If your shares of Series A Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to participate in the Exchange Offer, you should contact that registered holder promptly and instruct such holder to tender your shares of Series A Preferred Stock on your behalf. If you are a participant of DTC, you may electronically transmit your acceptance through DTC’s ATOP. See “The Exchange Offer—Procedures for Tendering Shares of Series A Preferred Stock” and “The Exchange Offer—The Depository Trust Company Book-Entry Transfer Procedures.”

For further information on how to tender shares of Series A Preferred Stock, contact the Information Agent or the Exchange Agent at the telephone number set forth on the back cover of this proxy statement/prospectus or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

Q:	WHAT HAPPENS IF SOME OR ALL OF MY SHARES OF SERIES A PREFERRED STOCK ARE NOT ACCEPTED FOR EXCHANGE?

A:
If we decide not to accept your shares of Series A Preferred Stock because of an invalid tender, the occurrence of the other events set forth in this proxy statement/prospectus or otherwise, the shares not accepted by us will be returned to you, at our expense, promptly after the expiration or termination of the Exchange Offer by book-entry transfer to your account at DTC, as applicable.

Q:	UNTIL WHEN MAY HOLDERS OF SERIES A PREFERRED STOCK WITHDRAW SHARES OF SERIES A PREFERRED STOCK PREVIOUSLY TENDERED FOR EXCHANGE?

A:
If not previously returned, you may withdraw shares of Series A Preferred Stock that were previously tendered for exchange at any time prior to the expiration of the Exchange Offer. In addition, you may withdraw any shares of Series A Preferred Stock that you tender that are not accepted for exchange by us after the expiration of 40 business days from the commencement of the Exchange Offer, if such shares of Series A Preferred Stock have not been previously returned to you. For more information, see “The Exchange Offer—Withdrawal Rights.”

Q:	HOW DO HOLDERS OF SERIES A PREFERRED STOCK WITHDRAW SHARES OF SERIES A PREFERRED STOCK PREVIOUSLY TENDERED FOR EXCHANGE IN THE EXCHANGE OFFER?

A:
For a withdrawal to be effective, the Exchange Agent must receive a computer-generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC, or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, prior to the Expiration Date. For more information regarding the procedures for withdrawing shares of Series A Preferred Stock, see “The Exchange Offer—Withdrawal Rights.”

If you previously submitted a proxy, an effective withdrawal will not revoke such proxy or change your vote(s) contained within such proxy. For more information regarding the procedures for revoking your proxy, see “The Special Meeting—Revocability of Proxy” and “The Special Meeting—Right to Revoke Proxy.”

Q:	WHO CAN HOLDERS OF SERIES A PREFERRED STOCK AND HOLDERS OF COMMON STOCK CONTACT TO REQUEST ANOTHER COPY OF THIS PROXY STATEMENT/PROSPECTUS OR WITH QUESTIONS ABOUT THE SPECIAL MEETING?

A:	You can contact the Information Agent engaged for the Exchange Offer and the Proxy Solicitor engaged for this proxy solicitation at:
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free: (800)
662-5200
Banks and brokers call collect: (203)
658-9400
E-mail:
RHE@investor.morrowsodali.com

SUMMARY
The following summary contains basic information about us and the Exchange Offer. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information included or incorporated by reference in this proxy statement/prospectus. You should carefully consider the information contained or incorporated by reference in this proxy statement/prospectus, including the information set forth under the heading “Risk Factors” in this proxy statement/prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”
As a holder of Common Stock, you will not have an opportunity to participate in the Exchange Offer except to the extent you also hold Series A Preferred Stock. However, you will be asked to approve the applicable Required Proposals at the Special Meeting, which must be approved to effect the Exchange Offer.
Our Company
Regional Health Properties, Inc., through its subsidiaries, is a self-managed real estate investment company that invests primarily in real estate purposed for long-term care and senior living. Our business primarily consists of leasing and subleasing such facilities to third-party tenants, which operate the facilities. As of December 31, 2021, the Company owned, leased, or managed for third parties 24 facilities primarily in the Southeast. The operators of the Company’s facilities provide a range of healthcare services to their patients and residents, including skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term and short-stay patients and residents. Effective January 1, 2021, the Company commenced operation of one previously subleased facility as a portfolio stabilization measure.
Our principal executive offices are located at 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024, and our telephone number is (678)
869-5116.
We maintain a website at
www.regionalhealthproperties.com
. The contents of our website are not incorporated by reference herein.
Risk Factors Summary
Holders of Series A Preferred Stock and holders of Common Stock, in deciding whether to participate in the Exchange Offer and vote to approve the Proposals, as applicable, should carefully consider the discussion of risks and uncertainties affecting our business, the Series A Preferred Stock and the Common Stock that are described in “Risk Factors” included in this proxy statement/prospectus and in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

Summary Terms of the Exchange Offer
The material terms of the Exchange Offer are summarized below. In addition, we urge you to read the detailed descriptions in the sections of this proxy statement/prospectus entitled “The Exchange Offer” and “Description of Capital Stock.”

Offeror	Regional Health Properties, Inc.

Series A Preferred Stock Subject to the Exchange Offer	All outstanding shares of our Series A Preferred Stock.

Exchange Offer	We are offering to exchange, upon the terms and subject to the conditions set forth in this proxy statement/prospectus and the accompanying Letter of Transmittal, any and all shares of our Series A Preferred Stock tendered in the Exchange Offer for newly issued Series B Preferred Stock. In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) prior to the Expiration Date and accepted by us, participating holders of Series A Preferred Stock will receive one share of Series B Preferred Stock.

Special Meeting Proposals
As conditions to the Exchange Offer, we are separately requesting that (i) holders of our Series A Preferred Stock vote to approve the amendment of our Charter to modify the terms of the Series A Preferred Stock, on the terms of the form of proposed Series A Charter Amendments set forth as
Annex A
to this proxy statement/prospectus, in the Preferred Series A Charter Amendment Proposal, (ii) holders of our Series A Preferred Stock vote to approve (a) the amendment of our Charter to increase the authorized number of shares of preferred stock to 6,000,000 shares, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus, and (b) the authorization, creation and designation by the Board pursuant to Section 14-2-602 of the Official Code of Georgia Annotated, from the authorized but undesignated shares of preferred stock, of the Series B Preferred Stock having the rights, preferences and privileges substantially as set forth in the form of amendment to the Charter in
Annex B-2
to this proxy statement/prospectus and as described under “Description of Capital Stock—Series B Preferred Stock,” in the Series B Preferred Stock Proposal and (iii) holders of our Common Stock vote to approve (a) the amendment of our Charter to modify the terms of the Series A Preferred Stock, on the terms of the form of proposed Series A Charter Amendments set forth as
Annex A
to this proxy statement/prospectus, and (b) the amendment of our Charter to increase the authorized number of shares of the Company to 61,000,000 shares, consisting of 55,000,000 shares of common stock and 6,000,000 shares of preferred stock, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus in the Common Charter Amendment Proposal. The approval of the Required Proposals by the requisite votes of the shareholders is a condition to the closing of the Exchange Offer. The affirmative vote of the holders of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the Record Date will be required to approve the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal. The affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date will be required to approve the Common Charter Amendment Proposal. In addition, holders of our Series A Preferred Stock and Common Stock will be asked to vote together as a single class to approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve the Required Proposals. The affirmative vote of a majority of the voting shares represented at the Special Meeting, whether in person or by proxy, voting together as a single class, will be required to approve the Adjournment Proposal.

The following is a summary of the proposed Charter Amendments and is qualified in its entirety by reference to the Charter and the amended text of the affected provisions of the Charter reflecting the Series A Charter Amendments, set forth in
Annex A
to this proxy statement/prospectus. The Series A Charter Amendments, if approved by our shareholders, would:

(1)	reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share;

(2)	eliminate accumulated and unpaid dividends on the Series A Preferred Stock;

(3)	eliminate future dividends on the Series A Preferred Stock;

(4)	eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event;

(5)	reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share;

(6)	reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share; and

(7)	change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference.

In addition, if the Exchange Offer is consummated, each share of Series B Preferred Stock will be senior to each share of Series A Preferred Stock with respect to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up.

We will not consummate this Exchange Offer unless the Required Proposals have been approved by the requisite votes. For additional information regarding the Charter Amendment Conditions and the Series B Preferred Designation Condition, see “The Exchange Offer—Conditions of the Exchange Offer.”

Expiration Date	The Exchange Offer will expire at the Expiration Date, which is 11:59 p.m., New York City time, on , 2022, unless extended or earlier terminated by us. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Withdrawal; Non-Acceptance	You may withdraw shares of Series A Preferred Stock tendered in the Exchange Offer at any time prior to the expiration of the Exchange Offer. In addition, if not previously returned, you may withdraw any shares of Series A Preferred Stock tendered in the Exchange Offer that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the Exchange Offer. To withdraw previously tendered shares of Series A Preferred Stock, you are required to submit a notice of withdrawal to the Exchange Agent in accordance with the procedures described herein and in the Letter of Transmittal.

If we decide for any reason not to accept any shares of Series A Preferred Stock tendered for exchange, the shares will be returned to the tendering holder at our expense promptly after the expiration or termination of the Exchange Offer.

Any withdrawn or unaccepted shares of Series A Preferred Stock that were tendered through ATOP will be credited to the tendering holder’s account at DTC.

For further information regarding the withdrawal of tendered shares of Series A Preferred Stock, see “The Exchange Offer—Withdrawal Rights.”

Settlement Date	We will issue Series B Preferred Stock in exchange for shares of Series A Preferred Stock that are accepted for exchange promptly after the Expiration Date.

Exchange Consideration	In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) by the Expiration Date and accepted by us, participating holders of Series A Preferred Stock will receive one share of Series B Preferred Stock.

Holders that tender their shares of Series A Preferred Stock that are accepted for exchange will forfeit any claim to all accumulated and unpaid dividends on their Series A Preferred Stock, regardless of when accumulated, whether before or after the date hereof and including any interest that may accumulate through the settlement date for the Exchange Offer.

Trading and Related Matters	The Series B Preferred Stock issuable pursuant to the Exchange Offer is being registered under the Securities Act and will be freely tradable, except by our affiliates.

We intend to apply for the listing of shares of our Series B Preferred Stock on the NYSE American, and we expect that the shares of Series B Preferred Stock will trade under the ticker symbol

“RHE PRB.” No assurance can be given that our application for this listing will be approved or that a trading market will develop.

Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock	The Series A Preferred Stock and Series B Preferred Stock have different rights. For more information about these differences, see “Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock.”

Holders Eligible to Participate in the Exchange Offer	All holders of Series A Preferred Stock are eligible to participate in the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions of the Exchange Offer	The Exchange Offer is subject to the satisfaction of certain conditions, including the Charter Amendment Conditions and the Series B Preferred Designation Condition. For a complete description of the conditions of the Exchange Offer, see “The Exchange Offer—Conditions of the Exchange Offer.”

Effectiveness of Charter Amendments	If the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are approved by our shareholders, then we will implement the Series A Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series A Charter Amendments, regardless of whether the Exchange Offer is consummated. We will implement the Series B Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series B Charter Amendments if and only if the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal and the Common Charter Amendment Proposal are approved by our shareholders.

Procedures for Tendering Shares of Series A Preferred Stock	If your shares of Series A Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to participate in the Exchange Offer, you should contact that registered holder promptly and instruct such holder to tender your shares of Series A Preferred Stock on your behalf. If you are a DTC participant, you may electronically transmit your acceptance through DTC’s ATOP. See “The Exchange Offer—Procedures for Tendering Shares of Series A Preferred Stock” and “The Exchange Offer—The Depository Trust Company Book-Entry Transfer Procedures.”

For further information on how to tender shares of Series A Preferred Stock, contact the Information Agent or the Exchange Agent at the telephone number set forth on the back cover of this proxy statement/prospectus or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

Amendment and Termination	We have the right to terminate or withdraw, in our reasonable discretion, the Exchange Offer at any time and for any reason if the conditions to the Exchange Offer are not met by the Expiration Date, regardless of the circumstances giving rise to such condition (other than any action or failure to act by us). We reserve the right, subject to applicable law, (i) to waive certain of the conditions of the Exchange Offer on or prior to the Expiration Date and (ii) to amend the terms of the Exchange Offer. If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. In addition, we will take steps to ensure that the Exchange Offer remains open for the minimum number of days, as required by law, following the date we disseminate disclosure regarding the changes. The Charter Amendment Conditions, the Series B Preferred Designation Condition and the Registration Statement Condition may not be waived. In the event that the Exchange Offer is terminated, validly withdrawn or otherwise not consummated on or prior to the Expiration Date, no consideration will be paid or become payable to holders who have properly tendered their shares of Series A Preferred Stock pursuant to the Exchange Offer. In any such event, the shares previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Consequences of Failure to Exchange Series A Preferred Stock	Shares of Series A Preferred Stock not accepted for exchange in the Exchange Offer will remain outstanding after consummation of the Exchange Offer. If a sufficiently large number of shares of Series A Preferred Stock do not remain outstanding after the Exchange Offer, the trading market for the remaining shares of Series A Preferred Stock may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading of the Series A Preferred Stock. Further, if the Series A Charter Amendments are effected, the rights of holders of Series A Preferred Stock will be significantly reduced. In addition, the terms of the Series B Preferred Stock, if issued, will prevent us from repurchasing or redeeming any shares of Series A Preferred Stock, so long as there are any accumulated accrued and unpaid dividends with respect to the Series B Preferred Stock. See “The Exchange Offer—Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer” and “Risk Factors.”

Material U.S. Federal Income Tax Considerations of the Exchange Offer	See “Material U.S. Federal Income Tax Considerations.” You are urged to consult your own tax advisors for a full understanding of the tax considerations of participating in the Exchange Offer in light of your own particular circumstances.

Brokerage Commissions	No brokerage commissions are payable by the holders of Series A Preferred Stock to the Exchange Agent or us. If your shares of Series A Preferred Stock are held through a broker or other nominee who tenders the shares on your behalf, your broker or nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer.

No Appraisal Rights in Connection with the Exchange Offer	Holders of Series A Preferred Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer. We will not independently provide such a right.

Risk Factors	Your decision whether to participate in the Exchange Offer and to exchange your shares of Series A Preferred Stock for the Exchange Consideration will involve risk. You should be aware of and carefully consider the risk factors set forth in “Risk Factors,” along with all of the other information provided or referred to in this proxy statement/prospectus, before deciding whether to participate in the Exchange Offer.

Regulatory Approvals	We are not aware of any other material regulatory approvals necessary to complete the Exchange Offer, other than effectiveness of the Registration Statement of which this proxy statement/prospectus is a part and our obligation to file a Schedule
TO/13E-3
with the SEC and to otherwise comply with applicable securities laws.

Exchange Agent	Continental Stock Transfer & Trust Company

Proxy Solicitor and Information Agent	Morrow Sodali LLC

Further Information	If you have questions about the terms of the Exchange Offer or the procedures for tendering shares of Series A Preferred Stock in the Exchange Offer or require assistance in tendering your shares of Series A Preferred Stock, please contact the Information Agent or the Exchange Agent. The contact information for the Information Agent and the Exchange Agent is set forth on the back cover of this proxy statement/prospectus. If you would like additional copies of this proxy statement/prospectus, our annual, quarterly and current reports and other information that we reference in this proxy statement/prospectus, please contact either the Information Agent or Exchange Agent or Investor Relations at the Company. The Company has also posted the documentation on its website at
www.regionalhealthproperties.com
. See “How to Obtain Additional Information.”

Summary Terms of the Series B Preferred Stock
The following summary contains basic terms about the Series B Preferred Stock to be issued as Exchange Consideration in the Exchange Offer and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Series B Preferred Stock, see the section of this proxy statement/prospectus entitled “Description of Capital Stock—Series B Preferred Stock.” Terms used but not defined in this “Summary Terms of the Series B Preferred Stock” section have the meaning ascribed to them in the section entitled “Description of Capital Stock—Series B Preferred Stock.”

Issuer	Regional Health Properties, Inc.

Securities to be Issued	12.5% Series B Cumulative Redeemable Preferred Shares.

Dividends	Dividends on the Series B Preferred Stock will not be paid or accrue until April 1, 2026. Beginning on April 1, 2026, holders of the Series B Preferred Stock are entitled to receive, when, as and if approved by our Board of Directors, out of funds legally available for the payment of distributions and declared by us, cumulative dividends at the rate of 12.5% per annum of the liquidation preference of the Series B Preferred Stock in effect on the first calendar day of the applicable dividend period (as described under “Description of Capital Stock—Series B Preferred Stock—Dividends” and subject to the sixth paragraph under that section). Dividends will be paid in cash. Dividends on the Series B Preferred Stock accrue and accumulate on each issued and outstanding share of the Series B Preferred Stock on a daily basis from April 1, 2026 and are payable quarterly in equal amounts in arrears on or about the dividend payment date, which is the last calendar day of each dividend period commencing on April 1, 2026; provided that if any dividend payment date is not a business day, then the dividend which would have been payable on that dividend payment date will be paid on the next succeeding business day.

In addition, the terms of the Series B Preferred Stock, if issued, will prevent us from repurchasing or redeeming any shares of Series A Preferred Stock, so long as there are any accumulated accrued and unpaid dividends with respect to the Series B Preferred Stock.

Penalties as a Result of Failure to Pay Dividends
If, at any time, there is a dividend default (with respect to the Series B Preferred Stock, as defined under “Description of Capital Stock—Series B Preferred Stock—Failure to Make Dividend Payments”) because dividends on the outstanding Series B Preferred Stock are accrued but not paid in full for any six consecutive or non-consecutive
dividend periods, then, commencing on the first day after the dividend payment date on which a dividend default occurs and continuing until we have paid all accumulated accrued and unpaid dividends on the shares of the Series B Preferred Stock in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for payment), the holders of the Series B Preferred Stock will have the voting rights described under “Description of Capital Stock—Series B Preferred Stock—Voting Rights.” Once we have paid all accumulated accrued and unpaid dividends in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for such payment), the foregoing provisions will not be applicable, unless we again fail to pay any dividend for any future dividend period.

Ranking	The Series B Preferred Stock ranks: (i) senior to our Common Stock, our Series A Preferred Stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up; (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up; (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds
of the outstanding shares of Series B Preferred Stock); and (iv) junior to all our existing and future indebtedness.

Optional Redemption	We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the then-applicable liquidation preference per share of Series B Preferred Stock (subject to the last paragraph under “Description of Capital Stock—Series B Preferred Stock—Redemption”), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the date fixed for redemption, without interest.

Cumulative Redemption	Under the terms of the new Series B Preferred Stock, preferred shareholders may enforce certain director nomination rights against us, as described below, if we fail to redeem, repurchase or otherwise acquire, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years).

If, as of any cumulative redemption measurement date, we have failed to redeem, repurchase or otherwise acquire the applicable cumulative redemption amount, then (i) commencing on the first day after such cumulative redemption measurement date and continuing until the date a “correction event” (with respect to the Series B Preferred Stock, as defined under “Description of Capital Stock—Series B Preferred Stock—Voting Rights”) with respect to such cumulative redemption default occurs, the holders of Series B Preferred Stock will have the director nomination rights described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights”; and (ii) following any cumulative redemption default that has been cured by us, if we subsequently fail to redeem, repurchase or otherwise acquire the applicable cumulative redemption amount as of the applicable cumulative redemption measurement date, such subsequent failure shall constitute a separate cumulative redemption default, and the foregoing provisions of clause (i) of this sentence shall immediately apply until such time as a correction event occurs with respect to such subsequent cumulative redemption default.

Milestone Redemption	If, as of the date that is 18 months after the original date of issuance, we have failed to redeem, repurchase or otherwise acquire 1,000,000 shares of Series B Preferred Stock, then within 30 days of such date, we shall pay to the holders of Series B Preferred Stock, on a pro rata basis in proportion to the number of shares of Series B Preferred Stock held by such holders, the penalty dividend, payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption.”

Special Redemption Upon Change of Control	If a change of control of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series B Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a redemption price equal to the then-applicable liquidation preference per share of Series B Preferred Stock (subject to the last paragraph under “Description of Capital Stock—Series B Preferred Stock—Redemption”), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the redemption date, without interest.

Liquidation Preference
The “
liquidation preference
” with respect to the Series B Preferred Stock means (i) from and including the original date of issuance to, but excluding, the date that is 18 months after the original date of issuance, $10.00 per share of Series B Preferred Stock, (ii) from and including the date that is 18 months after the original date of issuance to, but excluding, the date that is 24 months after the original date of issuance, $11.00 per share of Series B Preferred Stock, (iii) from and including the date that is 24 months after the original date of issuance to, but excluding, the date that is 36 months after the original date of issuance, $12.50 per share of Series B Preferred Stock, (iv) from and including the date that is 36 months after the original date of issuance to, but excluding, the date that is 48 months after the original date of issuance, $14.50 per share of Series B Preferred Stock and (v) from and including the date that is 48 months after the original date of issuance, $25.00 per share of Series B Preferred Stock, plus, in the case of this clause (v) only, an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption of the Series B Preferred Stock or the date of final distribution to such holders, as applicable, without interest; provided, however, that the liquidation preference for the final shares will be $5.00 per final share.

If we liquidate, dissolve or wind up our operations, then the holders of the Series B Preferred Stock have the right to receive the then-applicable liquidation preference per share of Series B Preferred Stock, before any distributions or payments are made to the holders of any Common Stock, Series A Preferred Stock or any other class or series of junior shares. The rights of the holders of the Series B Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.

Voting Rights	Holders of Series B Preferred Stock generally have no voting rights, except as set forth below in this “—Voting Rights” section or under “—Director Nomination Rights” or as otherwise required by law.

When a dividend default has occurred, then the holders of the Series B Preferred Stock (voting together as a class with all other classes or series of our stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until a correction event as described under “Description of Capital Stock—Series B Preferred Stock—Voting Rights” has occurred with respect to such dividend default.

When a delisting event (with respect to the Series B Preferred Stock, as defined under “Description of Capital Stock—Series B Preferred Stock—“Failure to Maintain a Listing on a National Exchange”) has occurred, then the holders of the Series B Preferred Stock (voting together as a class with all other classes or series of our stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors referred to below) will be entitled to vote for the election of one additional director to serve on our Board of Directors until a correction event as described under “Description of Capital Stock—Series B Preferred Stock—Voting Rights” has occurred with respect to such delisting event.

In addition, the affirmative vote of the holders of at least two-thirds
of the outstanding shares of Series B Preferred Stock is required for us to authorize or issue any class or series of senior shares or to amend any provisions of our Charter so as to materially and adversely affect any rights of the Series B Preferred Stock. See “Description of Capital Stock—Series B Preferred Stock—Voting Rights.”

Director Nomination Rights	If a cumulative redemption default has occurred and continuing until the date a correction event with respect to such cumulative redemption default occurs, we shall include in our proxy statement (including our form of proxy and ballot) for the next annual meeting of shareholders (or, if such default occurs less than 60 days before the date fixed for the next annual meeting, the second annual meeting after such occurrence), the name of any nominee for election to the Board submitted pursuant to these director nomination rights, subject to the requirements described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights.”

If a correction event with respect to a cumulative redemption default has not occurred at or prior to the commencement of the applicable annual meeting, then one director shall be elected out of the preferred nominee(s) by a plurality of the votes cast by the shares of Series B Preferred Stock at the annual meeting.

No Maturity	The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, except following a change of control and the cumulative redemption provisions. Shares of the Series B Preferred Stock that are not required to be redeemed will remain outstanding indefinitely unless we decide to redeem them or we are required to redeem them following a change of control or we otherwise acquire them. See “Description of Capital Stock—Series B Preferred Stock—Cumulative Redemption,” “Description of Capital Stock—Series B Preferred Stock—Redemption,” and “Description of Capital Stock—Series B Preferred Stock—Special Redemption Upon Change of Control” for additional details.

Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to: (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of our Annual Reports on Form
10-K
and Quarterly Reports on Form
10-Q
that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders of Series B Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form
10-K
or Form
10-Q,
as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	We intend to apply for the listing of shares of the Series B Preferred Stock on the NYSE American, and we expect that the shares of Series B Preferred Stock will trade under the ticker symbol “RHE PRB.”

Material U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax consequences of acquiring, holding and disposing of Series B Preferred Stock received in the Exchange Offer, see “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisors for a full understanding of the tax considerations of owning the Series B Preferred Stock in light of your own particular circumstances.

Book-Entry and Form	The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of DTC.

Risk Factors	Your decision whether to participate in the Exchange Offer and to exchange your shares of Series A Preferred Stock for the Exchange Consideration will involve risk. You should be aware of and carefully consider the risk factors set forth in “Risk Factors,” along with all of the other information provided or referred to in this proxy statement/prospectus, before deciding whether to participate in the Exchange Offer.

RISK FACTORS
In addition to the other information contained in this proxy statement/prospectus and the information referenced herein, you should consider carefully the following risk factors before considering whether to participate in the Exchange Offer. In addition to the risks identified below, please carefully read the risk factors contained in our filings with the SEC, including our Annual Report, which is incorporated by reference into this proxy statement/prospectus. If any of the events described in those filings or the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of our Series A Preferred Stock, Series B Preferred Stock, if issued, and our Common Stock. You may lose all or part of your investment.
Risks Related to the Exchange Offer
The Exchange Offer may not benefit us or our shareholders.
The Exchange Offer may not achieve its goal of enhancing shareholder value, improving the liquidity and marketability of our Common Stock, lowering our weighted average cost of capital or enabling us to have access to equity capital in order to make acquisitions and to attract and retain qualified personnel through the ability to offer them equity as part of their compensation. The Company remains subject to numerous business risks as set forth in “—Risks Related to Our Business and Industry.” In addition, factors unrelated to our stock or our business, such as the general perception of the Exchange Offer by the investment community, may cause a decrease in the value of the Common Stock and the Series A Preferred Stock and impair their liquidity and marketability. Prior performance of the Common Stock and the Series A Preferred Stock may not be indicative of the performance of the Common Stock and the Series A Preferred Stock after the Exchange Offer. Furthermore, securities markets worldwide have experienced significant price and volume fluctuations over the last several years. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of the Common Stock and the Series A Preferred Stock following the Exchange Offer, particularly if the Exchange Offer is not viewed favorably by the investment community.
Upon consummation of the Exchange Offer, holders who tender their shares of Series A Preferred Stock in exchange for Series B Preferred Stock will lose the rights of a holder of such shares of Series A Preferred Stock.
If you tender your shares of Series A Preferred Stock in exchange for Series B Preferred Stock pursuant to the Exchange Offer and your shares of Series A Preferred Stock are exchanged in the Exchange Offer, you will be giving up all of your rights as a holder of Series A Preferred Stock, including, without limitation, any claim you may have to accumulated and unpaid dividends through the settlement date and your right to future dividends on the Series A Preferred Stock. Instead, you will have the rights accorded to holders of Series B Preferred Stock as described under “Description of Capital Stock—Series B Preferred Stock.” For example, holders of the Series A Preferred Stock are entitled to quarterly cash dividends, which are paid when and as declared by our Board of Directors. Holders of Series B Preferred Stock will be paid quarterly dividends which do not begin to accrue until April 1, 2026. Any holder of Series A Preferred Stock who does not tender in the Exchange Offer will, if the Series A Charter Amendments are approved and adopted, lose significant rights and economic value as a shareholder, however. See also “—The Series A Charter Amendments will significantly reduce the rights of the holders of Series A Preferred Stock.”
As of February 15, 2022, as a result of the suspension of the dividend payment on the Series A Preferred Stock commencing with the fourth quarter 2017 dividend period, the Company has approximately $38.0 million in accumulated and unpaid dividends on its Series A Preferred Stock. On June 8, 2018, after the suspension of dividend payment on the Series A Preferred Stock for the fourth quarter 2017, our Board of Directors indefinitely suspended quarterly dividend payments on our Series A Preferred Stock. As the Company has failed to pay cash dividends on the outstanding Series A Preferred Stock in full for more than four dividend periods, a dividend default (with respect to the Series A Preferred Stock, as defined under “Description of Capital Stock—Series A Preferred Stock—Failure to Make Dividend Payments”) has occurred and, pursuant to the terms of the Charter, the annual dividend rate on the Series A Preferred Stock for the fifth, subsequent and future missed dividend periods has increased to 12.875%, which is equivalent to approximately $3.20 per share each year, which commenced on the first day after the missed fourth quarterly payment (October 1, 2018) and will continue until the second consecutive dividend payment date following such time as the Company has paid all accumulated and unpaid dividends on the Series A Preferred Stock in full in cash. Because the foregoing constituted a penalty event, the Board of Directors automatically increased by two and the holders of Series A Preferred Stock are entitled to vote for the election of those two additional directors to the Board of Directors (the “
Penalty Directors
”) at a special meeting called by the Company at the request of holders of record of at least 25% of the outstanding Series A Preferred Stock until a “correction event” (with respect to the Series A Preferred Stock, as defined under “Description of Capital Stock—Series A Preferred Stock—Voting Rights”) with respect to the penalty event occurs. As of February 15, 2022, holders of record of at least 25% of the outstanding Series A Preferred Stock have requested that the Company call a special meeting to elect Penalty Directors.
Any shares of Series B Preferred Stock that are issued upon exchange of shares of Series A Preferred Stock properly tendered (and not validly withdrawn) in the Exchange Offer will be, by definition, senior to the claims of the holders of shares of Series A Preferred Stock remaining outstanding after the Exchange Offer. See “Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock.”
A holder of Series A Preferred Stock that participates in the Exchange Offer will become subject to all of the risks and uncertainties associated with ownership of our Series B Preferred Stock. The aggregate liquidation preference for the Series B Preferred Stock will initially be $18.7 million, if two-thirds
of the shares of Series A Preferred Stock are exchanged, and $28.1 million, if all of the Series A Preferred Stock is exchanged, which is less than the accrued and unpaid dividends on the Series A Preferred Stock. The Series B Preferred Stock pays no dividends until April 1, 2026 (except for the payment of a penalty dividend in shares of Common Stock, if applicable, as described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption”) and has no voting rights, except as described below under “Description of Capital Stock—Series B Preferred Stock.” These risks may be different from and greater than those associated with holding Series A Preferred Stock.
The NYSE American may delist our Series A Preferred Stock from trading on its exchange, which could limit the ability of a holder of Series A Preferred Stock to make transactions in our Series A Preferred Stock.
If the Exchange Offer is consummated or if the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are approved, the NYSE American may delist the shares of Series A Preferred Stock that remain outstanding if it determines that the Series A Preferred Stock no longer meets its listing criteria, including number of shares outstanding, aggregate market value of Series A Preferred Stock or the terms of the Series A Preferred Stock as amended by the Series A Charter Amendments, such that continued listing is inadvisable or unwarranted.
If the NYSE American delists our Series A Preferred Stock from trading on its exchange, our Series A Preferred Stock may be able to be quoted in the over-the-counter
market. An investor may find it difficult to obtain accurate quotations as to the market value of our Series A Preferred Stock. Various requirements may be imposed on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Series A Preferred Stock, which may further affect its liquidity. However, even if this were to occur, holders of Series A
Preferred Stock could face significant material adverse consequences, including reduction of the liquidity and market price of the Series A Preferred Stock; reduction of the number of investors willing to hold or acquire our Series A Preferred Stock; a decrease in the amount of news and analyst coverage of us; and limitations on our ability to issue additional securities or obtain additional financing in the future.

The NYSE American may choose not to list the shares of Series B Preferred Stock and the shares of Series B Preferred Stock may be relatively illiquid, and the market price for Series B Preferred Stock may be volatile.
If the Exchange Offer is consummated and the Series B Preferred Stock Proposal is approved, the NYSE American may choose not to list the shares of Series B Preferred Stock if it determines that the Series B Preferred Stock does not meet its listing criteria. The NYSE American’s listing criteria requires that, among other things: (1) the minimum number of shares of Series B Preferred Stock publicly held be at least 100,000; and (2) the holders of Series B Preferred Stock have the right, voting as a class, to elect at least two members to the Board of Directors no later than two years after an incurred default on the payment of dividends. In addition, the NYSE American may decline to list the Series B Preferred Stock unless holders have the right to vote as a class upon certain alterations of existing provisions in the Charter, the creation of senior issues of preferred stock, or the increase in the authorized amount of a class of preferred stock or the creation of a pari passu issue of preferred stock. Because there is no condition that a minimum number of shares of Series A Preferred Stock be tendered in the Exchange Offer, the Exchange Offer may be consummated even if a small number of shares of Series B Preferred Stock are issued, and the NYSE American may determine that the number of shares outstanding does not meet its listing criteria. Moreover, even if the Series B Preferred Stock is initially listed by the NYSE American, redemptions, repurchases or other acquisitions of the Series B Preferred Stock over time (including those necessary to avoid certain penalty provisions) may result in a failure to meet the continued listing standards of the NYSE American.
In addition, under the terms of the Series B Preferred Stock, if the NYSE American chooses to delist our Series B Preferred Stock and such delisting lasts for 360 or more consecutive days, this would result in a “delisting event” with respect to the Series B Preferred Stock, meaning: (i) the then-applicable liquidation preference per share of Series B Preferred Stock will increase by $0.50 per share of Series B Preferred Stock (except with respect to the final shares); and (ii) the holders of the Series B Preferred Stock will have the voting rights described under “Description of Capital Stock—Series B Preferred Stock—Voting Rights.” When the Series B Preferred Stock is once again listed on a national exchange, the foregoing provisions will not be applicable, unless the Series B Preferred Stock is again no longer listed on a national exchange for 360 or more consecutive days.
If the NYSE American does not list our Series B Preferred Stock or chooses to delist our Series B Preferred Stock from trading on its exchange in the future, our Series B Preferred Stock may be able to be quoted in the over-the-counter
market. An investor may find it difficult to obtain accurate quotations as to the market value of our Series B Preferred Stock. Various requirements may be imposed on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Series B Preferred Stock, which may further affect its liquidity. However, even if this were to occur, holders of Series B Preferred Stock could face significant material adverse consequences, including reduction of the liquidity and market price of the Series B Preferred Stock; reduction of the number of investors willing to hold or acquire our Series B Preferred Stock; a decrease in the amount of news and analyst coverage of us; and limitations on our ability to issue additional securities or obtain additional financing in the future.
There may be less liquidity in the market for outstanding shares of Series A Preferred Stock following the Exchange Offer, and the market prices for outstanding shares of Series A Preferred Stock may therefore decline or become more volatile.
If the Exchange Offer is consummated, the number of outstanding shares Series A Preferred Stock will be reduced, perhaps substantially, which may adversely affect the liquidity of outstanding shares Series A Preferred Stock following the Exchange Offer. An issue of securities with a small number available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. Therefore, the market price for any shares Series A Preferred Stock that are not exchanged in the Exchange Offer may be adversely affected. The reduced float also may tend to make the market prices of any shares Series A Preferred

Stock that are not accepted for exchange more volatile. In addition, the terms of the Series B Preferred Stock, if issued, will prevent us from repurchasing or redeeming any shares of Series A Preferred Stock, so long as there are any accumulated accrued and unpaid dividends with respect to the Series B Preferred Stock.
We will be required to make significant cash expenditures over the next four years in order to redeem, repurchase or otherwise acquire 1,900,000 shares of Series B Preferred Stock on the schedule contemplated by the Series B Preferred Stock Proposal.
The Series B Preferred Stock Proposal contemplates that we will redeem, repurchase or otherwise acquire a certain amount of shares of Series B Preferred Stock through calendar year 2025 at the then applicable liquidation preference (subject to the last paragraph under “Description of Capital Stock—Series B Preferred Stock—Redemption”). If we have failed to redeem, repurchase or otherwise acquire, by the applicable date, the applicable cumulative redemption amount, which refers to, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years), then the holders of the Series B Preferred Stock will have the director nomination rights described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights.” The liquidation preference with respect to the Series B Preferred Stock will be (i) from and including the original date of issuance to, but excluding, the date that is 18 months after the original date of issuance, $10.00 per share of Series B Preferred Stock, (ii) from and including the date that is 18 months after the original date of issuance to, but excluding, the date that is 24 months after the original date of issuance, $11.00 per share of Series B Preferred Stock, (iii) from and including the date that is 24 months after the original date of issuance to, but excluding, the date that is 36 months after the original date of issuance, $12.50 per share of Series B Preferred Stock, (iv) from and including the date that is 36 months after the original date of issuance to, but excluding, the date that is 48 months after the original date of issuance, $14.50 per share of Series B Preferred Stock and (v) from and including the date that is 48 months after the original date of issuance, $25.00 per share of Series B Preferred Stock, plus, in the case of this clause (v) only, an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption of the Series B Preferred Stock or the date of final distribution to such holders, as applicable, without interest; provided, however, that the liquidation preference for the final shares will be $5.00 per final share. If we redeem, repurchase or acquire the prescribed amount of shares by the applicable date, we could spend up to an aggregate of approximately $22.75 million to redeem, repurchase or acquire these 1,900,000 shares of Series B Preferred Stock. This will have the effect of reducing the funds available for redeployment in our business or for acquisitions.
Any decision we may make at any time to repurchase or redeem the Series B Preferred Stock will depend, among other things, upon our financial position, liquidity, expected capital requirements and our growth strategy, as well as general market conditions at such time. In order to complete such redemptions or repurchases, the Company might have to incur debt or pursue other financing alternatives available to the Company, which will be affected by prevailing economic conditions and conditions in the global credit and capital markets.
Shareholder approval of the Required Proposals will increase the Company’s ability to issue equity ranking senior to the Series A Preferred Stock and Common Stock.
If holders of our Series A Preferred Stock and Common Stock vote to increase our authorized share capital as set forth in the Series B Preferred Stock Proposal and the Common Charter Amendment Proposal, the Board of Directors will be able to cause the Company to issue 6,000,000 shares of preferred stock, an increase of 3,000,000 shares, without an additional shareholder vote. We expect to issue up to 2,811,535 shares of Series B Preferred Stock if the Exchange Offer is consummated, leaving 3,188,465 shares of preferred stock that could be issued after cancellation of a corresponding number of shares of Series A Preferred Stock. Our Common Stock ranks junior to our Series A Preferred Stock and will rank junior to our Series B Preferred Stock, if issued, with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This
means that, unless accumulated accrued dividends have been paid or set aside for payment on all outstanding shares of our preferred stock for all past dividend periods, no dividends may be declared or paid, or set aside for payment on, our Common Stock. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up,
no distribution of our assets may be made to holders of our Common Stock until we have paid to holders of our preferred stock the applicable liquidation preference plus all accumulated accrued and unpaid dividends. As a result, the value of your investment in our Common Stock may suffer if sufficient funds are not available to first satisfy our obligations to the holders of our Series A Preferred Stock in the event of our liquidation.
We may choose to waive certain of the conditions of the Exchange Offer that we are permitted by law to waive.
The consummation of the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer—Conditions of the Exchange Offer.” These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer in our reasonable discretion, regardless of the circumstances giving rise to the condition (other than any action or failure to act by us). Certain of these conditions may be waived by us in whole or in part at any time or from time to time in our sole discretion, in accordance with law. Accordingly, we may elect to waive certain conditions to allow the Exchange Offer to close, notwithstanding the fact that one or more conditions may not have been satisfied. The Charter Amendment Conditions, the Series B Preferred Designation Condition and the Registration Statement Condition may not be waived.
The Series A Charter Amendments will significantly reduce the rights of the holders of Series A Preferred Stock.
If the Series A Charter Amendments are effected, the rights of holders of Series A Preferred Stock who remain holders after consummation of the Exchange Offer will be significantly reduced, including in the following ways:

(1)	the stated liquidation preference per share of Series A Preferred Stock will be reduced from $25.00 to $5.00 per share;

(2)
the dividends payable quarterly in cash when and as declared by the Board of Directors, and the accumulation at a rate of 12.875% per annum of the $25.00 per share liquidation preference, would be eliminated;

(3)	the approximately $38.0 million in accumulated and unpaid Series A Preferred Stock dividends would be eliminated;

(4)	penalty events and the right of holders of Series A Preferred Stock to elect directors to the Board of Directors upon the occurrence of a penalty event would be eliminated;

(5)	the redemption price of the Series A Preferred Stock in the event of an optional redemption will be reduced to $5.00 per share;

(6)	the redemption price of the Series A Preferred Stock in the event of a “change of control” will be reduced to $5.00 per share; and

(7)	the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock will be changed to one vote per $5.00 liquidation preference.
In addition, if the Exchange Offer is consummated, each share of Series B Preferred Stock will be senior to each share of Series A Preferred Stock with respect to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up.

As a result, if we effect the Series A Charter Amendments, regardless of whether the Exchange Offer is consummated, the rights of the holders of Series A Preferred Stock will be significantly reduced under the amended Charter.
The Exchange Consideration is not subject to adjustment based on changes in the market price of the Series A Preferred Stock. The market price of our Series A Preferred Stock may fluctuate, and you cannot be sure of the value of the Series B Preferred Stock expected to be issued in the Exchange Offer.
In exchange for each share of Series A Preferred Stock properly tendered (and not validly withdrawn) and accepted by us, participating holders of Series A Preferred Stock will receive the Exchange Consideration. The liquidation preference per share of Series B Preferred Stock being offered per share of Series A Preferred Stock in the Exchange Offer will be lower than the current liquidation preference per share of the Series A Preferred Stock until the fourth anniversary of the original date of issuance of the Series B Preferred Stock. The shares of Series A Preferred Stock currently have a liquidation preference of $25.00 per share plus any unpaid dividends on such share, and the initial liquidation preference of the Series B Preferred Stock will be $10.00 per share and will increase over time to $25.00 per share upon the fourth anniversary of the original date of issuance, the terms of which specifically provide that such stock ranks junior to the Series B Preferred Stock, in each case. The holders of the Series A Preferred Stock are being offered one share of Series B Preferred Stock for each share of Series A Preferred Stock validly tendered (and not validly withdrawn) and accepted by us for exchange in the Exchange Offer. As a result, the aggregate value of the consideration per share in the Exchange Offer is lower than the current liquidation preference per share of the Series A Preferred Stock, including the amount of any unpaid dividends on the Series A Preferred Stock. Further, no additional consideration is being offered in respect of unpaid dividends on the Series A Preferred Stock that will be eliminated if the Series A Charter Amendments are adopted.
We may not be able to redeem the Series B Preferred Stock (if issued) over time, or at all.
Pursuant to the terms of the Series B Preferred Stock, the holders of Series B Preferred Stock will have certain director nomination rights if we fail to redeem, repurchase or otherwise acquire the Series B Preferred Stock as set forth in the proposed Series B Charter Amendments in
Annex B
to this proxy statement/prospectus and as described under “Description of Capital Stock—Series B Preferred Stock—Cumulative Redemption.” We expect to use a combination of cash on hand, new equity capital and debt to ratably repurchase or redeem the Series B Preferred Stock the applicable cumulative redemption amount by the applicable date, which would include, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years). However, we cannot assure you that we will be able to repurchase or redeem the Series B Preferred Stock on this schedule, or at all. Additionally, if, as of the date that is 18 months after the original date of issuance, we have failed to redeem, repurchase or otherwise acquire 1,000,000 shares of Series B Preferred Stock, then within 30 days of such date, we will pay to the holders of Series B Preferred Stock, on a pro rata basis in proportion to the number of shares of Series B Preferred Stock held by such holders, the penalty dividend, payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption.”
Any decision we may make at any time to repurchase or redeem the Series B Preferred Stock will depend, among other things, upon our financial position, liquidity, expected capital requirements and our growth strategy, as well as general market conditions at such time. In order to complete such redemptions or repurchases, the Company might have to incur debt or pursue other financing alternatives available to the Company, which will be affected by prevailing economic conditions and conditions in the global credit and capital markets.

The Exchange Offer may be terminated, cancelled or delayed.
We reserve the right to extend the Exchange Offer for any reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the Expiration Date. If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. In addition, we will take steps to ensure that the Exchange Offer remains open for the minimum number of days, as required by law, following the date we disseminate disclosure regarding the changes. During any extension of the Exchange Offer, shares of Series A Preferred Stock that were previously tendered for exchange pursuant to the Exchange Offer and not validly withdrawn will remain subject to the Exchange Offer. We reserve the right, in our sole and absolute discretion, to terminate the Exchange Offer at any time prior to the Expiration Date if any condition is not met. If the Exchange Offer is terminated, no shares of Series A Preferred Stock tendered in the Exchange Offer will be accepted for exchange and any shares of Series A Preferred Stock that have been tendered for exchange will be returned to the holder promptly after the termination at our expense.
Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this proxy statement/prospectus. The Exchange Offer may be delayed by a waiver of certain of the conditions of the Exchange Offer. The Exchange Offer may also be delayed if the Special Meeting is adjourned. Accordingly, holders of Series A Preferred Stock participating in the Exchange Offer may have to wait longer than expected to receive their consideration.
If we are unable to effect the Required Proposals and consummate the Exchange Offer, we will consider other restructuring alternatives available to us at that time, which could adversely affect our business and financial position.
If the Required Proposals are not approved at the Special Meeting, the Exchange Offer will not be consummated and the Charter will not be amended to reflect the Series B Charter Amendments. If the Series A Charter Amendments are not approved at the Special Meeting, then the accumulated and unpaid dividends on the Series A Preferred Stock would not be eliminated and will continue as accumulated and unpaid dividends to the holders of Series A Preferred Stock. Further, dividends on such Series A Preferred Stock will continue to accumulate until declared and paid and the Series A Preferred Stock would not be retired.
If we are not able to complete the Exchange Offer or implement the Series A Charter Amendments and the Series B Charter Amendments and thereby improve our near-term liquidity, we will consider other restructuring alternatives available to us at that time. Those alternatives may include, but are not limited to, (i) the sale of profitable assets, (ii) other forms of recapitalization, which could include (a) a distribution or spin-off
of profitable assets, (b) alternative offers to exchange our Series A Preferred Stock, (c) the incurrence of additional debt and (d) obtaining additional equity capital on terms that may be onerous or highly dilutive, (iv) joint ventures or (v) seeking relief through the commencement of a Chapter 11 proceeding or otherwise under the U.S. Bankruptcy Code, including (a) pursuing a plan of reorganization that we would seek to confirm (or “
cram down
”) despite any class of creditors who reject or are deemed to have rejected such plan, (b) seeking bankruptcy court approval for the sale of some, most or all of our assets pursuant to section 363(b) of the U.S. Bankruptcy Code and subsequent liquidation of the remaining assets in the bankruptcy case or (c) seeking another form of bankruptcy relief, all of which would involve uncertainties, potential delays and litigation risks.
Our ability to access capital markets or refinance our indebtedness will depend on the capital markets and our financial condition at such time. There can be no assurance that any such alternative will be pursued or accomplished. We may not be able to engage in any of these activities or engage in any of these activities on desirable terms. Any such alternative could be on terms that are less favorable to the holders of Series A Preferred Stock than the terms of the Exchange Offer, and holders of Series A Preferred Stock could receive little or no consideration for their shares of Series A Preferred Stock. There are no restrictive covenants or other obligations under the Charter that limit the Company’s ability to complete a transfer, sale, distribution or spin-off
of profitable assets. Moreover, in any such alternative there can be no assurance that holders of Series A Preferred Stock will be offered the right to exchange their Series A Preferred Stock or would be entitled to a vote in respect of any such alternative.

The uncertainty surrounding a prolonged financial restructuring could also have other adverse effects on us. For example, it could also adversely affect:

•	our ability to raise additional capital;

•	our ability to capitalize on business opportunities and react to competitive pressures;

•	our ability to attract and retain employees;

•	our liquidity;

•	how our business is viewed by investors, lenders, strategic partners or customers; and

•	our enterprise value.
Any alternative restructuring could be on terms less favorable to the holders of Series A Preferred Stock than the terms of the Exchange Offer.
Any alternative restructuring that we may pursue in the event that the Exchange Offer and Proxy Solicitation are not completed could be on terms that are less favorable to the holders of Series A Preferred Stock than the terms of the Exchange Offer, and holders of Series A Preferred Stock could receive little or no consideration for their shares of Series A Preferred Stock. In the event that the Exchange Offer and Proxy Solicitation are not completed, the holders of Series A Preferred Stock will retain their existing rights, including their liquidation and dividend rights, and there is no assurance that the holders of Series A Preferred Stock will receive the value associated with those rights in one or more alternative restructuring options that the Company will pursue in the event that the Exchange Offer and Proxy Solicitation are not completed. There are no restrictive covenants or other obligations under the Charter that limit the Company’s ability to complete a transfer, sale, distribution or spin-off
of profitable assets. Moreover, in any such alternative there can be no assurance that holders of Series A Preferred Stock will be offered the right to exchange their Series A Preferred Stock or would be entitled to a vote in respect of any such alternative.
In the future, we may acquire any shares of Series A Preferred Stock that are not accepted in the Exchange Offer for consideration different than that in the Exchange Offer.
In the future, we may acquire shares of Series A Preferred Stock that are not accepted in the Exchange Offer through open market purchases, redemptions, privately negotiated transactions, a future tender or exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, based on factors prevailing at the time, which may be greater or less than the value of the Series B Preferred Stock being exchanged for the Series A Preferred Stock in the Exchange Offer and could be for cash or other consideration. However, under the terms of the Series B Preferred Stock, we may not redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock or Common Stock unless we have paid all accumulated and accrued dividends on the Series B Preferred Stock. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.
Neither our management team nor our Board of Directors has made a recommendation as to whether you should tender your shares of Series A Preferred Stock in exchange for the Exchange Consideration.
Neither we nor the Board of Directors, our officers and employees, the Information Agent, the Exchange Agent, the Proxy Solicitor, nor any other person is making any recommendation to any holder of Series A Preferred Stock as to whether or not you should tender shares of Series A Preferred Stock in the Exchange Offer. You must make your own decision whether to tender shares of Series A Preferred Stock in the Exchange Offer.
Certain members of our Board of Directors are subject to conflicts of interest with respect to the Exchange Offer.
To our knowledge, none of our directors or executive officers beneficially own any shares of Series A Preferred Stock. Several of our officers and directors own shares of Common Stock or receive compensation tied to Common Stock. The Exchange Offer and completion of the Exchange Offer may impact the trading or market value of our Common Stock or our Series A Preferred Stock.
We have not obtained a third-party determination that the Exchange Offer is fair to holders of Series A Preferred Stock.
We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Series A Preferred Stock for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. The value of the Series B Preferred Stock to be issued in the Exchange Offer may not equal or exceed the value of the Series A Preferred Stock tendered. You must make your own independent decision regarding your participation in the Exchange Offer.
Risks Related to Tax
Our ability to use loss and tax credit carryforwards to offset future income taxes is subject to limitation and the amount of such carryforwards may be subject to challenge or reduction.
Federal and state tax laws impose restrictions on the utilization of net operating loss, capital loss and tax credit carryforwards in the event of an “ownership change” for U.S. federal income tax purposes as defined by Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “
Code
”). Under Section 382 of the Code, if we undergo an “ownership change” (generally defined as a greater than 50% increase (by value) in the stock ownership of
5-percent
stockholders over a three year period), our ability to use our pre-change
loss carryforwards, recognized
built-in
losses and other
pre-change
tax attributes to offset our post-change income may be severely limited. Generally, these limitations do not prevent the use of our net operating loss carryforwards to offset certain gains (known as “
built-in
gains
”) recognized by us within five years of an ownership change with respect to assets held by us at the time of such ownership change, but only to the extent of our “net unrealized built-in
gains” at the time of such ownership change. Depending on the number of shares of Series A Preferred Stock that are exchanged, consummation of the Exchange Offer may result in an ownership change under Section 382 of the Code. We have determined that we will have a substantial net unrealized built-in
gain at the time of such ownership change and therefore expect that approximately 50% of the $78.9 million net operating loss carryforwards as of December 31, 2021, will still be available to offset gains recognized on sales of certain real property within five years after such ownership change.
Holders of the Series B Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”
Distributions paid to corporate U.S. holders of the Series B Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate
U.S. holders of the Series B Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We did not have any accumulated earnings and profits as of December 31, 2021. Furthermore, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series B Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series B Preferred Stock might decline.
For additional information concerning these matters, see “Material U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Series B Preferred Stock—Distributions on the Series B Preferred Stock.”

The benefit of the dividends-received deduction to a corporate U.S. holder may be effectively reduced or eliminated if the Series B Preferred Stock is treated as issued at a premium.
If you are a corporate U.S. investor, your
after-tax
yield may be negatively affected if the Series B Preferred Stock is treated as issued at a premium. Specifically, if the “issue price” of the Series B Preferred Stock exceeds its liquidation preference or its stated redemption price (i.e., if the Series B Preferred Stock is treated as issued at a premium), then all dividends on the Series B Preferred Stock will be treated as “extraordinary dividends” for U.S. federal income tax purposes, which will reduce or eliminate the benefit, if any, to you of the dividends-received deduction. The manner in which the issue price should be determined for this purpose is not entirely clear and may depend on the value of the Series A Preferred Stock or the Series B Preferred Stock at the time of the Exchange Offer, over which we have no control. If you are a corporate U.S. investor, you are urged to consult your tax advisor regarding the application of the extraordinary dividend rules to the Series B Preferred Stock.
For additional information, see “Material U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Series B Preferred Stock—Distributions on the Series B Preferred Stock.”
You may be required to use other sources of funds to pay income taxes in respect of dividends deemed to be received on the Series A Preferred Stock.
Certain features of the Series B Preferred Stock, such as the increasing liquidation preference during the initial 48 months it is outstanding, any penalty dividend payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption,” and, if applicable, any excess of its initial redemption price over its issue price, may result in taxable income for U.S. federal income tax purposes for the holders of the Series B Preferred Stock without any related receipt of cash.
For additional information concerning these matters, see “Material U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Series B Preferred Stock—Constructive Distributions on Series B Preferred Stock.”
The exchange of Series A Preferred Stock for Series B Preferred Stock may give rise to U.S. federal income tax liability for participants to such exchange even though such participants will not receive cash in connection therewith.
The receipt of Series B Preferred Stock in exchange for Series A Preferred Stock by participants in the Exchange Offer is expected to be treated as a taxable transaction for U.S. federal income tax purposes. However, no cash will be received by participants to the Exchange Offer. As such, participants to the Exchange Offer may need other sources of cash to pay any U.S. federal income tax liability that arises from participating in the Exchange Offer.
Risks Related to Our Business and Industry
See Part I, Item 1A, “Risk Factors—Risks Related to Our Business and Industry” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
Risks Related to Our Capital Structure
See Part I, Item 1A, “Risk Factors—Risks Related to Our Capital Structure” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
General Risk Factors
See Part I, Item 1A, “Risk Factors—General Risk Factors” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

SPECIAL FACTORS
Background of the Exchange Offer
The Company is undertaking measures to grow its operations, streamline its cost infrastructure and otherwise increase liquidity by: (i) increasing future lease revenue through acquisitions and investments in existing properties; (ii) modifying the terms of existing leases; (iii) replacing certain tenants who default on their lease payment terms; and (iv) reducing other and general and administrative expenses.
On June 8, 2018, the Board of Directors indefinitely suspended quarterly dividend payments on our Series A Preferred Stock. Such dividends are currently in arrears with respect to the fourth quarter of 2017, all quarters of 2018, 2019, 2020 and 2021. We do not expect to pay or be able to pay dividends on the Series A Preferred Stock for the foreseeable future. The Board of Directors suspended quarterly dividend payments on the Series A Preferred Stock in order to provide the Company with additional funds to meet its ongoing liquidity needs. As the Company has failed to pay cash dividends on the outstanding Series A Preferred Stock in full for more than four dividend periods, pursuant to the terms of the Charter, the annual dividend rate on the Series A Preferred Stock for the fifth, subsequent and future missed dividend periods has increased to 12.875%, which is equivalent to approximately $3.20 per share each year, which commenced on the first day after the missed fourth quarterly payment (October 1, 2018) and will continue until the second consecutive dividend payment date following such time as the Company has paid all accumulated and unpaid dividends on the Series A Preferred Stock in full in cash. Further, until all accumulated and unpaid Series A Preferred Stock dividends are paid, the Company will be unable to pay any dividends on its Common Stock.
The following provides a summary of the dividends accumulated or scheduled to accumulate on the currently outstanding Series A Preferred Stock between January 1, 2021 and December 31, 2025 assuming that no cash dividend payments are made thereunder after the date of this proxy statement/prospectus, that the Series A Charter Amendments are not approved and that no shares of Series A Preferred Stock are exchanged in the Exchange Offer.
Dividend Entitlements of Series A Preferred Stock

	2021	2022	2023	2024	2025
Balance, January 1	$27,890	$36,887	$45,884	$54,881	$63,878
Accumulated and unpaid Series A Preferred Stock dividends	$8,997	$8,997	$8,997	$8,997	$8,997

Balance, December 31	$36,887	$45,884	$54,881	$63,878	$72,875

Since the suspension of dividends, the Board of Directors has from time to time discussed various options for eliminating the burden of the Series A Preferred Stock, including unsecured debt, a new preferred security or an exchange offer for Common Stock coupled with changes to certain rights governing the Series A Preferred Stock that was not exchanged. The negative effect of
COVID-19
on the Company’s business heightened the importance to management of a recapitalization as a way to enable the Company to grow and make acquisitions again and use the Common Stock as a medium to attract and retain employees.
On February 24, 2021, the Board of Directors met telephonically to receive management’s presentation on an exchange offer of Common Stock for outstanding Series A Preferred Stock. Management discussed the financial situation, capitalization and outlook of the Company as well as various recapitalization alternatives, including status quo, sale of the Company or a set of assets, and exchange offers for debt, a new preferred security and common stock, all combined with amendments to the Charter similar to those in the Series A Charter Amendments. Management recommended an exchange offer for common stock. The Board of Directors authorized management to further develop the terms of an exchange offer for common stock and to prepare the necessary documentation.

On May 31, 2021, the Board of Directors, acting by unanimous written consent, approved an exchange offer of Series A Preferred Stock for 0.5 shares of Common Stock (the “
Common Stock Exchange Offer
”). On June 1, 2021, the Company filed a registration statement on Form
S-4
containing a proxy statement/prospectus related to the Common Stock Exchange Offer and related shareholder proposals and an accompanying Schedule
TO-C.
On June 2, 2021, Mr. Charles Frischer, a holder of 14.16% of the Company’s Series A Preferred Stock, sent a letter to Mr. Morrison in which he indicated that he would not support the Common Stock Exchange Offer or vote in favor of the shareholder proposals required to enact it (the “
Letter
”). On June 3, 2021, Mr. Frischer filed an amendment to his Schedule 13D in which he reported his ownership of the Series A Preferred Stock and filed the Letter as an exhibit.
Following the filing of amendments to the Company’s filings on July 2, 2021, Mr. Frischer filed another amendment to his Schedule 13D on July 6, 2021 in which he requested that the Company call a special meeting of the holders of the Series A Preferred Stock for the purpose of electing two directors to the Board of Directors of the Company pursuant to the provisions of the Charter. Over the following two months, the Company received two additional requests from shareholders with respect to the election of directors to the Company’s Board of Directors; in total, holders of approximately 28.29% of the outstanding shares of Series A Preferred submitted such requests to the Company.
Following receipt of the Letter and subsequent requests, from September 9, 2021 through September 22, 2021 Mr. Morrison and Mr. Frischer and his representatives discussed the Company’s capital structure and outlook based on information contained in the Company’s public filings. After further conversations with Mr. Frischer, certain other holders of Series A Preferred Stock and the Board of Directors, on September 27, 2021, Mr. Morrison proposed to the Board of Directors a revised exchange offer of Series A Preferred Stock for a new series of Series B Preferred Stock, substantially on the terms of the Exchange Offer.
On February 11, 2022, the Board of Directors, acting by unanimous written consent, authorized and approved the Exchange Offer and, subject to the approval of the requisite shareholders of the Company, the Series A Charter Amendments and the Series B Charter Amendments. In addition, the Board of Directors, acting on behalf of the Company, determined that the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments are procedurally and substantively fair to, and in the best interests of, the holders of Series A Preferred Stock. See “Special Factors—Determination of Fairness of the Exchange Offer by the Company.”
None of Mr. Frischer or the other holders of Series A Preferred Stock have agreed to vote in favor of any of the Proposals or tender their shares of Series A Preferred Stock in the Exchange Offer.
Business Considerations by the Board of Directors
Generally, in considering, and reviewing the terms of, the Exchange Offer, the Board of Directors considered the following business factors, among others:

•
the magnitude of the Company’s existing accumulated and unpaid dividends on the Series A Preferred Stock; the magnitude of the Company’s future dividend entitlements on the Series A Preferred Stock; and the rate that unpaid dividends would accumulate over the coming years;

•
the uncertainty of the current- and
post-COVID-19
business environment; and the lack of clarity with respect to the period of time it would likely take for the long-term care and senior living industry in general, and the Company’s operations in particular, to return to occupancy and cash flow levels sufficient to enable the Company to restore dividends on the Series A Preferred Stock;

•	the market value of the Series A Preferred Stock;

•	the Company’s recent and anticipated results of operations and cash flows in relation to working capital, financing, growth and distribution needs;

•	the extent to which accumulated and unpaid dividends on the Series A Preferred Stock would result in an increasingly serious financial burden for the Company over time; and

•	the terms of the Series B Preferred Stock.
The Board of Directors considered the facts above, and weighed the costs and risks, including the transaction costs associated with the Exchange Offer, as well as the risks of not completing the Exchange Offer.
Determination of Fairness of the Exchange Offer by the Company
Under the rules governing “going private” transactions, the Company may be deemed to be engaged in a “going private” transaction and is required to express its beliefs as to the fairness of the Exchange Offer to unaffiliated shareholders pursuant to Rule
13e-3
under the Exchange Act. The Company is making the statements included in this section solely for the purposes of complying with the requirements of Rule
13e-3
and related rules under the Exchange Act. The Board of Directors, acting on behalf of the Company, did not undertake an independent evaluation of the fairness of the Exchange Offer, the Series A Charter Amendments or the Series B Charter Amendments to the unaffiliated shareholders or engage a financial advisor for such purpose.
The Board of Directors, acting on behalf of the Company, fully considered and reviewed the terms, purpose, effects, disadvantages and the alternatives to the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments and determined (acting by unanimous written consent) that the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments are procedurally and substantively fair to, and in the best interests of, the holders of Series A Preferred Stock.
Specifically, the Board of Directors, acting on behalf of the Company, believes that the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments are procedurally and substantively fair to eligible holders of Series A Preferred Stock for the following reasons:

•
The overall financial condition of the Company and the impact of the Exchange Offer and the Charter Amendments, which the Company expects to increase the value to all stockholders of the Company, including those who were holders of Series A Preferred Stock at the time of the Exchange Offer, over time.

•
The amount of accumulated and unpaid dividends on the Series A Preferred Stock is approximately $38.0 million as of February 15, 2022. The unpaid dividends on the Series A Preferred Stock continue to accumulate (whether or not declared or paid) at a rate of approximately $2.249 million per quarter, which will make it increasingly unlikely that the Company will ever be able to pay such accumulated dividends or raise new equity capital. As a result of the Exchange Offer, the Company would be better positioned to raise new equity capital, which can be used to make acquisitions of additional properties and to attract and retain qualified personnel.

•
Through the Exchange Offer, holders of Series A Preferred Stock have the opportunity to exchange their shares for shares of Series B Preferred Stock, which will rank senior to each share of Series A Preferred Stock with respect to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up and have an initial liquidation preference of $10.00 per share. The Series B Preferred Stock will also include, among others, the following features:

•
The Company may redeem, repurchase or otherwise acquire a certain amount of shares of Series B Preferred Stock through calendar year 2025 at the then applicable liquidation preference, and if we fail to redeem, repurchase or otherwise acquire the shares according to this schedule, then the holders of the Series B Preferred Stock will have the director nomination rights described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights”;

•	The liquidation preference with respect to the Series B Preferred Stock will initially be $10.00 per share and will increase over time to $25.00 per share upon the fourth anniversary of the original date of issuance, provided that once there are 200,000 or fewer shares of the Series B Preferred Stock outstanding, the liquidation preference will be reduced to $5.00 per share; and

•
Dividends will be payable in cash and will accumulate from April 1, 2026 at a rate of 12.5% per annum of the liquidation preference of the Series B Preferred Stock in effect on the first calendar day of the applicable dividend period (subject to the sixth paragraph under “Description of Capital Stock—Series B Preferred Stock—Dividends”).

•
Under the terms of the new Series B Preferred Stock, holders of the Series B Preferred Stock may enforce certain director nomination rights against us, as described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights,” if, by the applicable date, we have failed to redeem, repurchase or otherwise acquire, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years). Redemptions, repurchases or other acquisitions meeting these milestones give the Company time to redeem, repurchase or otherwise acquire the Series B Preferred Stock and return value to holders of Series B Preferred Stock in an orderly manner and return value to holders of Series B Preferred Stock that uses, in part, the Company’s own internally generated cash flows.

•	As of December 31, 2021, the book value per basic share of our Series A Preferred Stock was $22.20.

•	The current market prices as well as the Company’s historical prices of its Common Stock and Series A Preferred Stock were important considerations for the Board of Directors.

•
The holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock must vote in favor of the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal for their shares of Series A Preferred Stock to be exchanged for Series B Preferred Stock. None of the Company, its Board of Directors, officers or employees, the Information Agent, the Exchange Agent, the Proxy Solicitor, any of the Company’s financial advisors or any other person is making any recommendation to any holder of Series A Preferred Stock as to whether or not you should tender shares of Series A Preferred Stock in the Exchange Offer. Each holder of Series A Preferred Stock must make an independent investment decision if that holder wants to participate in the Exchange Offer.

The Board of Directors, acting on behalf of the Company, also considered the following factors, each of which it considered negatively in its considerations concerning the procedural and substantive fairness of the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments:

•
The holders of Series A Preferred Stock will forfeit all rights to receive the accumulated and unpaid dividends on the Series A Preferred Stock, though the Board of Directors discussed that it is unlikely that these amounts will be paid regardless of whether the Company consummates the Exchange Offer.

•	The Series B Preferred Stock will rank senior to our Series A Preferred Stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

•
The terms of the Series B Preferred Stock will prevent us from repurchasing or redeeming any shares of Series A Preferred Stock, so long as there are any accumulated accrued and unpaid dividends with respect to the Series B Preferred Stock.

•	The initial liquidation preference per share of the Series B Preferred Stock will be $10.00. At February 15, 2022, the liquidation preference per share of the Series A Preferred Stock was $25.00.

•	The Series B Preferred Stock will not accrue dividends until April 1, 2026.

•	The Company has not received any report, opinion or appraisal from an outside party with respect to the Exchange Offer, the Series A Charter Amendments or the Series B Charter Amendments.

•
Holders of Series A Preferred Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer, the Series A Charter Amendments or the Series B Charter Amendments. We will not independently provide such a right.

•
An unaffiliated representative was not engaged by the Company to act solely on behalf of the affiliated and unaffiliated holders of Series A Preferred Stock for purposes of negotiating the terms of the Exchange Offer, the Series A Charter Amendments or the Series B Charter Amendments.

The foregoing discussion of the information and factors considered by the Board of Directors, acting on behalf of the Company, is not intended to be exhaustive, but includes the factors considered by the Board of Directors, acting on behalf of the Company, that it believes to be material to the fairness determination regarding the fairness of the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments for the purpose of complying with the requirements of Rule
13e-3
and the related rules under the Exchange Act. The Board of Directors, acting on behalf of the Company, did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the fairness of the Exchange Offer, the Series A Charter Amendments and the Series B Charter Amendments. Rather, the Board of Directors, acting on behalf of the Company, made its fairness determination after considering all of the factors as a whole.

THE EXCHANGE OFFER
No Recommendation
None of the Company, its Board of Directors, officers or employees, the Information Agent, the Exchange Agent, the Proxy Solicitor, any of the Company’s financial advisors or any other person is making any recommendation to any holder of Series A Preferred Stock as to whether or not you should tender shares of Series A Preferred Stock in the Exchange Offer. Accordingly, you must make your own decision as to whether to tender shares of Series A Preferred Stock in the Exchange Offer and, if so, the number of shares of Series A Preferred Stock to tender. Participation in the Exchange Offer is voluntary, and you should carefully consider whether to participate before you make your decision. We urge you to carefully read this proxy statement/prospectus in its entirety, including the information set forth in the section of this proxy statement/prospectus entitled “Risk Factors.” We also urge you to consult your own financial and tax advisors in making your own decisions on what action, if any, to take in light of your own particular circumstances.
Reasons for the Exchange Offer
The Exchange Offer is part of our recapitalization to improve our capital structure, enhance the value of our Common Stock and return value to holders of our new Series B Preferred Stock. The Series A Preferred Stock was issued with an annual dividend rate of 10.875% and since October 1, 2018 has had an annual dividend rate of 12.875%. We have not paid dividends on the Series A Preferred Stock since the fourth quarter of 2017, and we do not expect to pay or be able to pay accumulated and unpaid dividends or any other dividends on the Series A Preferred Stock for the foreseeable future. In order to remain competitive and grow our business, it is vital that we significantly reduce the Company’s weighted average cost of capital and enhance the value of the Common Stock. We believe the Exchange Offer, the issuance of the Series B Preferred Stock, the Series A Charter Amendments and the Series B Charter Amendments will have the following benefits to the Company:

•
Reduce the Liquidation Preference of the Preferred Stock.
As of February 15, 2022, the per share liquidation preference of the Series A Preferred Stock is $25.00. If the Required Proposals are approved and the Exchange Offer is consummated, the per share liquidation preference of each share of Series A Preferred Stock outstanding after the Exchange Offer will be reduced to $5.00. The liquidation preference of each share of Series B Preferred Stock will initially be $10.00 and will increase over time to $25.00 upon the fourth anniversary on the original date of issuance, provided that once there are 200,000 or fewer shares of the Series B Preferred Stock outstanding, the liquidation preference will be reduced to $5.00 per share. This immediate reduction in liquidation preference will create value for holders of Common Stock, reduce our cost of capital and add flexibility to our capital structure.

•
Raise Equity Capital for Acquisition Opportunities
. By reducing the burden of the Series A Preferred Stock’s liquidation and dividend preference over the Common Stock through the Exchange Offer and the Series A Charter Amendments, the Company will delay and reduce dividend payments associated with preferred stock. Dividends on the Series B Preferred Stock will not be paid or accrue until April 1, 2026 (except for the payment of a penalty dividend in shares of Common Stock, if applicable, as described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption”) and will accrue at a rate lower than the current annual dividend rate on the Series A Preferred Stock when dividends commence on April 1, 2026. As a result, the Company will be better positioned to raise new equity capital, which can be used to make acquisitions of additional properties and to attract and retain qualified personnel. Management believes there are a number of attractive acquisition opportunities in the healthcare real estate industry as a result of the
COVID-19
pandemic, which has led to reduced occupancy levels, lower profits and lower valuations at many senior housing facilities. The Company’s operating expenses are relatively fixed as it would not need to add staff to handle the leasing of more facilities, with the result that we believe the Company should be able to achieve accretive acquisitions if it can get access to equity capital at a reasonable price.

•
Provide Capital to Underserved Operators.
We believe that there is a significant opportunity to be a capital source to long-term care operators through the acquisition and leasing of healthcare properties that are consistent with our investment and financing strategy, but that, due to size and other considerations, are not a focus for large healthcare REITs. We seek primarily small to mid-size
acquisition transactions with a focus on individual facilities with existing operators, as well as small groups of facilities and larger portfolios. In addition to pursuing acquisitions using triple-net
lease structures, we may pursue other forms of investment, including partnering with investors, mortgage loans and joint ventures.

•
Reduce the Burden of Accumulated and Unpaid Dividends on Series A Preferred Stock and Defer Dividend Accumulation.
All accumulated and unpaid dividends on our Series A Preferred Stock must be paid prior to any payments of dividends or other distributions on our Common Stock. If the Required Proposals are not approved and the Exchange Offer is not consummated, unpaid dividends on the Series A Preferred Stock will continue to accumulate (whether or not declared or paid) at a rate of approximately $2.249 million per quarter, which will make it increasingly unlikely that the Company will ever be able to pay such accumulated dividends or raise new equity capital. If the Series A Charter Amendments are adopted, approximately $38.0 million in accumulated and unpaid dividends on the Series A Preferred Stock (through February 15, 2022) will be eliminated and not paid, no further dividends on the Series A Preferred Stock will accumulate and the aggregate liquidation preference of the Series A Preferred Stock will be reduced from $70.3 million (which amount does not include the approximately $38.0 million in accumulated and unpaid dividends on the Series A Preferred Stock) as of February 15, 2022 to $4.7 million (if two-thirds
of the shares of Series A Preferred Stock are exchanged) or eliminated if all of the shares of Series A Preferred Stock are exchanged. The aggregate liquidation preference for the Series B Preferred Stock will initially be $18.7 million, if two-thirds
of the shares of Series A Preferred Stock are exchanged, and $28.1 million, if all of the Series A Preferred Stock is exchanged. The Series B Preferred Stock pays no dividends until April 1, 2026 (except for the payment of a penalty dividend in shares of Common Stock, if applicable, as described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption”). We expect to use a combination of cash on hand, cash from operations, new equity capital and debt to repurchase or redeem a significant portion of the Series B Preferred Stock prior to December 31, 2025. We believe that the Exchange Offer is less expensive than any restructuring alternative the Company might seek if the Exchange Offer is not completed and allows the Company’s equity holders to retain and potentially accrue value.

•
Preserve Cash for Strategic Initiatives.
Further, issuing only equity in the Exchange Offer preserves cash for other strategic initiatives, including debt reduction, acquisitions and additional liability management transactions, including the redemption or repurchase of Series B Preferred Stock, if issued, to further enhance the value of our Common Stock and improve our credit profile. See “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption” and “Description of Capital Stock—Series B Preferred Stock—Cumulative Redemption.”

•
Enable Us to Repurchase, Redeem or Otherwise Acquire the Company’s Preferred Stock on a Reasonable Timeframe.
Under the terms of the new Series B Preferred Stock, preferred shareholders may enforce certain director nomination rights against us, as described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights,” if we fail to redeem, repurchase, or otherwise acquire, by the applicable date, the applicable cumulative redemption amount, which refers to, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years). Additionally, if, as of the date that is 18 months after the original date of issuance, we have failed to redeem, repurchase or otherwise acquire 1,000,000 shares of Series B

Preferred Stock, then within 30 days of such date, we will pay to the holders of Series B Preferred Stock, on a pro rata basis in proportion to the number of shares of Series B Preferred Stock held by such holders, the penalty dividend, payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption.” Redemptions, repurchases or acquisitions meeting these milestones give the Company time to redeem, repurchase or otherwise acquire the Series B Preferred Stock and return value to holders of Series B Preferred Stock in an orderly manner using, in part, the Company’s own internally generated cash flows.

If the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are not approved or if the other conditions to the Exchange Offer are not satisfied or waived, or if holders of our Series A Preferred Stock or Common Stock, as applicable, do not vote in favor of the Required Proposals at the Special Meeting and we are not able to complete the Exchange Offer, we will continue to be limited in our ability to raise new equity capital. If we are unable to raise new equity capital, we will be limited to only internally generated free cash flow, which could dramatically reduce our ability to grow and exposes us to significant operating and financial risk. If we are not able to complete the Exchange Offer or implement the Series A Charter Amendments and the Series B Charter Amendments and thereby improve our capital structure, we will consider other restructuring alternatives that might be available to us at that time. Those alternatives may include, but are not limited to, (i) the sale of profitable assets, (ii) other forms of recapitalization, which could include (a) a distribution or spin-off
of profitable assets, (b) alternative offers to exchange our Series A Preferred Stock, (c) the incurrence of additional debt and (d) obtaining additional equity capital on terms that may be onerous or highly dilutive, (iv) joint ventures or (v) seeking relief through the commencement of a Chapter 11 proceeding or otherwise under the U.S. Bankruptcy Code, including (a) pursuing a plan of reorganization that we would seek to confirm (or “
cram down
”) despite any class of creditors who reject or are deemed to have rejected such plan, (b) seeking bankruptcy court approval for the sale of some, most or all of our assets pursuant to section 363(b) of the U.S. Bankruptcy Code and subsequent liquidation of the remaining assets in the bankruptcy case or (c) seeking another form of bankruptcy relief, all of which would involve uncertainties, potential delays and litigation risks.
Our ability to access capital markets or refinance our indebtedness will depend on the capital markets and our financial condition at such time. There can be no assurance that any such alternative will be pursued or accomplished. We may not be able to engage in any of these activities or engage in any of these activities on desirable terms. Any such alternative could be on terms that are less favorable to the holders of the Series A Preferred Stock than the terms of the Exchange Offer, and holders of the Series A Preferred Stock could receive little or no consideration for their shares of Series A Preferred Stock. There are no restrictive covenants or other obligations under the Charter that limit the Company’s ability to complete a transfer, sale, distribution or spin-off
of profitable assets. Moreover, in any such alternative there can be no assurance that holders of the Series A Preferred Stock will be offered the right to exchange their Series A Preferred Stock or would be entitled to a vote in respect of any such alternative.
Terms of the Exchange Offer
We are offering to exchange, upon the terms and subject to the conditions set forth in this proxy statement/prospectus and the accompanying Letter of Transmittal, any and all shares of our Series A Preferred Stock tendered in the Exchange Offer for newly issued Series B Preferred Stock.
The Exchange Offer will expire at the Expiration Date, unless extended or earlier terminated by us. Tendered shares of Series A Preferred Stock may be withdrawn at any time prior to the expiration of the Exchange Offer. In addition, you may withdraw any tendered shares of Series A Preferred Stock if we have not accepted them for exchange within 40 business days from the commencement of the Exchange Offer on                 , 2022.
We will issue Series B Preferred Stock in exchange for properly tendered (and not validly withdrawn) shares of Series A Preferred Stock that are accepted for exchange promptly after the Expiration Date.

All of the shares of Series A Preferred Stock are held in book-entry form through the facilities of DTC in New York City. This proxy statement/prospectus and the Letter of Transmittal are being sent to all registered holders and beneficial holders of shares of Series A Preferred Stock identified by DTC participants as of the day preceding the date of this proxy statement/prospectus. There will be no fixed record date for determining registered holders of Series A Preferred Stock entitled to participate in the Exchange Offer.
Any shares of Series A Preferred Stock that are accepted for exchange in the Exchange Offer will be retired. Shares of Series A Preferred Stock tendered but not accepted because they were not properly tendered shall remain outstanding upon completion of the Exchange Offer. If any tendered shares of Series A Preferred Stock are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this proxy statement/prospectus or otherwise, all unaccepted shares of Series A Preferred Stock will be returned, without expense, to the tendering holder promptly after the expiration of the Exchange Offer.
Our obligation to accept shares of Series A Preferred Stock tendered pursuant to the Exchange Offer is limited by the conditions listed below under “—Conditions of the Exchange Offer.”
Holders who tender shares of Series A Preferred Stock in the Exchange Offer will not be required to pay brokerage commissions or fees to the Information Agent, the Exchange Agent, the Proxy Solicitor, or us. If your shares of Series A Preferred Stock are held through a broker or other nominee who tenders the shares of Series A Preferred Stock on your behalf, your broker or nominee may charge you a commission for doing so. Additionally, subject to the instructions in the Letter of Transmittal, holders who tender shares of Series A Preferred Stock in the Exchange Offer will not be required to pay transfer taxes with respect to the exchange of shares of Series A Preferred Stock. It is important that you read “—Fees and Expenses” and “Material U.S. Federal Income Tax Considerations” below for more details regarding fees and expenses and taxes relating to the Exchange Offer.
We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Shares of Series A Preferred Stock that are not accepted for exchange in the Exchange Offer will remain outstanding. See “—Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer.” Holders of Series A Preferred Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer. We will not independently provide such a right.
We shall be deemed to have accepted for exchange properly tendered shares of Series A Preferred Stock when we have given oral or written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the holders of Series A Preferred Stock who tender their shares in the Exchange Offer for the purposes of receiving the Exchange Consideration from us and delivering the Exchange Consideration to the exchanging holders. We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any shares of Series A Preferred Stock not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions of the Exchange Offer.”
If your shares of Series A Preferred Stock are accepted for exchange in the Exchange Offer, you will lose your right to receive quarterly dividends in respect of the shares of Series A Preferred Stock, including previously accumulated dividends, when and as declared by our Board of Directors.
Fractional Shares of Series B Preferred Stock
We will not issue fractional shares of Series B Preferred Stock in the Exchange Offer.
Resale of Series B Preferred Stock Received Pursuant to the Exchange Offer
The Series B Preferred Stock issuable pursuant to the Exchange Offer is being registered under the Securities Act and will be freely tradable, except by our affiliates.

Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer
Shares of Series A Preferred Stock that are not accepted for exchange in the Exchange Offer will remain outstanding and continue to be entitled to the rights and benefits holders have under the Georgia Business Corporation Code (the “
GBCC
”), our Amended and Restated Bylaws (our “
Bylaws
”) and our Charter. If the Series A Charter Amendments are effected, the rights of holders of Series A Preferred Stock under the amended Charter will be significantly reduced, including in the following ways:

•	the stated liquidation preference per share of Series A Preferred Stock will be reduced from $25.00 to $5.00 per share;

•
the dividends payable quarterly in cash when and as declared by the Board of Directors, and the accumulation at a rate of 12.875% per annum of the $25.00 per share liquidation preference, would be eliminated;

•	the approximately $38.0 million in accumulated and unpaid Series A Preferred Stock dividends would be eliminated;

•	penalty events and the right of holders of Series A Preferred Stock to elect directors to the Board of Directors upon the occurrence of a penalty event would be eliminated;

•	the redemption price of the Series A Preferred Stock in the event of an optional redemption will be reduced to $5.00 per share;

•	the redemption price of the Series A Preferred Stock in the event of a “change of control” will be reduced to $5.00 per share; and

•	change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference.
Further, if a sufficiently large number of shares of Series A Preferred Stock do not remain outstanding after the Exchange Offer, the trading market for the remaining outstanding shares of Series A Preferred Stock may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading of the shares of Series A Preferred Stock.
Expiration Date; Extension; Termination; Amendment
The Exchange Offer will expire at the Expiration Date, unless extended or earlier terminated by us. The term “Expiration Date” means 11:59 p.m., New York City time, on                 , 2022, and if we extend the period of time for which the Exchange Offer remains open, the term “Expiration Date” means the latest time and date to which the Exchange Offer is so extended. Tendered shares of Series A Preferred Stock may be withdrawn prior to the Expiration Date. You must validly tender your shares of Series A Preferred Stock for exchange prior to the Expiration Date to receive the Exchange Consideration. The Expiration Date will be at least 20 business days from the commencement of the Exchange Offer as required by Rule
14e-1(a)
under the Exchange Act.
We reserve the right to extend the period of time that the Exchange Offer is open, and delay acceptance for exchange of any shares of Series A Preferred Stock, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension, all shares of Series A Preferred Stock previously tendered pursuant to the extended Exchange Offer will remain subject to the Exchange Offer unless properly withdrawn.
In addition, we reserve the right to:

•
terminate the Exchange Offer and not to accept for exchange any shares of Series A Preferred Stock not previously accepted for exchange upon the occurrence of any of the events specified below under “—Conditions of the Exchange Offer” that have not been waived by us; and

•	amend the terms of the Exchange Offer in any manner permitted or not prohibited by law.

If we terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely press release or other public announcement regarding the termination or amendment.
In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated prior to the Expiration Date, no consideration will be paid or become payable to holders who have properly tendered their shares of Series A Preferred Stock pursuant to the Exchange Offer. In any such event, the shares of Series A Preferred Stock previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders.
If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the changes to the Exchange Offer as required by law. In addition, we will take steps to ensure that the Exchange Offer remains open for the minimum number of days, as required by law, following the date we disseminate disclosure regarding the changes.
Procedures for Tendering Shares of Series A Preferred Stock
We have forwarded to you, along with this proxy statement/prospectus, the Letter of Transmittal relating to the Exchange Offer. A holder need not submit the Letter of Transmittal if the holder tenders shares of Series A Preferred Stock in accordance with the procedures mandated by DTC’s ATOP.
To tender in the Exchange Offer through ATOP, a holder must comply with the procedures described below under “—The Depository Trust Company Book-Entry Transfer Procedures.”
The Depository Trust Company
Book-Entry
Transfer Procedures
The Exchange Agent will establish accounts with respect to the shares of Series A Preferred Stock at DTC for purposes of the Exchange Offer within two business days after the date of the Exchange Offer.
Holders who tender (and do not validly withdraw) their shares of Series A Preferred Stock to the Exchange Agent prior to the Expiration Date will be entitled to receive the Exchange Consideration on the settlement date, provided that the remaining conditions to the Exchange Offer have been satisfied or waived. It is your responsibility to validly tender your shares of Series A Preferred Stock. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.
Any beneficial holder whose shares of Series A Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to tender should contact such broker, dealer, commercial bank or trust company promptly and instruct such broker, dealer, commercial bank or trust company to tender the shares of Series A Preferred Stock on such beneficial owner’s behalf.
If you need help in tendering your shares of Series A Preferred Stock, please contact the Exchange Agent, whose address and telephone number are listed on the back cover of this proxy statement/prospectus.
All of the shares of Series A Preferred Stock are held in book-entry form and are currently represented by one or more global certificates registered in the name of a nominee of DTC. We have confirmed with DTC that the shares of Series A Preferred Stock may be exchanged by using ATOP procedures instituted by DTC. DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their outstanding shares of Series A Preferred Stock to the Exchange Agent using the ATOP procedures. In connection with each book-entry transfer of shares of Series A Preferred Stock to the Exchange Agent, DTC will send an “agent’s message” to the Exchange Agent, which, in turn, will confirm its receipt of the book-entry transfer. The term “agent’s message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the participant in DTC tendering shares of Series A Preferred Stock that such participant has received and agrees to be bound by the terms of the Exchange Offer and that the Company may enforce such agreement against the participant. By using the ATOP procedures to tender shares of Series A Preferred Stock, you will not be required to deliver the Letter of Transmittal to the Information Agent. However, you will be bound by the terms of the Letter of Transmittal just as if you had signed it.
You must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC to tender your shares of Series A Preferred Stock or follow the procedures described under “—Guaranteed Delivery Procedures” below.
Guaranteed Delivery Procedures
If a holder of Series A Preferred Stock desires to tender its shares of Series A Preferred Stock for exchange pursuant to the Exchange Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, the holder can still tender its shares of Series A Preferred Stock if all the following conditions are met:

•
the tender is made by or through a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule
17Ad-15
promulgated under the Exchange Act (an “
Eligible Institution
”);

•
the Exchange Agent receives by hand, mail, overnight courier, facsimile or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form attached as an exhibit to the Registration Statement of which this proxy statement/prospectus is a part, with signatures guaranteed by an Eligible Institution; and

•
a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all shares of Series A Preferred Stock delivered electronically, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message in accordance with ATOP), and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent within two days that the NYSE American is open for trading after the date the Exchange Agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of shares of Series A Preferred Stock pursuant to the Exchange Offer, the issuance of Series B Preferred Stock in exchange for those shares of Series A Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only if the Exchange Agent has timely received the applicable foregoing items.
Withdrawal Rights
You may withdraw your tender of shares of Series A Preferred Stock at any time before the Expiration Date. In addition, if not previously returned, you may withdraw shares of Series A Preferred Stock that you tender that are not accepted by us for exchange after expiration of 40 business days from the commencement of the Exchange Offer. For a withdrawal of shares tendered through ATOP to be effective, the Exchange Agent must receive a computer-generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC, or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration of the Exchange Offer. Any notice of withdrawal must:

•	specify the name of the person that tendered the shares of Series A Preferred Stock to be withdrawn;

•	identify the shares of Series A Preferred Stock to be withdrawn;

•	specify the number of shares of Series A Preferred Stock to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the shares of Series A Preferred Stock exchanged;

•
be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the shares of Series A Preferred Stock were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the transfer agent register the transfer of such shares of Series A Preferred Stock into the name of the person withdrawing the tender; and

•	specify the name in which any shares of Series A Preferred Stock are to be registered, if different from that of the person that tendered the shares of Series A Preferred Stock.
Any notice of withdrawal of shares tendered through ATOP must specify the name and number of the account at DTC to be credited with the withdrawn shares of Series A Preferred Stock or otherwise comply with DTC’s procedures.
If you previously submitted a proxy, an effective withdrawal will not revoke such proxy or change your vote(s) contained within such proxy. For more information regarding the procedures for revoking your proxy, see “The Special Meeting—Revocability of Proxy” and “The Special Meeting—Right to Revoke Proxy.”
Any shares of Series A Preferred Stock withdrawn will not have been properly tendered for exchange for purposes of the Exchange Offer. Any shares of Series A Preferred Stock that have been tendered for exchange through ATOP but which are not accepted for exchange for any reason will be credited to an account with DTC specified by the holder, promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn shares of Series A Preferred Stock may be re-tendered
by following one of the procedures described under “—Procedures for Tendering Shares of Series A Preferred Stock” above at any time on or before the applicable Expiration Date.
Acceptance of Shares of Series A Preferred Stock for Exchange; Delivery of Exchange Consideration
Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will promptly accept the shares of Series A Preferred Stock properly tendered that have not been validly withdrawn pursuant to the Exchange Offer and will pay the Exchange Consideration in exchange for such shares of Series A Preferred Stock promptly after acceptance. See “—Conditions of the Exchange Offer” below. For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered shares of Series A Preferred Stock for exchange when we give notice of acceptance to the Exchange Agent.
In all cases, we will pay the Exchange Consideration in exchange for shares of Series A Preferred Stock that are accepted for exchange pursuant to the Exchange Offer only after the Exchange Agent timely receives a book-entry confirmation of the transfer of the shares of Series A Preferred Stock into the Exchange Agent’s account at DTC, and a properly completed and duly executed Letter of Transmittal and all other required documents or a properly transmitted agent’s message.
We will not be liable for any interest as a result of a delay by the Exchange Agent or DTC in distributing the Exchange Consideration in the Exchange Offer.
Conditions of the Exchange Offer
Notwithstanding any other provision of this proxy statement/prospectus to the contrary, we will not be required to accept for exchange shares of Series A Preferred Stock tendered pursuant to the Exchange Offer and may terminate or amend the Exchange Offer if any condition to the Exchange Offer is not satisfied. We may also, subject to Rule
14e-1
under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of shares of Series A Preferred Stock properly tendered (and not validly withdrawn) prior to the Expiration Date, if any one of the following conditions has occurred, and the occurrence thereof has not been waived by us:

•
holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock as of the Record Date have not approved each of the Preferred Series A Charter Amendment Proposal (the “
Preferred Series A Charter Amendment Condition
”), and the Series B Preferred Stock Proposal by March 28, 2022 (the “
Series B Preferred Designation Condition
”);

•
a majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date have not approved the Common Charter Amendment Proposal by March 28, 2022 (the “
Common Charter Amendment Condition
” and, together with the Preferred Series A Charter Amendment Condition, the “
Charter Amendment Conditions
”);

•
the Registration Statement of which this proxy statement/prospectus is a part shall not have become effective in accordance with the provisions of the Securities Act, a stop order shall have been issued by the SEC or a proceeding seeking such stop order has been threatened or initiated by the SEC that remains pending (collectively, the “
Registration Statement Condition
”);

•
there shall have been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Exchange Offer or materially impair the contemplated benefits to us (as set forth under “—Reasons for the Exchange Offer”) of the Exchange Offer;

•
an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent, restrict or delay consummation of the Exchange Offer or materially impair the contemplated benefits to us of the Exchange Offer, or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects;

•	there shall have occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs; or

•	there shall have occurred:

•	any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets;

•	a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

•
any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or

•
a natural disaster or the commencement or material worsening of a war, armed hostilities, act of terrorism, pandemic or other international or national calamity directly or indirectly involving the United States which, in our reasonable judgment, diminishes general economic activity to a degree sufficient to materially reduce demand for our business.

The Charter Amendment Conditions, the Series B Preferred Designation Condition and the Registration Statement Condition may not be waived.
We expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any shares of Series A Preferred Stock not previously accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offer specified above. In addition, we expressly reserve the right, at any time or at various times, to waive certain of the conditions to the Exchange Offer, in whole or in part. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance,
termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release or other public announcement to the extent required by law.
These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer in our reasonable discretion, regardless of the circumstances giving rise to the condition (other than any action or failure to act by us). Each such right will be deemed an ongoing right that we may assert at any time or at various times with respect to the Exchange Offer prior to its expiration.
All conditions to the Exchange Offer must be satisfied or waived prior to the expiration of the Exchange Offer.
If the Preferred Series A Charter Amendment Proposal and the Common Charter Amendment Proposal are approved by our shareholders, then we will implement the Series A Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series A Charter Amendments, regardless of whether the Exchange Offer is consummated. We will implement the Series B Charter Amendments by filing with the Secretary of State of the State of Georgia articles of amendment that include the Series B Charter Amendments if and only if the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal and the Common Charter Amendment Proposal are approved by our shareholders.
Fees and Expenses
We will bear the fees and expenses of the Exchange Offer, and tendering holders of Series A Preferred Stock will not be required to pay any of our expenses of the Exchange Offer, including the fees of the Information Agent, the Exchange Agent and the Proxy Solicitor. Total fees and expenses incurred or to be incurred by the Company in connection with the Exchange Offer are estimated at this time to be as follows:

Description	Amount
Legal fees	$700,000
Accounting fees	$22,500
Printing, proxy solicitation, filing, mailing, special meeting and exchange offer costs	$195,000
SEC filing fee	$1,122
Miscellaneous	$5,000

Total fees and expenses	$923,622

In addition to the fees and expenses described above, we will reimburse the Information Agent, the Exchange Agent and the Proxy Solicitor for reasonable out-of-pocket
expenses, and we will indemnify each of the Information Agent, the Exchange Agent and the Proxy Solicitor against certain liabilities and expenses in connection with the Exchange Offer, including liabilities under the federal securities laws. The principal solicitation is being made by mail. However, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees.
If a tendering holder participates in the Exchange Offer through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions to such third party.

Settlement
As soon as practicable after tender, but no later than two business days after the Expiration Date, the holders of any tendered shares of Series A Preferred Stock that the Company deems not accepted for payment, whether for improper tender procedure or otherwise, will be notified. All shares of Series A Preferred Stock for which such notification is not provided within two business days after the Expiration Date will be deemed accepted for payment, subject only to the closing conditions of the Exchange Offer, including the Charter Amendment Conditions and the Series B Preferred Designation Condition.
If any tendered shares of Series A Preferred Stock are not accepted for exchange pursuant to the terms and conditions of the Exchange Offer for any reason, certificates for such unexchanged shares of Series A Preferred Stock will be returned to the tendering holder promptly following the Expiration Date.
Upon the terms and subject to the conditions of the Exchange Offer, the exchange of the outstanding shares of Series A Preferred Stock validly tendered, accepted for payment and not withdrawn will be made at the closing of the Exchange Offer. The closing of the Exchange Offer is expected to occur within two business days of the Expiration Date. Delivery of the Exchange Consideration in exchange for properly tendered and accepted shares of Series A Preferred Stock pursuant to the Exchange Offer will be made by us at the closing of the Exchange Offer. Under no circumstances will interest be paid by us by reason of any delay in making such exchange.
Future Purchases
Following completion of the Exchange Offer, we may repurchase shares of Series A Preferred Stock that remain outstanding in the open market, redemptions, privately negotiated transactions, tender or exchange offers or otherwise. Future purchases of shares of Series A Preferred Stock that remain outstanding after the Exchange Offer may be on terms that are more or less favorable than the Exchange Offer. However, Exchange Act Rules
14e-5
and
13e-4
generally prohibit us and our affiliates from purchasing any shares of Series A Preferred Stock other than pursuant to the Exchange Offer until ten business days after the Expiration Date, although there are some exceptions. Future purchases, if any, will depend on many factors, which will include market conditions and the condition of our business.
No Appraisal Rights
Holders of Series A Preferred Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to the Exchange Offer. We will not independently provide such a right.
Schedule TO/13E-3
We believe that the Exchange Offer has a reasonable likelihood of causing the Series A Preferred Stock to (i) be eligible for termination of registration under Section 12(g)(4) of the Exchange Act and (ii) be delisted from the NYSE American. Accordingly, we have filed with the SEC a joint statement on Schedule
TO/13E-3,
which contains additional information with respect to the Company and the Exchange Offer. The Schedule
TO/13E-3,
including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as are set forth under “How to Obtain Additional Information.” We will amend the Schedule TO/13E-3 to report any material changes in the terms of the Exchange Offer and to report the final results of the Exchange Offer as required by Exchange Act
Rules 13e-3(d)(3),
13e-4(c)(3) and 13e-4(c)(4).
“Blue Sky” Compliance
We are making the Exchange Offer to eligible holders only. We are not aware of any jurisdiction in which the making of this Exchange Offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of this Exchange Offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, this Exchange Offer will not be made to, nor will tenders of shares of Series A Preferred Stock be accepted from or on behalf of, the holders of Series A Preferred Stock residing in such jurisdiction.
Accounting Treatment
For each share of Series A Preferred Stock that is exchanged in the Exchange Offer, we will eliminate from our Series A Preferred Stock equity account an amount equal to the sum of $25.00 and an offset amount for the allocation of Series A Preferred Stock issuance costs. The amount eliminated, which nets to $22.20 per share of Series A Preferred Stock, will be replaced by an equivalent amount in our Series B Preferred Stock capital account.

THE SPECIAL MEETING
To Be Held March 28, 2022
To the Holders of Our Series A Preferred Stock and Holders of Our Common Stock:
The Board of Directors is furnishing this proxy statement/prospectus in connection with its solicitation of proxies for use at the Special Meeting of the holders of our Series A Preferred Stock and holders our Common Stock, to be held on March 28, 2022 at 10:00 a.m., Eastern Time, at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia. The Special Meeting is being held in connection with the Exchange Offer. It is a condition to the consummation of the Exchange Offer that the holders of our Series A Preferred Stock and our Common Stock vote on, and approve, the Required Proposals described in this proxy statement/prospectus. As a result, we are holding the Special Meeting. This proxy statement/prospectus, the accompanying proxy cards and the notice of the Special Meeting are being provided to holders of our Series A Preferred Stock and holders of our Common Stock beginning on or about                 , 2022.
Proposals to Be Considered at the Special Meeting
The following Proposals will be presented to the holders of Series A Preferred Stock entitled to vote thereon for consideration at the Special Meeting:

1.
to approve a proposal to amend our Charter to (i) reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share, (ii) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (iii) eliminate future dividends on the Series A Preferred Stock, (iv) eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (v) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (vi) reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share and (vii) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference, on the terms of the form of proposed Series A Charter Amendments set forth as
Annex A
to this proxy statement/prospectus;

2.
to approve a proposal to (i) amend our Charter to increase the authorized number of shares of preferred stock to 6,000,000 shares, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus, and (ii) approve the authorization, creation and designation by the Board pursuant to Section 14-2-602 of the Official Code of Georgia Annotated, from the authorized but undesignated shares of preferred stock, of the Series B Preferred Stock having the rights, preferences and privileges substantially as set forth in the form of amendment to the Charter in
Annex B-2
to this proxy statement/prospectus and as described under “Description of Capital Stock—Series B Preferred Stock,” which, if so approved by the holders of the Series A Preferred Stock as part of this proposal, will rank senior to the Series A Preferred Stock, and be “Senior Shares” to the Series A Preferred Stock, pursuant to and as contemplated by Section 3.7(e) of the Charter; and

3.
to approve (together with the holders of Common Stock) the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Required Proposals.

The following Proposals will be presented to the holders of Common Stock entitled to vote thereon for consideration at the Special Meeting:

1.
to approve a proposal to (i) amend our Charter to (a) reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share, (b) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (c) eliminate future dividends on the Series A Preferred Stock, (d) eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (e) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (f) reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share and (g) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference, on the terms of the form of proposed amendments set forth as
Annex A
to this proxy statement/prospectus and (ii) amend our Charter to increase the authorized number of shares of the Company to 61,000,000 shares, consisting of 55,000,000 shares of common stock and 6,000,000 shares of preferred stock, on the terms of the form of proposed amendments set forth as
Annex B-1
to this proxy statement/prospectus; and

2.
to approve (together with the holders of Series A Preferred Stock) the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Required Proposals.

Reasons for the Special Meeting and Consideration of the Required Proposals
See “Special Factors—Background of the Exchange Offer” and “The Exchange Offer—Reasons for the Exchange Offer.”
In order to consummate the Exchange Offer, the Required Proposals must be approved by the Company’s shareholders entitled to vote on each Required Proposal. See “Preferred Series A Charter Amendment Proposal,” “Series B Preferred Stock Proposal” and “Common Charter Amendment Proposal” for the full description of the reasons for and effects of each Required Proposal.
Solicitation of Proxies
This proxy is solicited by and on behalf of our Board of Directors. Our directors, officers and employees may solicit the return of proxies by personal interview, mail, telephone,
e-mail
or facsimile. We will not pay additional compensation to our directors, officers or employees for their solicitation efforts, but we will reimburse them for any out-of-pocket
expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our Series A Preferred Stock and persons holding shares of our Common Stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the Special Meeting, including the cost of mailing.
Record Date and Voting Rights
Our holders of Series A Preferred Stock have no voting rights, except as set forth in our Charter or as otherwise required by law. Under our Charter, holders of Series A Preferred Stock are entitled to vote on matters relating to amending, altering or appealing the provisions of our Charter, as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, including the Preferred Series A Charter Amendment Proposal at the Special Meeting. Under our Charter, holders of Series A Preferred Stock are also entitled to vote on matters relating to the authorization or creation of any class or series of shares whose holders are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock, including the Series B Preferred Stock. Our holders of Common Stock are entitled to vote on all matters submitted to shareholders. Each share of Common Stock entitles the holder to one vote.
Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any postponement or adjournment of the Special Meeting. On the Record Date,                  shares of Series A Preferred Stock were outstanding and                  shares of Common Stock were outstanding.
We are commencing our solicitation of proxies on or about                 , 2022. We will continue to solicit proxies until the date of the Special Meeting. Each shareholder of record on February 24, 2022 who has not yet received a proxy statement/prospectus prior to that date will receive a proxy statement/prospectus and have the opportunity to vote on the matters described in the proxy statement/prospectus. Proxies delivered prior to the

Record Date will be valid and effective so long as the shareholder providing the proxy is a shareholder on the Record Date. If you are not a holder of record on the Record Date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another proxy after the Record Date. If you deliver a proxy prior to the Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the Record Date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the Record Date will not be effective.
Each holder of Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock held as of the Record Date. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. Consequently, the aggregate number of shares entitled to be voted at the Special Meeting for each Proposal is as follows:

Aggregate Votes Entitled to be Cast
Preferred Series A Charter Amendment Proposal	shares of Series A Preferred Stock
Series B Preferred Stock Proposal	shares of Series A Preferred Stock
Common Charter Amendment Proposal	shares of Common Stock
Adjournment Proposal	shares of Series A Preferred Stock and shares of Common Stock
Voting of Proxies
If you are not planning on attending the Special Meeting to vote your shares in person, your shares cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by using your tablet or smartphone. To give the Company the power to vote your shares of Series A Preferred Stock or Common Stock at the Special Meeting, the applicable proxy card that accompanies this proxy statement/prospectus should be returned to the Company in the enclosed return envelope. Specific instructions for holders of record of Series A Preferred Stock and holders of record of Common Stock who wish to use the Internet, tablet or smartphone voting procedures are set forth on the proxy card.
Shares of Series A Preferred Stock and shares of Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy:

•	shares of Series A Preferred Stock will be voted “ FOR ” the Preferred Series A Charter Amendment Proposal;

•	shares of Series A Preferred Stock will be voted “ FOR ” the Series B Preferred Stock Proposal;

•	shares of Common Stock will be voted “ FOR ” the Common Charter Amendment Proposal; and

•	shares of Series A Preferred Stock and Common Stock will be voted “ FOR ” the Adjournment Proposal.
The Board of Directors recommends that the holders of Series A Preferred Stock vote “
FOR
” each of the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal and the Adjournment Proposal and the holders of Common Stock vote “
FOR
” each of the Common Charter Amendment Proposal and the Adjournment Proposal. The management and the Board of Directors know of no matters to be brought before the Special Meeting other than as set forth herein. Because this is a Special Meeting called by the Board of Directors, under the GBCC and our Bylaws, the only matters that may properly be brought before the meeting are those items proposed in the notice of Special Meeting and further described in this proxy statement/prospectus. Holders of Series A Preferred Stock and holders of Common Stock do not have the ability to bring any matters before the Special Meeting.

Revocability of Proxy
The giving of your proxy does not preclude your right to vote in person should you so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the Special Meeting and voting in person.
Broker
Non-Votes
If the shares of Series A Preferred Stock or Common Stock you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions. The Proposals are non-routine
items under the rules of the NYSE American and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. To vote your shares, you will need to follow the directions your nominee provides to you. If you do not give instructions to your nominee, your nominee will not have discretionary authority to vote your shares on any of the Proposals and a broker non-vote
will result.
A broker
non-vote
will act as a vote “against” the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal or the Common Charter Amendment Proposal, as applicable. Broker non-votes will have no effect on the outcome of the Adjournment Proposal. The Company does not expect any broker non-votes
at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.
Quorum and Counting of Votes
A majority of the votes entitled to be cast on the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal by the holders of the Series A Preferred Stock, represented in person or by proxy at the Special Meeting, constitutes a quorum of the holders of the Series A Preferred Stock for action on such proposal. A majority of the votes entitled to be cast on the Common Charter Amendment Proposal by the holders of the Common Stock, represented in person or by proxy at the Special Meeting, constitutes a quorum of the holders of the Common Stock for action on each such proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares represented at the Special Meeting, whether or not a quorum is present. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Special Meeting may be adjourned by the holders of a majority of the voting shares represented at the meeting until a quorum has been obtained.
The affirmative vote of the holders of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the Record Date will be required to approve each of the Preferred Series A Charter Amendment Proposal and the Series B Preferred Stock Proposal. The affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date will be required to approve the Common Charter Amendment Proposal. The affirmative vote of a majority of the voting shares represented at the Special Meeting, whether in person or by proxy, voting together as a single class, will be required to approve the Adjournment Proposal.
Abstentions and broker
non-votes
will be included in determining whether a quorum is present at the Special Meeting, as they are considered present and entitled to cast a vote on a matter at the meeting. An abstention or broker non-vote
will act as a vote “against” the Preferred Series A Charter Amendment Proposal, the Series B Preferred Stock Proposal or the Common Charter Amendment Proposal, as applicable. An abstention will have the same effect as a vote “against” the Adjournment Proposal, while a broker non-vote will have no effect on the outcome of the Adjournment Proposal. The Company does not expect any broker non-votes
at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board of Director’s recommendations.
Right to Revoke Proxy
If you hold shares of voting stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	notify our Corporate Secretary in writing before your shares of voting stock have been voted at the Special Meeting;

•	sign, date and mail a new proxy card to the Proxy Solicitor; or

•	attend the Special Meeting and vote your shares of voting stock in person.
You must meet the same deadline when revoking your proxy as when voting by proxy. See “—Voting of Proxies” for more information.
If shares of voting stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Shareholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of proxy materials to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request separate copies of our proxy materials to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to shareholders who share an address, should be directed to the Exchange Agent. In addition, shareholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence.
Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of voting stock in your own name as a holder of record, householding will not apply to your shares.
Proxy Solicitor and Information Agent
We have engaged Morrow Sodali LLC to act as Proxy Solicitor for this proxy solicitation and Information Agent for the Exchange Offer. The Company will pay the Proxy Solicitor and Information Agent a fee of approximately $18,000, as well as reasonable and documented out-of-pocket
expenses. The Company also has agreed to indemnify the Proxy Solicitor and Information Agent against various liabilities and expenses that relate to or arise out of its solicitation of proxies and its role in the Exchange Offer (subject to certain exceptions). If you have questions regarding the proxy solicitation or Exchange Offer, please contact the Proxy Solicitor and Information Agent at:
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free: (800)
662-5200
Banks and brokers call collect: (203)
658-9400
E-mail:
RHE@investor.morrowsodali.com

Exchange Agent
We have engaged Continental Stock Transfer & Trust Company to act as the Exchange Agent for the Exchange Offer. The Company will pay the Exchange Agent a fee of approximately $15,000 as well as reasonable and documented out-of-pocket
expenses. The Company also has agreed to indemnify the Exchange Agent against various liabilities and expenses that relate to or arise out of its role in the Exchange Offer (subject to certain exceptions). If you have questions regarding the Exchange Offer, please contact the Exchange Agent at:
Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
Telephone:
(917) 262-2378

PREFERRED SERIES A CHARTER AMENDMENT PROPOSAL
General
In connection with the Exchange Offer, the Board of Directors has recommended to the holders of Series A Preferred Stock for approval the Preferred Series A Charter Amendment Proposal. The proposed Series A Charter Amendments set forth as
Annex A
to this proxy statement/prospectus implement such an amendment to (i) reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share, (ii) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (iii) eliminate future dividends on the Series A Preferred Stock, (iv) eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (v) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (vi) reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share and (vii) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference. The following description, which summarizes the proposed Series A Charter Amendments, is qualified in its entirety by reference to the Charter and the amended text of the affected provisions of the Charter reflecting the Series A Charter Amendments, set forth in
Annex A
to this proxy statement/prospectus.
The Exchange Offer and the other transactions described herein, including the Series A Charter Amendments and the Series B Charter Amendments, will not occur if the Preferred Series A Charter Amendment Proposal to amend the Charter as outlined below is not approved at the Special Meeting.
Proposed Charter Amendments
Listed below are the proposed Series A Charter Amendments. For more information about the reasons for the proposed Series A Charter Amendments, see “The Exchange Offer—Reasons for the Exchange Offer.”

	Existing Charter Provision	Proposed Amendment to Charter Provision
Liquidation Preference	The liquidation preference is $25.00 per share.	The liquidation preference will be $5.00 per share.

Payment of Dividends	Dividends on the Series A Preferred Stock are payable quarterly in cash when and as declared by the Board of Directors and accumulate at a rate of 12.875% per annum of the $25.00 per share liquidation preference.	Dividends on the Series A Preferred Stock will no longer be paid.

Accumulated and Unpaid Dividends	Dividends shall accrue and accumulate on each issued and outstanding share of the Series A Preferred Stock on a daily basis from the original date of issuance of such share and are payable quarterly.	All accumulated and unpaid dividends will be eliminated.

Penalty Events and Election of Directors	Whenever a penalty event has occurred, the number of directors constituting the Board of Directors will be automatically increased by two and the holders of the Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which	There will no longer be any penalty events and holders of Series A Preferred Stock will no longer have the right to vote for the election of two directors whenever a penalty event has occurred.

similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors.

Optional Redemption Price	The redemption price for an optional redemption is $25.00 per share.	The redemption price for an optional redemption will be $5.00 per share.

Change of Control Redemption Price	The redemption price for a redemption upon a change of control is $25.00 per share.	The redemption price for a redemption upon a change of control will be $5.00 per share.

Voting Rights	When shares of any class or series of stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).	When shares of any class or series of stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $5.00 of liquidation preference.
The terms of the Series A Preferred Stock under our existing Charter are described under “Description of Capital Stock—Series A Preferred Stock.” The proposed terms of the Series B Preferred Stock are described under “Description of Capital Stock—Series B Preferred Stock.” The Series A Preferred Stock and the Series B Preferred Stock will have different rights. For more information about these differences, see “Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock.”
Vote Required
The affirmative vote of the holders of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the Record Date will be required to approve the Preferred Series A Charter Amendment Proposal. An abstention or broker non-vote will act as a vote “against” the Preferred Series A Charter Amendment Proposal. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.
Board of Directors Recommendation
After careful consideration, the Board of Directors determined that the Preferred Series A Charter Amendment Proposal is in the best interests of the Company and directed that it be submitted to the holders of Series A Preferred Stock for their approval. The Board of Directors recommends that the holders of Series A Preferred Stock vote in favor of the Preferred Series A Charter Amendment Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT
THE HOLDERS OF SERIES A PREFERRED STOCK VOTE
“FOR”
THE PREFERRED SERIES A CHARTER AMENDMENT PROPOSAL

SERIES B PREFERRED STOCK PROPOSAL
General
In connection with the Exchange Offer, the Board of Directors has recommended to the holders of Series A Preferred Stock for approval the Series B Preferred Stock Proposal. In connection with the Exchange Offer, the Company is offering to issue up to 2,811,535 shares of Series B Preferred Stock, which will rank senior to the Series A Preferred Stock.
The proposed Series B Charter Amendments set forth as
Annex B
to this proxy statement/prospectus implement such an amendment to include the rights, preferences and privileges of the Series B Preferred Stock, which are also described under “Description of Capital Stock—Series B Preferred Stock.” A comparison of the material differences between the rights, preferences and privileges of the Series A Preferred Stock and the rights, preferences and privileges of the Series B Preferred Stock is included in “Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock.”
The Charter currently authorizes the issuance of up to 5,000,000 shares of preferred stock. This Series B Preferred Stock Proposal, if approved by the holders of Series A Preferred Stock and if the holders of Common Stock approve the Common Charter Amendment Proposal, would also increase the number of authorized shares of preferred stock to 6,000,000 to permit the issuance of the Series B Preferred Stock as Exchange Consideration in the Exchange Offer.
Our Board believes that authorizing the creation and designation of the Series B Preferred Stock in connection with the Exchange Offer is in the best interests of the Company because consummation of the Exchange Offer is intended to improve our capital structure and eliminate the Company’s large and growing financial obligation to its holders of Series A Preferred Stock, which the Company believes impedes the growth and strategic opportunities available to it. The amount of accumulated and unpaid dividends on the Series A Preferred Stock is approximately $38.0 million as of February 15, 2022, and unpaid dividends on the Series A Preferred Stock will continue to accumulate (whether or not declared or paid) at a rate of approximately $2.249 million per quarter. See “The Exchange Offer—Reasons for the Exchange Offer.”
Authorizing the creation and designation of the Series B Preferred Stock will not ensure that we will be able to complete the Exchange Offer or that if we make such an offer, it will be accepted by holders of the Series A Preferred Stock. Approval will, however, allow us to undertake such a transaction.
The Exchange Offer and the other transactions described herein will not occur if the Series B Preferred Stock Proposal is not approved at the Special Meeting. In addition, we intend to file with the NYSE American an application to list the shares of Series B Preferred Stock issued in connection with the Exchange Offer.
Vote Required
The affirmative vote of the holders of at least 66 2/3% of all shares of Series A Preferred Stock that are outstanding as of the Record Date will be required to approve the Series B Preferred Stock Proposal. An abstention or broker non-vote will act as a vote “against” the Series B Preferred Stock Proposal. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.
Board of Directors Recommendation
After careful consideration, the Board of Directors determined that the Series B Preferred Stock Proposal is in the best interests of the Company and directed that it be submitted to the holders of Series A

Preferred Stock for their approval. The Board of Directors recommends that the holders of Series A Preferred Stock vote in favor of the Series B Preferred Stock Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT
THE HOLDERS OF SERIES A PREFERRED STOCK VOTE
“FOR”
THE SERIES B PREFERRED STOCK PROPOSAL

COMMON CHARTER AMENDMENT PROPOSAL
General
In connection with the Exchange Offer, the Board of Directors has recommended to the holders of Common Stock for approval the Common Charter Amendment Proposal.
Proposed Series A Charter Amendments
The proposed amendments to the Charter set forth as
Annex A
to this proxy statement/prospectus implement such an amendment to (i) reduce the liquidation preference of the Series A Preferred Stock to $5.00 per share, (ii) eliminate accumulated and unpaid dividends on the Series A Preferred Stock, (iii) eliminate future dividends on the Series A Preferred Stock, (iv) eliminate penalty events and the right of holders of Series A Preferred Stock to elect directors upon the occurrence of a penalty event, (v) reduce the redemption price of the Series A Preferred Stock in the event of an optional redemption to $5.00 per share, (vi) reduce the redemption price of the Series A Preferred Stock in the event of a “change of control” to $5.00 per share and (vii) change the voting rights of holders of Series A Preferred Stock when voting as a single class with any other class or series of stock to one vote per $5.00 liquidation preference. The following description, which summarizes the proposed Series A Charter Amendments, is qualified in its entirety by reference to the Charter and the amended text of the affected provisions of the Charter reflecting the Series A Charter Amendments, set forth in
Annex A
to this proxy statement/prospectus.
The Exchange Offer and the other transactions described herein, including the Series A Charter Amendments and Series B Charter Amendments, will not occur if the Common Charter Amendment Proposal to amend the Charter as outlined below is not approved at the Special Meeting.
Listed below are the proposed Series A Charter Amendments. For more information about the reasons for the proposed Series A Charter Amendments, see “The Exchange Offer—Reasons for the Exchange Offer.”

	Existing Charter Provision	Proposed Amendment to Charter Provision
Liquidation Preference	The liquidation preference is $25.00 per share.	The liquidation preference will be $5.00 per share.

Payment of Dividends	Dividends on the Series A Preferred Stock are payable quarterly in cash when and as declared by the Board of Directors and accumulate at a rate of 12.875% per annum of the $25.00 per share liquidation preference.	Dividends on the Series A Preferred Stock will no longer be paid.

Accumulated and Unpaid Dividends	Dividends shall accrue and accumulate on each issued and outstanding share of the Series A Preferred Stock on a daily basis from the original date of issuance of such share and are payable quarterly.	All accumulated and unpaid dividends will be eliminated.

Penalty Events and Election of Directors	Whenever a penalty event has occurred, the number of directors constituting the Board of Directors will be automatically increased by	There will no longer be any penalty events and holders of Series A Preferred Stock will no longer have the right to vote for

	two and the holders of the Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors.	the election of two directors whenever a penalty event has occurred.

Optional Redemption Price	The redemption price for an optional redemption is $25.00 per share.	The redemption price for an optional redemption will be $5.00 per share.

Change of Control Redemption Price	The redemption price for a redemption upon a change of control is $25.00 per share.	The redemption price for a redemption upon a change of control will be $5.00 per share.

Voting Rights	When shares of any class or series of stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).	When shares of any class or series of stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $5.00 of liquidation preference.
The terms of the Series A Preferred Stock under our existing Charter are described under “Description of Capital Stock—Series A Preferred Stock.” The proposed terms of the Series B Preferred Stock are described under “Description of Capital Stock—Series B Preferred Stock. The Series A Preferred Stock and the Series B Preferred Stock will have different rights. For more information about these differences, see “Differences in Rights of Our Series A Preferred Stock and Series B Preferred Stock.”
Proposed Increase in Authorized Number of Shares of Preferred Stock
In connection with the Exchange Offer, the Company is offering to issue up to 2,811,535 shares of Series B Preferred Stock, which will rank senior to the Series A Preferred Stock.
The Charter currently authorizes the issuance of up to 5,000,000 shares of preferred stock. This Common Charter Amendment Proposal, if approved by the holders of Common Stock, would increase the number of authorized shares of preferred stock to 6,000,000 to permit the issuance of the Series B Preferred Stock as Exchange Consideration in the Exchange Offer.
Our Board believes that increasing the total number of authorized shares and the number of authorized shares of preferred stock to permit the issuance of the Series B Preferred Stock that will be issued in the Exchange Offer is in the best interests of the Company because consummation of the Exchange Offer is intended to improve our capital structure and eliminate the Company’s large and growing financial obligation to its holders of Series A Preferred Stock, which the Company believes impedes the growth and strategic opportunities available to it. The amount of accumulated and unpaid dividends on the Series A Preferred Stock is approximately $38.0 million as of February 15, 2022, and unpaid dividends on the Series A Preferred Stock will continue to accumulate (whether or not declared or paid) at a rate of approximately $2.249 million per quarter. See “The Exchange Offer—Reasons for the Exchange Offer.”
The increase in the total number of authorized shares and the number of authorized shares of preferred stock in the Charter is expressly conditioned upon the approval by the shareholders and implementation of the Series B Preferred Stock Proposal. Accordingly, if we do not receive the required shareholder approval for the Series B Preferred Stock Proposal, we will not increase the total number of authorized shares and the number of shares of preferred stock in the Charter.
Vote Required
The affirmative vote of the majority of votes entitled to be cast by the holders of the outstanding Common Stock as of the Record Date will be required to approve the Common Charter Amendment Proposal. An abstention or broker non-vote will act as a vote “against” the Common Charter Amendment Proposal. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.
Board of Directors Recommendation
After careful consideration, the Board of Directors determined that the Common Charter Amendment Proposal is in the best interests of the Company and directed that it be submitted to the holders of Common Stock for their approval. The Board of Directors recommends that the holders of Common Stock vote in favor of the Common Charter Amendment Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT
THE HOLDERS OF COMMON STOCK VOTE
“FOR”
THE COMMON CHARTER AMENDMENT PROPOSAL

ADJOURNMENT PROPOSAL
General
The Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Required Proposals.
We are asking our holders of Series A Preferred Stock and holders of Common Stock to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Required Proposals.
Vote Required
The affirmative vote of a majority of the voting shares represented at the Special Meeting, whether in person or by proxy, voting together as a single class, will be required to approve the Adjournment Proposal. An abstention will have the same effect as a vote “against” the Adjournment Proposal, while a broker non-vote
will have no effect on the outcome of the Adjournment Proposal. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas all of the Proposals are considered non-routine.
Board of Directors Recommendation
After careful consideration, the Board of Directors determined that the Adjournment Proposal is in the best interests of the Company and directed that it be submitted to the holders of Series A Preferred Stock and holders of Common Stock for their approval. The Board of Directors recommends that the holders of Series A Preferred Stock and holders of Common Stock vote in favor of the Adjournment Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT
THE HOLDERS OF SERIES A PREFERRED STOCK AND HOLDERS OF COMMON STOCK VOTE
“FOR”
THE ADJOURNMENT PROPOSAL

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2021 (in thousands):

•	on an actual basis;

•
on an as adjusted basis to give effect to the Exchange Offer (assuming 66 2/3% of the outstanding shares of Series A Preferred Stock (1,874,357 shares) are each exchanged for one share of Series B Preferred Stock); and

•
on an as adjusted basis to give effect to the Exchange Offer (assuming 100% of the outstanding shares of Series A Preferred Stock (2,811,535 shares) are each exchanged for one share or Series B Preferred Stock).

You should read this information together with our financial statements and the notes to those statements appearing elsewhere in this proxy statement/prospectus.

	December 31, 2021
	Actual	As Adjusted*	As Adjusted**
	(In thousands)
Cash	$6,792	$6,792	$6,792
Restricted cash	3,056	3,056	3,056

Total cash and cash equivalents	$9,848	$9,848	$9,848

Senior debt, net	$46,043	$46,043	$46,043
Bonds, net	6,239	6,239	6,239
Other debt, net	594	594	594

Total long-term debt	52,876	52,876	52,876
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 1,775 issued and outstanding at December 31, 2021	62,515	62,515	62,515
Series A Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288† at December 31, 2021	62,423	20,808	—
Series B Preferred stock, no par value	—	41,615	62,423
Accumulated deficit	(114,542)	(114,542)	(114,542)

Total stockholders’ equity	10,396	10,396	10,396
Total long-term debt and stockholders’ equity	$63,272	$63,272	$63,272

*	Assuming 66 2/3% of the outstanding shares of Series A Preferred Stock (1,874,357 shares) are each exchanged for one share of Series B Preferred Stock.
**	Assuming 100% of the outstanding shares of Series A Preferred Stock (2,811,535 shares) are each exchanged for one share of Series B Preferred Stock.
†
Redemption amount does not include approximately $36.9 million in accumulated and unpaid dividends on the Series A Preferred Stock as of December 31, 2021. The amount of accumulated and unpaid dividends on the Series A Preferred Stock is approximately $38.0 million as of February 15, 2022.

MARKET PRICE FOR THE SERIES A PREFERRED STOCK
In November 2012, our shares of Series A Preferred Stock commenced trading on the NYSE American under the symbol
“RHE-PA.”
There were approximately 1,083 holders of record of Series A Preferred Stock as of February 15, 2022.
The table below sets forth, for the periods indicated, the high and low closing prices of our Series A Preferred Stock as reported by the NYSE American.

2022	High	Low
First Quarter to February 17, 2022	$4.5500	$4.0800

2021	High	Low
Fourth Quarter	$5.2200	$3.8600
Third Quarter	6.0100	4.8800
Second Quarter	6.3000	2.7300
First Quarter	2.9800	2.2400

2020	High	Low
Fourth Quarter	$2.4200	$1.9000
Third Quarter	2.2000	1.7800
Second Quarter	2.2400	1.7500
First Quarter	4.6700	1.8500

2019	High	Low
Fourth Quarter	$5.5490	$3.9600
Third Quarter	6.2500	2.9350
Second Quarter	4.2300	2.7805
First Quarter	4.0000	2.3000
On February 17, 2022, the closing price of our Series A Preferred Stock as traded on the NYSE American was $4.4124 per share.

DIVIDEND POLICY AND DIVIDENDS PAID ON OUR COMMON STOCK
For certain information with respect to our dividend policy and the dividends paid on our Common Stock, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Market for Registrant’s Common Equity” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
For a discussion and analysis of our financial condition and results of operations, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

DESCRIPTION OF BUSINESS
For a description of our business, see Part I, Item 1, “Business” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS
For certain information with respect to our directors, executive officers and control persons, see Part III, Item 10, “Directors, Executive Officers and Corporate Governance—Information About our Executive Officers” and “—Arrangements with Directors Regarding Election/Appointment” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

STOCK OWNERSHIP
Ownership of the Common Stock
For certain information with respect to the beneficial ownership of our Common Stock, see Part III, Item 12, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Beneficial Ownership of Common Stock” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
Ownership of the Series A Preferred Stock
To our knowledge, none of our directors or executive officers beneficially own any shares of Series A Preferred Stock. The following table sets forth certain information, as of February 15, 2022 and based on information reported by each beneficial owner, relating to the beneficial ownership of our Series A Preferred Stock. To our knowledge, there are no other beneficial owners who hold more than 5% of the outstanding shares of Series A Preferred Stock.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock Beneficially Owned		Percent of Outstanding Series A Preferred Stock
Charles L. Frischer	397,982	(1)	14.16%

(1)
Information obtained from the Schedule 13D/A filed by Charles L. Frischer and the Libby Frischer Family Partnership (“
LFFP
”), an entity that Mr. Frischer is the general partner of, with the SEC on July 6, 2021. Charles L. Frischer reports having sole voting power and sole dispositive power with respect to 397,982 shares of Series A Preferred Stock. LFFP reports having sole voting power and sole dispositive power with respect to 11,000 shares of Series A Preferred Stock. The principal business address of Charles L. Frischer and LFFP is 4404 52nd Avenue NE, Seattle, WA 98105.

EXECUTIVE COMPENSATION
Executive Compensation Tables
For certain tabular information with respect to the compensation of our current executive officers, see Part III, Item 11, “Executive Compensation—Summary Compensation Table” and “—Outstanding Equity Awards at Fiscal
Year-End
Table” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
Compensation Arrangements with Executive Officers
For certain information with respect to the compensation of some of our current executive officers, see Part III, Item 11, “Executive Compensation—Executive Compensation Arrangements” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
Compensation Arrangements with Former Executive Officers
For certain information with respect to the compensation of some of our former executives, see Part III, Item 11, “Executive Compensation—Compensation Arrangements With Former Executive Officers” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
2020 Equity Incentive Plan
The Board believes that stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in us. The Board believes that providing such persons with a direct stake in us assures a closer identification of the interests of such individuals with ours and our shareholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.
On November 4, 2020, the Board adopted, subject to shareholder approval, the Regional Health Properties, Inc. 2020 Equity Incentive Plan (the “
2020 Plan
”). On December 16, 2020, at the Company’s 2020 Annual Meeting of Shareholders, the Company’s shareholders approved the 2020 Plan. The 2020 Plan is designed to enhance the flexibility to grant equity awards to our employees, directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Compensation Committee.
Summary of the 2020 Plan
The following description of certain features of the 2020 Plan is intended to be a summary only. The summary does not purport to be a complete description of all of the provisions of the 2020 Plan and is qualified in its entirety by the full text of the 2020 Plan, which is filed as an exhibit to the Registration Statement of which this proxy statement/prospectus is a part.
Administration
. The 2020 Plan will be administered by the Compensation Committee. The Compensation Committee has full power, subject to the provisions of the 2020 Plan, to: (i) select, from among the individuals eligible for awards, the individuals to whom awards will be granted; (ii) make any combination of awards to participants; (iii) determine the type of awards; and (iv) determine the specific terms and conditions of each award.
Eligibility; Plan Limits
. All employees and
non-employee
directors are eligible to participate in the 2020 Plan as well as consultants who are natural persons and are designated as eligible by the Compensation Committee. As of October 8, 2020, approximately 22 individuals would have been eligible to participate in the

2020 Plan had it been effective on such date, including two executive officers, 14 employees who are not executive officers, three non-employee
directors and three consultants. There are certain limits on the number of awards that may be granted under the 2020 Plan. For example, awards with respect to no more than 24,000 shares of Common Stock may be granted to any individual in any one calendar year, and no more than 250,000 shares of Common Stock may be granted in the form of incentive stock options.
Director Compensation Limit
. The 2020 Plan provides that the value of all awards under the 2020 Plan and all other cash compensation paid by us to any non-employee
director in any calendar year shall not exceed $75,000.
Stock Options
. The 2020 Plan permits the granting of: (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code, and (ii) options that do not so qualify. Options granted under the 2020 Plan will be non-qualified
options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries.
Non-qualified
options may be granted to any persons eligible to receive incentive options and to all other eligible participants in the 2020 Plan. The option exercise price of each option will be determined by the Compensation Committee. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose shall be the closing sales price of the Common Stock as quoted on the NYSE American, or if the closing sales price is not quoted on such date of determination, the closing sales price on the last preceding date for which such quotation exists. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2020 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee.
Upon exercise of options, the option exercise price must be paid in full: (i) in cash or by certified check; (ii) by delivery of shares of Common Stock having a value equal to the exercise price; (iii) by broker-assisted exercise; (iv) with respect to stock options that are not incentive stock options, by a “net exercise” arrangement, pursuant to which the number of shares issued upon exercise is reduced by a number of shares with a fair market value equal to the exercise price; or (iv) by any other means approved by the Compensation Committee consistent with applicable law.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Restricted Common Stock
. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain Company and individual performance goals and/or continued employment or other service with the Company through a specified restricted period.
Restricted Stock Units
. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock, subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with the Company through a specified vesting period.

Deferred Stock Units
. The Compensation Committee may award deferred stock units to participants. Deferred stock units are ultimately payable in the form of shares of Common Stock, generally at a later date elected by the participant.
Stock Appreciation Rights
. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to cash, shares of Common Stock or a combination thereof equal to the value of the appreciation in the stock price over the base price. The base price of a stock appreciation right that is granted in tandem with a stock option will be equal to the exercise price of such stock option and the base price of a stock appreciation right that is not granted in tandem with a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant.
Performance Units
. The Compensation Committee may grant performance units, which entitle a participant to cash, shares of Common Stock or a combination of the two upon the achievement of certain performance criteria.
Other Stock-Based Awards
. The Compensation Committee may grant other awards denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Common Stock or other equity interests of the Company (or a Company subsidiary or operating partnership, if applicable).
Certain Corporate Events
. The Compensation Committee has broad discretion to take action under the 2020 Plan, as well as to make adjustments to the number and kind of shares issuable under the 2020 Plan and the terms, conditions and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions.
In addition, in the event of certain
non-reciprocal
transactions between the Company and our shareholders known as “equity restructurings,” the Compensation Committee will make equitable adjustments to the 2020 Plan and outstanding awards.
In the event of a
“change-in-control”
(as defined in the 2020 Plan), and except as may be otherwise provided in the applicable award agreement, to the extent that the surviving entity declines to assume or replace outstanding awards, then all such outstanding awards will become fully vested and exercisable in connection with the transaction, all forfeiture and other restrictions with respect to such awards will lapse, and all performance goals with respect to such awards will be deemed met to the extent provided in the participant’s award agreement or any other written agreement entered into between us and the participant. Upon or in anticipation of a change-in-control
in which outstanding awards will not be replaced or assumed by the surviving entity, the Compensation Committee may cause any outstanding awards to terminate at a specified time in the future, including, but not limited to, the date of such change-in-control,
and will and give the participant the right to exercise such awards during a period of time determined by the Compensation Committee in its sole discretion.
Tax Withholding
. Participants in the 2020 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require awards to be subject to mandatory share withholding up to the required withholding amount. The Compensation Committee may also require the tax withholding obligation to be satisfied by a sell to cover arrangement.
Amendments and Termination
. The Board or the Compensation Committee may at any time amend, suspend or terminate the 2020 Plan; provided, however, no such action of the Board or the Committee may be taken without shareholder approval if such action would otherwise require shareholder approval under applicable law, including the rules of the NYSE American. Additionally, no amendment, suspension or termination of the 2020 Plan may impair any rights or obligations under any outstanding award without the participant’s consent. Under the rules of the NYSE American, any amendments that materially increase the number of shares to be issued under the 2020 Plan, materially increase the benefits to the participants in the 2020 Plan, materially expand the class of participants eligible to participate in the 2020 Plan, or expand the types of options or awards provided under the 2020 Plan, will be subject to approval by our shareholders.
Effective Date of Plan
. The 2020 Plan was approved by our Board on November 4, 2020 and became effective on December 16, 2020, the date on which it was approved by our shareholders.
Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the 2020 Plan. It does not describe all federal tax consequences under the 2020 Plan, nor does it describe state or local tax consequences.
Incentive Options
. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then: (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss; and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year
and
one-year
holding periods described above (a “
disqualifying disposition
”), generally: (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the exercise price thereof; and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, then the option is treated as a non-qualified
option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified
Options
. No income is realized by the optionee at the time a
non-qualified
option is granted. Generally: (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount; and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified
option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to social security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards
. We generally will be entitled to a tax deduction in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable,
unless the award provides for a further deferral.

Parachute Payments
. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible
by us, in whole or in part, and may subject the recipient to a non-deductible
20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

DIRECTOR COMPENSATION
For certain information with respect to the compensation of our directors, see Part III, Item 11, “Executive Compensation—Director Compensation” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

CORPORATE GOVERNANCE AND RELATED MATTERS
Board Structure
Our Charter and our Bylaws provide the Board with flexibility to select the appropriate leadership structure for the Company. The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, or whether the Chairman of the Board should be a management or a non-management
director. Since April 17, 2020, the Board has not had a Chairman of the Board.
Mr. Fox serves as the Lead Independent Director of the Board (the “
Lead Independent Director
”). As the primary interface between management and the Board, the Lead Independent Director provides and serves as a key contact for the independent directors, thereby enhancing the Board’s independence from management. In addition, a Lead Development Director provides a valuable counterweight to a combined Chairman and Chief Executive Officer role, when we have such a dual role as we have from time to time. The Lead Independent Director’s responsibilities include as applicable, among other things:

(i)	consulting with the Chairman of the Board (or the Chief Executive Officer, if there is no Chairman of the Board) regarding the agenda for Board meetings;

(ii)	scheduling and preparing agendas for meetings of non-management directors;

(iii)	presiding over meetings of non-management directors and executive sessions of meetings of the Board from which employee directors are excluded;

(iv)	acting as principal liaison between non-management directors and the Chairman of the Board (or the Chief Executive Officer, if there is no Chairman of the Board) on sensitive issues; and

(v)	raising issues with management on behalf of the non-management directors when appropriate.
The Board employs a number of corporate governance measures to provide an appropriate balance between the respective needs for the operational and strategic leadership provided by management directors, on one hand, and the oversight and objectivity of independent directors, on the other. These corporate governance measures include having a Lead Independent Director with the responsibilities described above, having all of our standing Board committees consist entirely of independent directors, and having each independent director serve on Board committees. Further: (i) all directors play an active role in overseeing the Company’s business both at the Board and committee levels; (ii) directors have full and free access to members of management; and (iii) each of the Board committees has the authority to retain independent financial, legal or other experts as it deems necessary. Also, the Lead Independent Director holds separate executive sessions of non-management
directors and independent directors as he deems necessary.
The Board believes that not having a Chairman of the Board and having a Lead Independent Director is the most appropriate leadership structure for the Company at this time because of the small size of the Board.
Director Independence
The NYSE American listing standards for smaller reporting companies require that at least 50% of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE American rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the Board affirmatively determined that, at all times during the year ended December 31, 2021, and through the date of this proxy statement/prospectus, each of Messrs. Fox, Taylor and Tenwick was independent within the meaning of applicable NYSE American rules.
For purposes of determining the independence of Mr. Fox, the Board considered the Fox Agreement. See “Directors, Executive Officers and Control Persons.”

Committees of the Board
The Board has three standing committees that assist it in carrying out its duties—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “
Nominating Committee
”).
Each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent under the listing standards of the NYSE American. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investor Relations page of our website at
www.regionalhealthproperties.com
and may also be obtained, without charge, by contacting the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024. The following chart shows the membership of our standing committees, as of the date of this proxy statement/prospectus.

Name	Audit Committee	Compensation Committee	Nominating Committee
Michael J. Fox	✓	✓	Chair
Brent Morrison	—	—	—
Kenneth W. Taylor	Chair	✓	✓
David A. Tenwick	✓	Chair	✓
Audit Committee
. The Audit Committee was established in accordance with Section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management’s responses. The Board has determined that Mr. Taylor qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation
S-K
of the Exchange Act, and that he is independent for purposes of the NYSE American rules with respect to audit committee members.
Compensation Committee
. The Compensation Committee is responsible for establishing our compensation plans. The Compensation Committee’s duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Compensation Committee approves the compensation of each senior executive and each member of the Board. In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer. The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee’s activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.
Nominating Committee
. The Nominating Committee is responsible for evaluating and recommending to the Board qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board, developing corporate governance principles, recommending those principles to the Board and considering other matters pertaining to the size and composition of the Board.
Director Attendance at Board, Committee and Annual Shareholder Meetings
During 2021, the Board held 15 meetings in person or telephonically and took action by written consent six times, and the Audit Committee, Compensation Committee and Nominating Committee held four, one and one meeting(s) in person or telephonically, respectively. Each director attended at least 75%, collectively, of the meetings of the Board and its committees on which he served during 2021. In addition, each director attended the Company’s 2021 Annual Meeting of Shareholders either telephonically or in person. Directors are expected to make reasonable efforts to attend the Company’s annual meeting of shareholders.
Director Nomination Process
With respect to the director nomination process, the Nominating Committee’s responsibilities include reviewing the size and overall composition of the Board and recommending changes to the Board; identifying and recommending to the Board qualified individuals to become Board members; making recommendations to the Board with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; assisting the Board in developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board directors to be elected by the Board to fill vacancies.
The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE American listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating Committee. The Nominating Committee believes that continuity in leadership maximizes the Board’s ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election
who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board and its committees.
The Nominating Committee will consider the recommendations of shareholders regarding potential director candidates. Any shareholder who wishes to have the Nominating Committee consider a candidate for election by the Board is required to give written notice of his or her intention to make such a nomination. Our Bylaws set forth the procedures required to be followed for a shareholder to nominate a potential director candidate. A proposed nomination that does not comply with these procedures will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.
Board Diversity
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Nominating Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board that best serves the needs of the Company and its shareholders.
Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating Committee’s risk oversight responsibilities include recommending qualified nominees to be elected to the Board by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board. In addition, in setting compensation, the Compensation Committee strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.
Code of Ethics
We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investor Relations page of our website at
www.regionalhealthproperties.com
and also may be obtained, without charge, by contacting the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024.
Insider Trading Policy and Hedging
We have adopted an Insider Trading Policy which, among other things, prohibits our officers, directors and employees from trading our securities on a short-term basis, purchasing our securities on margin, engaging in short sales with respect to our securities, and buying or selling puts or calls with respect to our securities. We have not otherwise adopted any practices or policies regarding the ability of our officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Communication with the Board and its Committees
The Board welcomes communications from shareholders. Shareholders may send communications to the Board, any of its committees or one or more individual directors, in care of the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024. Any correspondence addressed to the Board, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
For certain information with respect to related party transactions, see Part III, Item 13, “Certain Relationships and Related Transactions, and Director Independence—Related Party Transactions” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus. For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see Part III, Item 10, “Directors, Executive Officers and Corporate Governance—Arrangements with Directors Regarding Election/Appointment” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.
Approval of Related Party Transactions
For certain information with respect to the approval of certain related party transactions, see Part III, Item 13, “Certain Relationships and Related Transactions, and Director Independence—Approval of Related Party Transactions” in our Annual Report, which is incorporated by reference into this proxy statement/prospectus.

DESCRIPTION OF CAPITAL STOCK
The following is a brief description of the material terms of our securities that may be offered under this proxy statement/prospectus. This description does not purport to be complete and is subject in all respects to applicable Georgia law and to the provisions of our Charter and our Bylaws, which are filed as exhibits to the Registration Statement of which this proxy statement/prospectus is a part, and any applicable amendments or supplements thereto, copies of which are on file with the SEC as described under “How to Obtain Additional Information.”
General
We may offer under this proxy statement/prospectus shares of Common Stock. Our Charter authorizes us to issue up to 60,000,000 shares of capital stock, consisting of (a) 55,000,000 shares of Common Stock, no par value per share, and (b) 5,000,000 shares of preferred stock, no par value per share.
Our Charter authorizes the Board to issue from time to time up to 5,000,000 shares of preferred stock in one or more classes or series and, subject to the limitations prescribed by our Charter and the GBCC, with the preferences, limitations and relative rights thereof as may be fixed from time to time by the Board without shareholder action. In addition, the Board may increase or decrease the number of shares contained in the series, but not below the number of shares then issued, or eliminate the series where no shares have been issued. As of the date of this proxy statement/prospectus, there is one class of preferred stock authorized and outstanding: our Series A Preferred Stock.
Common Stock
As of February 15, 2022, we had 1,808,871 shares of Common Stock outstanding. The following is a summary of the material terms and provisions of our Common Stock.
Authorized Capital Shares
Our authorized capital shares consist of 55,000,000 shares of Common Stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. All outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.
Voting Rights
Holders of our Common Stock are entitled to one vote for each share of our Common Stock held of record on the applicable record date on all matters submitted to a vote of shareholders. Except for the election of directors, which is determined by a plurality vote of the votes cast by the shares entitled to vote in the election, or as otherwise may be provided by applicable law or the rules of the NYSE American, a corporate action voted on by shareholders generally is approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of our Common Stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the then-outstanding
shares of preferred stock.

Rights Upon Liquidation
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our Common Stock will share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, our liabilities, subject to prior distribution rights of shares of the preferred stock, if any, then outstanding.
Preemptive Rights
Holders of our Common Stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities.
Ownership and Transfer Restrictions
Our Common Stock is subject to the ownership and transfer restrictions included in Article IX of our Charter. See “—Ownership and Transfer Restrictions.”
Certain Provisions of Our Charter and Our Bylaws
Our Charter and our Bylaws contain provisions that could make more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. These provisions include the ownership and transfer restrictions related to our Common Stock (see “—Ownership and Transfer Restrictions”) as well as the following:

•
Shareholder Action Through Written Consent
. Our Bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.

•
Special Meetings
. Our Bylaws provide that special meetings of shareholders may only be called by: (i) the Board in accordance with our Bylaws; (ii) the Chairman of the Board; (iii) our Chief Executive Officer; or (iv) the holders of 25% of the votes entitled to be cast on any issue proposed to be considered at such special meeting.

•
Removal of Directors
. Our Charter and our Bylaws provide that directors may be removed from the Board only for cause and then only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. Our Charter and our Bylaws provide that, for purposes of removing a director, “cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to us.

•
Authorized But Unissued Stock
. The authorized but unissued shares of our Common Stock and preferred stock is available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock may enable the Board to issue shares to persons friendly to management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of management.

•
Advance Notice Requirements
. Section 2.15 of our Bylaws sets forth the specific procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote, or to nominate a person for election to the Board, at a meeting of shareholders.

•
Georgia “Fair Price” Statute
. Sections 14-2-1110 through 14-2-1113 of the GBCC, or the fair price statute, generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder unless: (i) the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or (ii) the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder. We have elected to be covered by the fair price statute.

•
Georgia “Business Combination” Statute
. Sections 14-2-1131 through 14-2-1133 of the GBCC generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five years after the date on which such shareholder became an interested shareholder unless: (i) the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder; (ii) the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or (iii) subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132). We have elected to be covered by the business combination statute.

Listing
The Common Stock is listed on the NYSE American under the trading symbol “RHE.”
Series A Preferred Stock
As of February 15, 2022, we had 2,811,535 shares of our Series A Preferred Stock outstanding. The following is a summary of the material terms and provisions of our Series A Preferred Stock.
Authorized Capital Shares
The Board has designated 3,000,000 shares of Series A Preferred Stock. All outstanding shares of our Series A Preferred Stock are validly issued, fully paid and nonassessable.
Maturity
The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, except following a change of control (as defined below under “—Special Redemption Upon Change of Control”). Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them as described under “—Redemption” or we are required to redeem them following a change of control as described under “—Special Redemption Upon Change of Control” or we otherwise acquire them. We are not required to set aside funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock ranks: (i) senior to our Common Stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to, for purposes of this section “—Series A Preferred Stock” only, as “
junior shares
”; (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to, for purposes of this section “—Series A Preferred Stock” only, as “
parity shares
”; (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock), which we refer to, for purposes of this section “—Series A Preferred Stock” only, as “
senior shares
”; and (iv) junior to all our existing and future indebtedness.
Dividends
Holders of the Series A Preferred Stock are entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 12.875% per annum of the $25.00 per share liquidation preference, equivalent to approximately $3.20 per annum per share.
A “
dividend period
” with respect to the Series A Preferred Stock means the quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period which shall be deemed to have commenced on and include October 1, 2017 and which shall end on and include the day preceding the first day of the next succeeding dividend period).
Dividends are payable quarterly in equal amounts in arrears on the last calendar day of each dividend period (each, for purposes of this section “—Series A Preferred Stock” only, a “
dividend payment date
”), provided that if any dividend payment date is not a business day, then the dividend which would have been payable on that dividend payment date will be paid on the next succeeding business day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Dividends on the Series A Preferred Stock accrue and accumulate on each issued and outstanding share of the Series A Preferred Stock on a daily basis from the original date of issuance of such share (or with respect to the initial dividend period, from and including the first day thereof). As of February 15, 2022, the Company has approximately $38.0 million in accumulated and unpaid dividends on its Series A Preferred Stock.
Dividends payable on the shares of Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable dividend record date, which is the tenth day preceding the applicable dividend payment date, or such other date we establish no less than ten days and no more than 30 days preceding the dividend payment date (for purposes of this section “—Series A Preferred Stock” only, the “
dividend record date
”).
We will not declare or pay or set apart for payment any dividend on the shares of Series A Preferred Stock if the terms of any of our agreements or senior shares, including agreements relating to our indebtedness, prohibit us from doing so or provide that doing so would put is in breach of or default under any such agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. Future contractual covenants or arrangements we enter into may restrict or prevent future dividend payments.
Notwithstanding the foregoing, however, dividends on the shares of Series A Preferred Stock accrue regardless of whether: (i) the terms of our senior shares or our agreements, including our existing or future indebtedness, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by the Board. Except as otherwise provided, accumulated and unpaid distributions on the shares of Series A Preferred Stock will not bear interest, and holders of the shares of Series A Preferred Stock are not entitled to any distributions in excess of full cumulative distributions as described above. All dividends on the shares of Series A Preferred Stock will be credited to the previously accumulated and unpaid dividends on the shares of Series A Preferred Stock. We will credit any dividends paid on the shares of Series A Preferred Stock first to the earliest accumulated and unpaid dividend due.
Notwithstanding anything herein to the contrary, the payment of dividends on the Common Stock and preferred stock, including the Series A Preferred Stock, is at the discretion of the Board and depends on, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors the Board deems relevant. Our subsidiaries may not pay dividends or other distributions to us under certain agreements governing their indebtedness if they are in default or breach of such agreements. Accordingly, we do not guarantee that we will be able to make cash dividend payments on the preferred stock, including the Series A Preferred Stock, or what the actual dividends will be for any future period.
Unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods: (i) no dividends (other than in shares of the Common Stock or in shares of any series of the preferred stock that we may issue which are junior shares) shall be declared or paid or set apart for payment upon shares of the Common Stock, junior shares or parity shares; (ii) no other distribution shall be declared or made upon shares of the Common Stock, junior shares or parity shares; and (iii) no shares of the Common Stock, junior shares or parity shares shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except as mandatorily required by the terms of such equity security or by conversion into or exchange for shares of our other capital stock that we may issue which are junior shares).
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and parity shares, all dividends declared upon the Series A Preferred Stock and parity shares will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other parity shares will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the Series A Preferred Stock and such other series of the preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.
If the Series A Charter Amendments are effected, our obligation to pay dividends on the Series A Preferred Stock, as well as any accumulated and unpaid dividends, will be eliminated. See “The Exchange Offer—Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer.”
Failure to Make Dividend Payments
If we have committed a “dividend default” with respect to the Series A Preferred Stock by failing to pay the accrued cash dividends on the outstanding Series A Preferred Stock in full for any four consecutive or non-consecutive quarterly periods, then until we have paid all accumulated and unpaid dividends on the shares of the Series A Preferred Stock for all dividend periods up to, and including, the dividend payment date on which the accumulated and unpaid dividends are paid in full: (i) the annual dividend rate on the Series A Preferred Stock will be increased to 12.875% per annum, which we refer to as the “penalty rate,” commencing on the first day after the missed fourth quarterly payment; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under “—Voting Rights.” Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the penalty rate in full for an additional two consecutive quarters (or declared such dividends provided that a sum sufficient for the payment thereof is set apart for such payment), the dividend rate will be restored to the stated rate (unless the penalty rate applies because of the failure to pay dividends) and the foregoing provisions will not be applicable, unless we again fail to pay any quarterly dividend for any future quarter.
Failure to Maintain a Listing on a National Exchange
If a “
delisting event
” with respect to the Series A Preferred Stock occurs because we fail for 180 or more consecutive days to maintain the listing of the Series A Preferred Stock on a national exchange, then: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the penalty rate commencing on the 181st day; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under “—Voting Rights.” When the Series A Preferred Stock is once again listed on a national exchange, the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless the Series A Preferred Stock is again no longer listed on a national exchange.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to, but excluding, the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the Series A Preferred Stock and all other such classes or series of parity shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange will not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us. Under our Charter, we are not required to set aside funds to protect the liquidation preference of the Series A Preferred Stock.
If the Series A Charter Amendments are effected, the stated liquidation preference per share of Series A Preferred Stock will be reduced from $25.00 to $5.00 per share. See “The Exchange Offer—Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer.”
Redemption
We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us. If the Series A Charter Amendments are effected, the redemption price per share will be reduced from $25.00 to $5.00, and our obligation to any pay accumulated and unpaid dividends upon redemption will be eliminated. See “The Exchange Offer—Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer.”

With respect to a redemption as described above, unless full cumulative dividends on all Series A Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period: (i) no Series A Preferred Stock or parity shares shall be redeemed unless all outstanding Series A Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and parity shares; and (ii) we shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock or parity shares (except by conversion into or exchange for junior shares and parity shares).
From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series A Preferred Stock, such shares shall no longer be deemed to be outstanding, and all of your rights as a holder of shares of Series A Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accumulated and unpaid dividends up to, but excluding, the redemption date.
Special Redemption Upon Change of Control
If a “change of control” of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the redemption date, without interest. If the Series A Charter Amendments effected, the redemption price per share will be reduced from $25.00 to $5.00, and our obligation to any pay accumulated and unpaid dividends upon redemption will be eliminated. See “The Exchange Offer—Consequences of Failure to Exchange Series A Preferred Stock in the Exchange Offer.” A “change of control” for purposes of the Series A Preferred Stock is deemed to occur when the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Voting Rights
Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.
Whenever a dividend default or a delisting event (each a “
penalty event
”) has occurred, the number of directors constituting the Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors), and the holders of the Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred

Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting until a correction event has occurred with respect to each penalty event then continuing.
On the date a correction event occurs, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our stock upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series A Preferred Stock shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly. A “
correction event
” with respect to the Series A Preferred Stock means: (i) with respect to any delisting event, the listing of the Series A Preferred Stock for trading on a national exchange; and (ii) with respect to a dividend default, the payment of all accumulated and unpaid dividends in full and the payment of cash dividends at the penalty rate in full for an additional two consecutive quarters (or the declaration of such dividends provided that a sum sufficient for the payment thereof is set aside for such payment). In no event shall the holders of Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national exchange on which any class or series of our stock is listed or quoted.
If a special meeting is not called by us within 75 days after request from the requisite holders of Series A Preferred Stock (or holders of other series or classes of stock we may issue upon which similar voting rights have been conferred and are exercisable) as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of our shareholders and shall be held at the place designated by the holder calling such meeting.
If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a director elected shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which classes or series of stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of stock, and may not be removed by the holders of the Common Stock.
On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock): (i)

authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, for purposes of this section “—Series A Preferred Stock” only, an “
event
”); provided, however, with respect to the occurrence of any event set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an event, we may not be the surviving entity (whether or not such event would constitute a change of control), the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock (although we would be required to redeem the Series A Preferred Stock if such event constitutes a change of control) and, provided further, that any increase in the amount of the authorized Common Stock or other stock we may issue, including the Series A Preferred Stock, or the creation or issuance of any additional Common Stock, Series A Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the Series A Preferred Stock.
Conversion; Preemptive Rights
The Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any of our other property or securities. No holders of the Series A Preferred Stock, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.
Book Entry
The Series A Preferred Stock was issued in global form. DTC or its nominee is the sole registered holder of the Series A Preferred Stock. Ownership of beneficial interests in the Series A Preferred Stock in global form is limited to persons who have accounts with DTC (“
participants
”) or persons who hold interests through such participants. Ownership of beneficial interests in the Series A Preferred Stock in global form is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Series A Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Series A Preferred Stock represented by such global certificate for all purposes. No beneficial owner of an interest in the shares of the Series A Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under our Charter.
Payments of dividends on the global certificate representing the shares of the Series A Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Series A Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Series A Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the Series A Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Series A Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Listing
The Series A Preferred Stock is traded on the NYSE American under the trading symbol
“RHE-PA.”
Series B Preferred Stock
The Series B Preferred Stock will be issued as Exchange Consideration in the Exchange Offer. The following is a summary of the material terms and provisions of our Series B Preferred Stock.
Authorized Capital Shares
The Board has designated 2,811,535 shares of Series B Preferred Stock. When issued, all outstanding shares of our Series B Preferred Stock will be validly issued, fully paid and nonassessable.
Maturity
The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, except following a change of control (as defined below under “—Special Redemption Upon Change of Control”) and as described under “—Cumulative Redemption.” Shares of the Series B Preferred Stock that are not required to be redeemed as described under “—Cumulative Redemption” will remain outstanding indefinitely unless we decide to redeem them as described under “—Redemption” or we are required to redeem them following a change of control as described under “—Special Redemption Upon Change of Control” or we otherwise acquire them. We are not required to set aside funds to redeem the Series B Preferred Stock.
Ranking
The Series B Preferred Stock ranks: (i) senior to our Common Stock, our Series A Preferred Stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to, for purposes of this section “—Series B Preferred Stock” only, as “
junior shares
”; (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to, for purposes of this section “—Series B Preferred Stock” only, as “
parity shares
”; (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock), which we refer to, for purposes of this section “—Series B Preferred Stock” only, as “
senior shares
”; and (iv) junior to all our existing and future indebtedness.
Dividends
Beginning on April 1, 2026, holders of the Series B Preferred Stock are entitled to receive, when, as and if approved by the Board, out of funds legally available for the payment of distributions and declared by us, cumulative dividends at the rate of 12.5% per annum (the “
dividend rate
”) of the liquidation preference of the Series B Preferred Stock in effect on the first calendar day of the applicable dividend period (subject to the sixth paragraph under this section “—Dividends”). The “
liquidation preference
” with respect to the Series B Preferred Stock means (i) from and including the original date of issuance of the Series B Preferred Stock (with respect to the Series B Preferred Stock, the “
original date of issuance
”) to, but excluding, the date that is 18 months after the original date of issuance, $10.00 per share of Series B Preferred Stock, (ii) from and including the date that is 18 months after the original date of issuance to, but excluding, the date that is 24 months after the original date of issuance, $11.00 per share of Series B Preferred Stock, (iii) from and including the date that is 24 months after the original date of issuance to, but excluding, the date that is 36 months after the original date of issuance, $12.50 per share of Series B Preferred Stock, (iv) from and including the date that is 36 months after the original date of issuance to, but excluding, the date that is 48 months after the original date of issuance, $14.50 per share of Series B Preferred Stock and (v) from and including the date that is 48 months after the original date of issuance, $25.00 per share of Series B Preferred Stock, plus, in the case of this clause (v) only, an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption of the Series B Preferred Stock or the date of final distribution to such holders, as applicable, without interest; provided, however, that the liquidation preference for the final shares will be $5.00 per final share.
Dividends will be paid in cash.
A “
dividend period
” with respect to the Series B Preferred Stock means the quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding dividend period; provided, however, that the initial dividend period shall commence on and include April 1, 2026 and shall end on and include the day preceding the first day of the next succeeding dividend period. For the avoidance of doubt, no dividends shall be paid or accrue prior to the initial dividend period.
Dividends are payable quarterly in equal amounts in arrears on the last calendar day of each dividend period (each, for purposes of this section “—Series B Preferred Stock” only, a “
dividend payment date
”), provided that

if any dividend payment date is not a business day, then the dividend which would have been payable on that dividend payment date will be paid on the next succeeding business day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Dividends on the Series B Preferred Stock accrue and accumulate on each issued and outstanding share of the Series B Preferred Stock on a daily basis from April 1, 2026.
Any dividend payable on the shares of Series B Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a
360-day
year consisting of twelve
30-day
months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable dividend record date, which is the tenth day preceding the applicable dividend payment date, or such other date we establish no less than ten days and no more than 30 days preceding the dividend payment date (for purposes of this section “—Series B Preferred Stock” only, the “
dividend record date
”).
In the event that there are more than 200,000 shares of Series B Preferred Stock outstanding on the first calendar day of a dividend period and 200,000 or fewer shares of Series B Preferred Stock outstanding on the last calendar day of such dividend period, the dividends for such dividend period shall be calculated as the sum of (i) (A) the number of days during the dividend period during which there are more than 200,000 shares of Series B Preferred Stock outstanding divided by 90 multiplied by (B) the quarterly dividend rate multiplied by (C) the liquidation preference per share of Series B Preferred Stock on the first calendar day of such dividend period and (ii) (A) the number of days during the dividend period during which there are 200,000 or fewer shares of Series B Preferred Stock outstanding divided by 90 multiplied by (B) the quarterly dividend rate multiplied by (C) $5.00 per share of Series B Preferred Stock.
We will not declare or pay or set apart for payment any dividend on the shares of Series B Preferred Stock if the terms of any of our agreements or senior shares, including agreements relating to our indebtedness, prohibit us from doing so or provide that doing so would put is in breach of or default under any such agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. Future contractual covenants or arrangements we enter into may restrict or prevent future dividend payments.
Notwithstanding the foregoing, however, dividends on the shares of Series B Preferred Stock accrue regardless of whether: (i) the terms of our senior shares or our agreements, including our existing or future indebtedness, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by the Board. Except as otherwise provided, accumulated and unpaid distributions on the shares of Series B Preferred Stock will not bear interest, and holders of the shares of Series B Preferred Stock are not entitled to any distributions in excess of full cumulative distributions as described above. All dividends on the shares of Series B Preferred Stock will be credited to the previously accumulated and unpaid dividends on the shares of Series B Preferred Stock. We will credit any dividends paid on the shares of Series B Preferred Stock first to the earliest accumulated and unpaid dividend due.
Notwithstanding anything herein to the contrary, the payment of dividends on the Common Stock and preferred stock, including the Series B Preferred Stock, is at the discretion of the Board and depends on, among other things, the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to us under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors the Board deems relevant. Our subsidiaries may not pay dividends or other distributions to us under certain agreements governing their indebtedness if they are in default or breach of such agreements. Accordingly, we do not guarantee that we will be able to make dividend payments on the preferred stock, including the Series B Preferred Stock, or what the actual dividends will be for any future period.
Except as provided in the next paragraph and subject to the paragraph following the next paragraph, (i) no distributions or dividends, in cash or otherwise, shall be declared or paid or set apart for payment upon shares of the Common Stock, junior shares or parity shares; and (ii) no shares of the Common Stock, junior shares or parity shares shall be redeemed, purchased or otherwise acquired for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for junior shares or by redemption, purchase or acquisition of stock under any of our employee benefit plans), unless, on the most recently preceding dividend payment date on which dividends on the Series B Preferred Stock became payable, such dividends on the Series B Preferred Stock were paid in full in cash.
When dividends are not paid in full in cash (or a sum of cash sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and parity shares, all dividends declared upon the Series B Preferred Stock and parity shares will be declared and paid pro rata in cash or declared and a sum of cash sufficient for the payment thereof shall be set apart for payment pro rata, so that the amount of dividends declared per share of Series B Preferred Stock and such other parity shares will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such other parity shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other parity shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.
So long as any shares of Series B Preferred Stock remain outstanding, no cash or stock dividends will be paid or made to any holders of Common Stock, Series A Preferred Stock or any other class or series of junior shares we may designate, without the consent of the majority of the votes entitled to be cast by the holders of the outstanding shares of Series B Preferred Stock.
Failure to Make Dividend Payments
If we have committed a “dividend default” with respect to the Series B Preferred Stock by failing to pay dividends on the outstanding Series B Preferred Stock in full for any six consecutive or non-consecutive dividend periods, then commencing on the first day after the dividend payment date on which a dividend default occurs and continuing until we have paid all accumulated accrued and unpaid dividends on the shares of the Series B Preferred Stock for all dividend periods up to, and including, the dividend payment date on which the accumulated accrued and unpaid dividends are paid in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for payment), the holders of the Series B Preferred Stock will have the voting rights described under “—Voting Rights.” Once we have paid all accumulated accrued and unpaid dividends in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for such payment), the foregoing provisions will not be applicable, unless we again fail to pay any dividend for any future dividend period.
Failure to Maintain a Listing on a National Exchange
If a “
delisting event
” with respect to the Series B Preferred Stock occurs because we fail for 360 or more consecutive days to maintain the listing of the Series B Preferred Stock on a national exchange, then: (i) the then-applicable liquidation preference per share of Series B Preferred Stock will increase by $0.50 per share of Series B Preferred Stock (except with respect to the final shares); and (ii) the holders of the Series B Preferred Stock will have the voting rights described under “—Voting Rights.” When the Series B Preferred Stock is once again listed on a national exchange, the foregoing provisions will not be applicable, unless the Series B Preferred Stock is again no longer listed on a national exchange for 360 or more consecutive days.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Common Stock, Series A Preferred Stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series B Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the then-applicable liquidation preference per share of Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distributions on all outstanding senior shares, the holders of the Series B Preferred Stock and all other such classes or series of parity shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange will not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us. Under our Charter, we are not required to set aside funds to protect the liquidation preference of the Series B Preferred Stock.
Redemption
We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the then-applicable liquidation preference per share of Series B Preferred Stock (subject to the last paragraph under this section “—Redemption”), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.
With respect to a redemption as described above, unless all accumulated accrued and unpaid dividends on all Series B Preferred Stock and all parity shares shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Stock or parity shares shall be redeemed unless all outstanding Series B Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Stock or parity shares (A) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock and parity shares or (B) by conversion into or exchange for junior shares and parity shares.
From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series B Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of shares of Series B Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accumulated and unpaid dividends up to, but excluding, the redemption date, in cash without interest.
If, at the time of a redemption of any shares of Series B Preferred Stock, there are (i) 200,000 or fewer shares of Series B Preferred Stock outstanding, the liquidation preference for purposes of calculating the redemption price shall be equal to $5.00 per share of Series B Preferred Stock; or (ii) more than 200,000 shares of Series B Preferred Stock outstanding and such redemption includes any or all of the final shares, the liquidation preference for purposes of calculating the redemption price shall be equal to the weighted average liquidation preference. The “
weighted average liquidation preference
” means the number equal to (i) the sum of (A) the number of shares of Series B Preferred Stock being redeemed that do not constitute the final shares multiplied by the then-applicable liquidation preference per share of Series B Preferred Stock and (B) the number of shares of Series B Preferred Stock being redeemed that do constitute any or all of the final shares multiplied by $5.00 per share of Series B Preferred Stock, divided by (ii) the aggregate number of shares of Series B Preferred Stock being redeemed.

Special Redemption Upon Change of Control
If a “change of control” of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series B Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a redemption price equal to the then-applicable liquidation preference per share of Series B Preferred Stock (subject to the last paragraph under “—Redemption”), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the redemption date, without interest. A “
change of control
” for purposes of the Series B Preferred Stock is deemed to occur when the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Milestone Redemption
If, as of the date that is 18 months after the original date of issuance, we have failed to redeem, repurchase or otherwise acquire 1,000,000 shares of Series B Preferred Stock, then within 30 days of such date, we shall pay to the holders of Series B Preferred Stock, on a pro rata basis in proportion to the number of shares of Series B Preferred Stock held by such holders, a dividend payable in shares of Common Stock equal to the penalty dividend percentage multiplied by 250,000 shares of Common Stock (the “
penalty dividend
”), rounded down to the nearest whole share of Common Stock. The “
penalty dividend percentage
” shall mean the percentage equal to (i) 100%, minus (ii) the percentage equal to (A) the aggregate number of shares of Series B Preferred Stock redeemed, repurchased or otherwise acquired by us as of the date that is 18 months after the original date of issuance, divided by (B) 1,000,000 shares of Series B Preferred Stock. For the avoidance of doubt, the payment of a penalty dividend shall not constitute a cumulative redemption default under “—Cumulative Redemption.”
Cumulative Redemption
If, as of any cumulative redemption measurement date (as defined herein), we have failed to redeem, repurchase or otherwise acquire the applicable cumulative redemption amount (as defined herein) (such a failure, a “
cumulative redemption default
”), then (i) commencing on the first day after such cumulative redemption measurement date and continuing until the date a correction event (as defined herein) with respect to such cumulative redemption default occurs, the holders of Series B Preferred Stock will have the director nomination rights described below under “—Director Nomination Rights”; and (ii) following any cumulative redemption default that has been cured by us, if we subsequently fail to redeem, repurchase or otherwise acquire the applicable cumulative redemption amount as of the applicable cumulative redemption measurement date, such subsequent failure shall constitute a separate cumulative redemption default, and the foregoing provisions of clause (i) of this sentence shall immediately apply until such time as a correction event occurs with respect to such subsequent cumulative redemption default. The “
cumulative redemption amount
” means, in the aggregate, (i) 400,000 shares of Series B Preferred Stock with respect to calendar year 2022, (ii) 900,000 shares of Series B Preferred Stock with respect to calendar year 2023, (iii) 1,400,000 shares of Series B Preferred Stock with respect to calendar year 2024 and (iv) 1,900,000 shares of Series B Preferred Stock with respect to calendar year 2025 (with each such number of shares of Series B Preferred Stock being cumulative of the number of shares of Series B Preferred Stock redeemed in previous calendar years). The “
cumulative redemption measurement date
” means, with respect to any cumulative redemption amount, September 1 of the applicable calendar year.

Voting Rights
Holders of the Series B Preferred Stock do not have any voting rights, except as set forth below in this “—Voting Rights” section or under “—Director Nomination Rights” or as otherwise required by law.
When a dividend default has occurred, subject to the provisions under this section “—Voting Rights,” the number of directors constituting the Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of the Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such two directors) will be entitled to vote for the election of such two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such two directors (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of our shareholders, in which case such vote will be held at the earlier of the second annual or special meeting of our shareholders after such date), and at each subsequent annual meeting until a correction event has occurred with respect to such dividend default (the “
dividend penalty right
”). On the date a correction event with respect to a dividend default occurs, the right of holders of the Series B Preferred Stock to elect any directors pursuant to the dividend penalty right will cease and, unless there are other classes or series of our stock upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series B Preferred Stock pursuant to the dividend penalty right shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to the voting rights under the dividend penalty right exceed two.
When a delisting event has occurred, subject to the provisions under this section “—Voting Rights,” the number of directors constituting the Board will be automatically increased by one (if not already increased by one by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of such director), and the holders of the Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such director) will be entitled to vote for the election of such additional director at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such director (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of our shareholders, in which case such vote will be held at the earlier of the second annual or special meeting of our shareholders after such date), and at each subsequent annual meeting until a correction event has occurred with respect to such delisting event (the “
delisting penalty right
”). On the date a correction event with respect to a delisting event occurs, the right of holders of the Series B Preferred Stock to elect any director pursuant to the delisting penalty right will cease and, unless there are other classes or series of our stock upon which similar voting rights have been conferred and are exercisable, the term of any director elected by holders of the Series B Preferred Stock pursuant to the delisting penalty right shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the

Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to the voting rights under (i) the delisting penalty right exceed one or (ii) the dividend penalty right and the delisting penalty right exceed two. If (A) a delisting event occurs while a previous dividend default remains uncured and (B) two directors are already serving on the Board pursuant to the dividend penalty right in accordance with the preceding paragraph, then no additional director may be elected pursuant to the delisting penalty right under this paragraph. If a dividend default occurs while a previous delisting event remains uncured, then, upon the election of two directors pursuant to the dividend penalty right in accordance with the preceding paragraph, the term of the director then serving on the Board pursuant to the delisting penalty right, if any, shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly.
A “
correction event
” with respect to the Series B Preferred Stock means: (i) with respect to any delisting event, the listing of the Series B Preferred Stock for trading on a national exchange; (ii) with respect to any dividend default, such time as we have paid all accumulated accrued and unpaid dividends on the Series B Preferred Stock in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for payment); and (iii) with respect to any cumulative redemption default, such time as we have redeemed, repurchased or otherwise acquired the applicable cumulative redemption amount.
In no event will the holders of Series B Preferred Stock be entitled pursuant to these voting rights to submit and have elected a director nominee (i) whose election as a director would violate or cause us to be in violation of our Charter, our Bylaws, our Code of Business Conduct and Ethics, our requirements with regard to director qualifications and policies and guidelines applicable to directors, any national exchange on which any class or series of our stock is listed or quoted or any applicable state or federal law, rule or regulation; (ii) that would cause us to fail to satisfy a requirement relating to director independence of any national exchange on which any class or series of our stock is listed or quoted; (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. If the election of a director nominee submitted pursuant to these voting rights would violate or cause us to be in violation of, or to fail to satisfy, any of the foregoing in clauses (i) or (ii) above, or if a director nominee meets clauses (iii) or (iv) above, we will promptly notify in writing such director nominee, and the holders of Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such director) will be entitled to submit a substitute director nominee within 30 days of such notice.
If a special meeting is not called by us within 75 days after request from the requisite holders of Series B Preferred Stock (or holders of other series or classes of stock we may issue upon which similar voting rights have been conferred and are exercisable) as described above, then the holders of record of at least 25% of the outstanding Series B Preferred Stock may designate a holder to call the meeting at our expense, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of our shareholders and shall be held at the place designated by the holder calling such meeting.
If, at any time when the voting rights conferred upon the Series B Preferred Stock pursuant to the dividend penalty right or the delisting penalty right are exercisable, any vacancy in the office of a director elected or appointed pursuant to the dividend penalty right or the delisting penalty right shall occur, then such vacancy may be filled only by the remaining such director(s) or by vote of the holders of record of the outstanding Series B Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors pursuant to the dividend penalty right or the delisting penalty right. Any director elected or appointed pursuant to the dividend penalty right or the delisting penalty right may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which classes or series of stock are entitled to vote as a class with the Series B Preferred Stock in the election of directors pursuant to the dividend penalty right or the delisting penalty right, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and any such other classes or series of stock, and may not be removed by the holders of the Common Stock.
So long as any shares of Series B Preferred Stock remain outstanding, no more than six directors not elected or appointed pursuant to the dividend penalty right, the delisting penalty right or the preceding paragraph may be elected or appointed.
On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our stock have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote per share.
So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock): (i) authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock (each, for purposes of this section “—Series B Preferred Stock” only, an “
event
”); provided, however, with respect to the occurrence of any event set forth in clause (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an event, we may not be the surviving entity (whether or not such event would constitute a change of control), the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock (although we would be required to redeem the Series B Preferred Stock if such event constitutes a change of control) and, provided further, that any increase in the amount of the authorized Common Stock or other stock we may issue, including the Series B Preferred Stock, or the creation or issuance of any additional Common Stock, Series B Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the Series B Preferred Stock. Notwithstanding the foregoing, (A) if any event set forth in clause (ii) above would adversely affect one or more but not all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable (including the Series B Preferred Stock for this purpose), then only such classes or series of stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other classes or series of stock; and (B) if all series of a class of preferred stock are not equally affected by the proposed event, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.
Director Nomination Rights
If a cumulative redemption default has occurred and continuing until the date a correction event with respect to such cumulative redemption default occurs, subject to the provisions under this section “—Director Nomination Rights,” we shall include in our proxy statement (including our form of proxy and ballot) for the next annual meeting of shareholders (or, if such default occurs less than 60 days before the date fixed for the next annual meeting, the second annual meeting after such occurrence), the name of any nominee for election to the

Board submitted pursuant to these director nomination rights (each a “
preferred nominee
”), provided: (i) timely written notice of such preferred nominee (“
notice
”) is given to us by or on behalf of a holder or holders of Series B Preferred Stock that, at the time the notice is given, satisfy the applicable ownership and other requirements (the “
eligible preferred holder
”); (ii) the eligible preferred holder expressly elects in writing at the time of providing the notice to have its preferred nominee included in our proxy statement pursuant to these director nomination rights; and (iii) the eligible preferred holder and the preferred nominee otherwise satisfy the applicable requirements.
The notice shall be directed to the attention of our Secretary. To be timely, the notice shall be delivered to or mailed and received at our principal executive office not less than 60 nor more than 200 days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 days earlier than, or 60 days after, the anniversary of the previous year’s annual meeting, the notice, to be timely, must be so delivered or mailed and received not later than (i) the 90th day prior to the annual meeting or (ii) if later, the close of business on the tenth day following the day on which public announcement is first made of the date of the annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the notice.
In no event shall an eligible preferred holder be entitled pursuant to these director nomination rights to submit and have elected a preferred nominee (i) whose election as a director would violate or cause us to be in violation of our Charter, our Bylaws, our Code of Business Conduct and Ethics, our requirements with regard to director qualifications and policies and guidelines applicable to directors, any national exchange on which any class or series of our stock is listed or quoted or any applicable state or federal law, rule or regulation; (ii) that would cause us to fail to satisfy a requirement relating to director independence of any national exchange on which any class or series of our stock is listed or quoted; (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. If the election of a preferred nominee submitted by an eligible preferred holder would violate or cause us to be in violation of, or to fail to satisfy, any of the foregoing in clauses (i) or (ii) above, or if a preferred nominee meets clauses (iii) or (iv) above, we will promptly notify in writing such eligible preferred holder, and such eligible preferred holder will be entitled to submit a substitute preferred nominee within the same time period for the giving of the notice in the preceding paragraph.
An eligible preferred holder must beneficially own a number of shares of Series B Preferred Stock that represents 10% or more of the outstanding shares of Series B Preferred Stock as of both the date the notice is delivered to or received by us and the record date for determining holders entitled to vote at the meeting. In the event there is more than one eligible preferred holder for any annual meeting, each eligible preferred holder may submit a preferred nominee for inclusion in our proxy statement.
If a correction event with respect to a cumulative redemption default has not occurred at or prior to the commencement of the applicable annual meeting, then one director shall be elected out of the preferred nominee(s) by a plurality of the votes cast by the shares of Series B Preferred Stock at the annual meeting. The election of such director (the “
elected preferred nominee
”) will be effective as of the first business day following the applicable cumulative redemption deadline (as defined herein) (the “
election effective time
”). At the election effective time, the number of directors constituting the Board shall be automatically increased by one to accommodate such election. The “
cumulative redemption deadline
” means, with respect to any cumulative redemption amount, December 31 of the applicable calendar year.
If a correction event with respect to a cumulative redemption default occurs at or prior to the election effective time, then, as applicable, either (i) prior to a vote being held on the election of a director out of the preferred nominee(s) at the annual meeting, all preferred nominees shall be automatically deemed to have withdrawn from the election or (ii) if a vote is held on the election of a director out of the preferred nominee(s) at the annual meeting, (a) such vote will be deemed void, (b) the preferred nominee who received a plurality of the votes cast by the shares of Series B Preferred Stock at the annual meeting shall not be deemed to have been elected as a director and (c) the number of directors constituting the Board shall remain unchanged.
On the date a correction event with respect to a cumulative redemption default occurs, the rights of eligible preferred holders to submit preferred nominees and have an elected preferred nominee elected out of such preferred nominee(s) pursuant to such default will cease, and the term of the elected preferred nominee then serving on the Board pursuant to such default, if any, shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly.
If (i) a subsequent cumulative redemption default occurs while a previous cumulative redemption default remains uncured and (ii) the elected preferred nominee is already serving on the Board pursuant to a previous cumulative redemption default, then (a) eligible preferred holders may not submit preferred nominees for inclusion in our proxy statement and (b) no additional elected preferred nominee may be elected. For the avoidance of doubt, only one elected preferred nominee elected pursuant to these director nomination rights may serve on the Board at any time.
If a dividend default occurs while a previous cumulative redemption default remains uncured, then, upon the election of two directors pursuant to the dividend penalty right, the term of the elected preferred nominee then serving on the Board pursuant to such cumulative redemption default, if any, shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly.
Conversion; Preemptive Rights
The Series B Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any of our other property or securities. No holders of the Series B Preferred Stock, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.
Book Entry
The Series B Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Series B Preferred Stock. Ownership of beneficial interests in the Series B Preferred Stock in global form will be limited to DTC participants or persons who hold interests through such participants. Ownership of beneficial interests in the Series B Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Series B Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Series B Preferred Stock represented by such global certificate for all purposes. No beneficial owner of an interest in the shares of the Series B Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under our Charter.
Payments of dividends on the global certificate representing the shares of the Series B Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Series B Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Series B Preferred Stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the Series B Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Series B Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Listing
We intend to apply for the listing of shares of the Series B Preferred Stock on the NYSE American, and we expect that the shares of Series B Preferred Stock will trade under the ticker symbol “RHE PRB.”
Ownership and Transfer Restrictions
Although the Company is not a real estate investment trust (“
REIT
”) and will not elect to be a REIT for its 2022 taxable year, our Charter contains ownership and transfer restrictions relating to our Common Stock that are intended to better position the Company to comply with certain U.S. federal income tax rules applicable to REITs in the event the Company makes such election in the future after 2022. These ownership and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or change of control of the Company that might involve a premium price for our stock or otherwise be in the best interests of its shareholders. All certificates representing shares of our Common Stock will bear a legend describing or referring to such ownership and transfer restrictions.

Our Charter provides that, subject to the exceptions, waivers and the constructive ownership rules described in our Charter, no person may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of 9.9% (by value or number of shares, whichever is more restrictive) of an outstanding class or series of Common Stock (the “
Common Stock Ownership Limit
”).
Our Charter further prohibits (along with the Common Stock Ownership Limit, the “ownership and transfer restrictions”):

•
any person from beneficially or constructively owning shares of Common Stock of any class or series (“
Equity Shares
”) to the extent that such ownership would cause the Company to fail to qualify as a
REIT
by reason of being “closely held” under the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•
any person from beneficially or constructively owning Equity Shares that would cause the Company to otherwise fail to qualify as a REIT (including beneficial or constructive ownership that would result in the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

•
any person from beneficially owning Equity Shares to the extent such beneficial ownership of Equity Shares would result in the Company failing to be “domestically controlled” within the meaning of Section 897(h)(4)(B) of the Code; and

•
any person from beneficially owning Equity Shares to the extent such beneficial ownership of Equity Shares would result in the Company being “predominantly held” (within the meaning of Section 856(h)(3)(D)(iii) of the Code) by “qualified trusts” (within the meaning of Section 856(h)(3)(E) of the Code).

Furthermore, any transfer, acquisition or other event or transaction that would result in Equity Shares being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) will be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.
Our Charter defines beneficial ownership as ownership of Equity Shares by a “person” (as defined therein), whether the interest in the Equity Shares is held directly or indirectly (including by a nominee), and includes interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. Our Charter defines “person” to include a “group,” as defined under Section 13(d)(3) of the Exchange Act.
The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding shares of the Common Stock (including through the acquisition of an interest in an entity that owns, actually or constructively, shares of any class or series of the Common Stock) by an individual or entity could, through constructive ownership, nevertheless cause a violation of the ownership and transfer restrictions.
The foregoing ownership and transfer restrictions, including the Common Stock Ownership Limit, will not apply if the Board determines in its sole and absolute discretion, each of the following: (i) that it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT; and (ii) that compliance with all or any of the restrictions and limitations on beneficial ownership, constructive ownership, acquisitions or transfers of Equity Shares set forth in our Charter is no longer otherwise advisable for the Company.
Notice of Restricted Transfer
Any person who acquires, or attempts to acquire, beneficial or constructive ownership of Equity Shares that will, or may, violate the ownership and transfer restrictions, and any person beneficially owns or constructively owns shares-in-trust as a transferee of Equity Shares resulting in a conversion to share-in-trust (as discussed below), must immediately give written notice to the Company (or, in the event of a proposed or attempted transfer, acquisition or purported change in beneficial or constructive ownership, give at least 15 days’ prior written notice), and promptly provide to the Company such other information as the Company may request.
Waivers by the Board of Directors; Increase in Common Stock Ownership Limit
Upon notice of an acquisition or transfer, or a proposed acquisition or transfer, that results or would result in the intended transferee having beneficial or constructive ownership of Equity Shares in excess of the Common Stock Ownership Limit, or would otherwise result in a violation of the any of the other ownership and transfer restrictions, the Board may, prospectively or retroactively, create a different limit on ownership for such transferee (an “
excepted holder limit
”), or otherwise waive such violation, in each case upon such conditions as the Board may determine, in its sole and absolute discretion.
In addition, the Board may, from time to time, increase the Common Stock Ownership Limit for one or more persons, or decrease the Common Stock Ownership Limit for one or more persons. A decrease in the Common Stock Ownership Limit will not be effective for any person whose ownership of Equity Shares is in excess of the applicable decreased Common Stock Ownership Limit until such time as such person’s ownership equals or falls below the applicable decreased Common Stock Ownership Limit. Until such time, however, any further acquisition of Equity Shares will violate the Common Stock Ownership Limit.
Notwithstanding the foregoing, unless and until the Board determines that it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT (and assuming the Board has not determined thereafter that it is in the best interests of the Company to attempt to qualify as, or to continue to qualify as a, a REIT), the Common Stock Ownership Limit for a class or series of Equity Shares may not be increased, and no additional excepted holder limits may be created, and no other waivers of ownership and transfer restrictions may be granted, if the Board determines in its sole and absolute discretion that, after giving effect to such increase, creation or waiver, the Company would be “closely held” within the meaning of the Code or such increase, creation or waiver would otherwise cause the Company to fail to qualify as a REIT.
Shares-in-Trust
Our Charter provides that, if there is any purported transfer or acquisition of Equity Shares or other event or transaction that, if effective, would result in any person beneficially or constructively owning Equity Shares in violation of any of the ownership and transfer restrictions, then the number of Equity Shares causing the violation (rounded up to the nearest whole share) will be automatically converted into an equal number of “
Shares-In-Trust
” and will be deemed to have been transferred to a trust for the exclusive benefit of a designated charitable beneficiary. The automatic conversion will be effective as of the close of business on the business day prior to the date of the purported transfer, acquisition or other event or transaction that requires the conversion to Shares-in-Trust. The person that would have owned the shares if they had not been converted and transferred to the trust is referred to in this proxy statement/prospectus as the “
purported transferee
.” The purported transferee shall have no rights in Shares-in-Trust, except as specifically provided in our Charter. If, for any reason, the conversion into Shares-in-Trust as described in our Charter is not automatically effective to prevent violation of the ownership and transfer restrictions, then such transfer, acquisition or other event or transaction giving rise to the Shares-in-Trust will be void ab initio, and the purported transferee will acquire no rights in such Equity Shares.
Rights of
Shares-in-Trust
Notwithstanding any other provisions of our Charter, Shares-in-Trust shall have only such rights as set forth in our Charter. Specifically, Shares-in-Trust are entitled to the same rights and privileges with respect to dividends as all other Equity Shares of the same class or series. The trustee will receive all dividends on the Shares-in-Trust and will hold such dividends in trust for the benefit of the charitable beneficiary. Any dividend with a record date on or after the date that Equity Shares have converted to Shares-in-Trust which is paid on such Equity Shares to the purported transferee must be repaid to the trust, and any dividend declared on such Equity Shares but unpaid must be paid to the trust, in each case for the benefit of the chartable beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any dividend paid to the purported transferee, including, if necessary, withholding any portion of future dividends payable on Equity Shares beneficially or constructively owned by the purported transferee and paying such dividends over to the trust for the benefit of the charitable beneficiary.
Shares-in-Trust shall not have any voting rights. Until the Company has received notification that the Equity Shares have been converted into Shares-in-Trust, the Company shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.
Transferability of
Shares-in-Trust
Except as set forth in our Charter, Shares-in-Trust are not transferable.
All Shares-in-Trust are deemed to be offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the purported transaction that results in such Shares-in-Trust or, in the case of a gift or devise, the market price (as defined in our Charter) at the time of such gift or devise; and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company has the right to accept such offer for a period of 20 days after the later of the: (i) the date of the purported transaction that results in the Shares-in-Trust, as set forth in a notice received by the Company pursuant to the notice requirements in our Charter; or (ii) if no such notice is received by the Company, the date the Company determines in good faith that a purported transfer, acquisition or other event or transaction occurred which resulted in the Shares-in-Trust. The Company may reduce the amount payable in connection with the purchase of Shares-in-Trust by the amount of any dividends that have been paid to the purported transferee and are owed by the purported transferee to the trustee. The Company may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
If the Company does not purchase the Shares-in-Trust, then the trustee shall: (i) sell that number of Equity Shares represented by such Shares-in-Trust to a permitted transferee who could acquire and own the shares without such acquisition or ownership resulting in another automatic conversion of such Equity Shares into Shares-in-Trust; (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares; and (iii) cause the Shares-in-Trust to be canceled.
Upon a sale by the trustee of Shares-in-Trust, the purported transferee shall receive from the trustee a price per share equal to the lesser of: (i) the price per share in the purported transaction that created the Shares-in-Trust or, in the case of a gift or devise, the market price per share on the date of such transfer; and (ii) the price per share received by the trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to the purported transferee within five business days of the closing of the sale transaction.
Any amounts received by the trustee in excess of the amounts paid to the purported transferee must be paid to the charitable beneficiary.
Trustee
The trustee will be designated by the Company and must be unaffiliated with the Company, any purported transferee and any purported holder of Equity Shares that converted into Shares-in-Trust.

Remedies for Breach
If the Board determines in good faith that a purported transfer, acquisition or other event or transaction has taken place in violation of the ownership and transfer restrictions, or that a person intends to or has attempted to acquire ownership in violation of such restrictions, then the Board shall take such action as it deems advisable to refuse to give effect to, or to prevent, such transfer, acquisition or other event or transaction from occurring or otherwise becoming effective, including causing the Company to repurchase Equity Shares, refusing to give effect to the transaction on the Company’s books or instituting proceedings to enjoin the transfer.
Disclosure of Ownership by Our Shareholders
Every beneficial or constructive owner of more than 5% (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board) of the outstanding Equity Shares of any class or series shall annually, and no later than 30 days after the end of each taxable year, give written notice to the Company of certain information as required in our Charter. Each such owner shall promptly provide to the Company such additional information as the Company may request to determine the effect, if any, of such ownership on the Company’s qualification or status as a REIT, as applicable, and to ensure compliance with the ownership and transfer restrictions. In addition, each beneficial or constructive owner of Equity Shares and each person (including the shareholder of record) who is holding Equity Shares for a beneficial or constructive owner promptly shall provide to the Company such information as it may request to determine the Company’s qualification or status as a REIT (as applicable) to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the ownership and transfer restrictions.

DIFFERENCES IN RIGHTS OF OUR SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK
The rights of our Common Stock will remain the same following the implementation of the Series A Charter Amendments. Differences in the rights represented by our Series B Preferred Stock, our Series A Preferred Stock prior to the implementation of the Series A Charter Amendments, and our Series A Preferred Stock following the implementation of the Series A Charter Amendments are summarized below.

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
Voting Rights

On each matter on which holders of Series B Preferred Stock are entitled to vote (as further described below), each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our stock have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote per share. Holders of Series B Preferred Stock have no voting rights except as set forth below in this “—Voting Rights” section or under “—Director Nomination Rights” or as otherwise required by law:	On each matter on which holders of Series A Preferred Stock are entitled to vote (as further described below), each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). Holders of Series A Preferred Stock have no voting rights except as set forth below or as otherwise required by law:	On each matter on which holders of Series A Preferred Stock are entitled to vote (as further described below), each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $5.00 of liquidation preference. Holders of Series A Preferred Stock have no voting rights except as set forth below or as otherwise required by law:

•  When a dividend default has occurred, subject to the provisions under “Description of Capital Stock—Series B Preferred Stock—Voting Rights,” the number of directors constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of the Series B Preferred Stock

•  Whenever a penalty event has occurred, which is defined as either a dividend default or a delisting event, the number of directors constituting the Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors), and the holders of

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
(voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such two directors) will be entitled to vote for the election of such two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such two directors (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of our shareholders, in which case such vote will be held at the earlier of the second annual or special meeting of our shareholders after such date), and at each subsequent annual meeting until a correction event has occurred with respect to such dividend default.

the Series A Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting until a correction event has occurred with respect to each penalty event then continuing.

•  On the date a correction event with respect to a dividend default occurs, the right of holders of the Series B Preferred Stock to elect any directors pursuant to the dividend penalty right will cease and, unless there are other classes or series of our

•  On the date a correction event occurs, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our stock upon which similar voting rights

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
stock upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series B Preferred Stock pursuant to the dividend penalty right shall immediately terminate and the number of directors constituting our Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to the voting rights under the dividend penalty right exceed two.

have been conferred and are exercisable, the term of any directors elected by holders of the Series A Preferred Stock shall immediately terminate and the number of directors constituting our Board of Directors shall be reduced accordingly.

•  When a delisting event has occurred, subject to the provisions under “Description of Capital Stock—Series B Preferred Stock—Voting Rights,” the number of directors constituting the Board of Directors will be automatically increased by one (if not already increased by one by reason of the election of directors by the holders of any other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of such director), and the holders of the Series B Preferred Stock (voting together as a class with all other classes or series of stock we

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such director) will be entitled to vote for the election of such additional director at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such director (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of our shareholders, in which case such vote will be held at the earlier of the second annual or special meeting of our shareholders after such date), and at each subsequent annual meeting until a correction event has occurred with respect to such delisting event.

•  On the date a correction event with respect to a delisting event occurs, the right of holders of the Series B Preferred Stock to elect any director pursuant to the delisting penalty right will cease and, unless there are other classes or series of our stock upon which similar voting rights have been conferred and are exercisable, the term of any director elected by holders of the Series B Preferred Stock pursuant to the delisting penalty right shall immediately

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
terminate and the number of directors constituting our Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Stock (voting together as a class with all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors) pursuant to the voting rights under (i) the delisting penalty right exceed one or (ii) the dividend penalty right and the delisting penalty right exceed two. If (A) a delisting event occurs while a previous dividend default remains uncured and (B) two directors are already serving on the Board pursuant to the dividend penalty right, then no additional director may be elected pursuant to the delisting penalty right. If a dividend default occurs while a previous delisting event remains uncured, then, upon the election of two directors pursuant to the dividend penalty right, the term of the director then serving on the Board pursuant to the delisting penalty right, if any, shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly.

•  If, at any time when the voting rights conferred upon the Series B Preferred Stock pursuant to the dividend penalty right or the delisting penalty right are exercisable, any vacancy in the office of a
• If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a director elected shall occur, then such vacancy may be filled only

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
director elected or appointed pursuant to the dividend penalty right or the delisting penalty right shall occur, then such vacancy may be filled only by the remaining such director(s) or by vote of the holders of record of the outstanding Series B Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of directors pursuant to the dividend penalty right or the delisting penalty right. Any director elected or appointed pursuant to the dividend penalty right or the delisting penalty right may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which classes or series of stock are entitled to vote as a class with the Series B Preferred Stock in the election of directors pursuant to the dividend penalty right or the delisting penalty right, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and any such other classes or series of stock, and may not be removed by the holders of the Common Stock.

by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of stock upon which similar voting rights have been conferred and are exercisable and which classes or series of stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of stock, and may not be removed by the holders of the Common Stock.

• So long as any shares of Series B Preferred Stock remain outstanding, no more than six directors not elected or appointed pursuant to the

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
dividend penalty right, the delisting penalty right or the preceding bullet point may be elected or appointed.

•  So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds
of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock): (i) authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock (each, an “
event
”); provided, however, with respect to the occurrence of any event set forth in clause (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an event, we may not be the

•  So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock): (i) authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “
event
”); provided, however, with respect to the occurrence of any event set forth in (ii) above, so long as the Series A Preferred Stock

•  So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock that we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock): (i) authorize or create, or increase the authorized or issued amount of, any class or series of senior shares or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “
event
”); provided, however, with respect to the occurrence of any event set forth in (ii) above, so long as the Series A Preferred Stock

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
surviving entity (whether or not such event would constitute a change of control, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock (although we would be required to redeem the Series B Preferred Stock if such event constitutes a change of control) and, provided further, that any increase in the amount of the authorized Common Stock or other stock we may issue, including the Series B Preferred Stock, or the creation or issuance of any additional Common Stock, Series B Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the Series B Preferred Stock. Notwithstanding the foregoing, (A) if any event set forth in clause (ii) above would adversely affect one or more but not all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable (including the Series B Preferred Stock for this purpose), then only such classes or series of stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other classes or series of stock;

remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an event, we may not be the surviving entity (whether or not such event would constitute a change of control), the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock (although we would be required to redeem the Series A Preferred Stock if such event constitutes a change of control) and, provided further, that any increase in the amount of the authorized Common Stock or other stock we may issue, including the Series A Preferred Stock, or the creation or issuance of any additional Common Stock, Series A Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the Series A Preferred Stock.

remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an event, we may not be the surviving entity (whether or not such event would constitute a change of control), the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock (although we would be required to redeem the Series A Preferred Stock if such event constitutes a change of control) and, provided further, that any increase in the amount of the authorized Common Stock or other stock we may issue, including the Series A Preferred Stock, or the creation or issuance of any additional Common Stock, Series A Preferred Stock or other class or other series of stock that we may issue, or any increase in the amount of authorized shares of such class or series, in each case which are parity shares or junior shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote or consent of the holders of the Series A Preferred Stock.

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
and (B) if all series of a class of preferred stock are not equally affected by the proposed event, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

Dividend Rights

Beginning on April 1, 2026, dividends on the Series B Preferred Stock are payable quarterly in cash when, as and if approved by the Board of Directors and declared by us and accumulate at a rate of 12.5% per annum of the liquidation preference of the Series B Preferred Stock in effect on the first calendar day of the applicable dividend period (subject to the sixth paragraph under “Description of Capital Stock—Series B Preferred Stock—Dividends”).

If we have committed a “dividend default” by failing to pay dividends on the outstanding Series B Preferred Stock in full for any six consecutive or non-consecutive dividend periods, then commencing on the first day after the dividend payment date on which a dividend default occurs and continuing until we have paid all accumulated accrued and unpaid dividends on the shares of the Series B Preferred Stock for all dividend periods up to, and including, the dividend payment date on which the accumulated accrued and unpaid dividends are paid in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for payment), the holders of the Series B Preferred Stock will have the voting rights described above under “—Voting Rights.” Once we have paid all accumulated accrued and unpaid dividends in full in cash (or declared such dividends and a sum of cash

Dividends on the Series A Preferred Stock are payable quarterly in cash when and as declared by the Board of Directors and accumulate at a rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share.

On June 8, 2018, our Board of Directors indefinitely suspended quarterly dividend payments on our Series A Preferred Stock. As of February 15, 2022, as a result of the suspension of the dividend payment on the Series A Preferred Stock commencing with the fourth quarter 2017 dividend period, the Company has approximately $38.0 million in accumulated and unpaid dividends on its Series A Preferred Stock. As the Company has failed to pay cash dividends on the outstanding Series A Preferred Stock in full for more than four dividend periods, a dividend default has occurred and, pursuant to the terms of the Charter, the annual dividend rate on the Series A Preferred Stock for the fifth, subsequent and future missed dividend periods has increased to 12.875%, which is equivalent to approximately $3.20 per share each year, which commenced on the first day after the missed fourth quarterly payment (October 1, 2018) and will continue until the second consecutive dividend payment
Holders of Series A Preferred Stock under the amended Charter will have no dividend rights.

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
sufficient for the payment thereof is set apart for such payment), the foregoing provisions will not be applicable, unless we again fail to pay any dividend for any future dividend period.	date following such time as the Company has paid all accumulated and unpaid dividends on the Series A Preferred Stock in full in cash. Because the foregoing constituted a penalty event, the Board of Directors automatically increased by two and the holders of Series A Preferred Stock are entitled to vote for the Penalty Directors at a special meeting called by the Company at the request of holders of record of at least 25% of the outstanding Series A Preferred Stock until a correction event with respect to the penalty event occurs. As of the date of this proxy statement/prospectus, holders of record of at least 25% of the outstanding Series A Preferred Stock have not requested a special meeting to elect the Penalty Directors.
Optional Redemption
•  We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the then-applicable Liquidation Preference per share of Series B Preferred Stock (subject to the last paragraph under “Description of Capital Stock—Series B Preferred Stock—Redemption”), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from

•  We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of

•  We, at our option, upon not less than 30 nor more than 60 days’ written notice, will be entitled to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $5.00 per share. If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.
fractional shares) or by lot in an equitable manner determined by us.

•  With respect to a redemption as described above, unless all accumulated accrued and unpaid dividends on all Series B Preferred Stock and all parity shares shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Stock or parity shares shall be redeemed unless all outstanding Series B Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Stock or parity shares (A) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock and parity shares or (B) by conversion into or exchange for junior shares and parity shares.

•  With respect to a redemption as described above, unless full cumulative dividends on all Series A Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period: (i) no Series A Preferred Stock or parity shares shall be redeemed unless all outstanding Series A Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and parity shares; and (ii) we shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock or parity shares (except by conversion into or exchange for junior shares and parity shares).

Special Redemption

If a “change of control” of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series B Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a redemption	If a “change of control” of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a	If “change of control” of us by a person, entity or group occurs, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred, for cash at a

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
price equal to the then-applicable liquidation preference per share of Series B Preferred Stock (subject to the last paragraph under “Description of Capital Stock—Series B Preferred Stock—Redemption”), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the redemption date, without interest. A “change of control” is deemed to occur when the following have occurred and are continuing:

•  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•  following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the redemption date, without interest. A “change of control” is deemed to occur when the following have occurred and are continuing:

•  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•  following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

redemption price of $5.00 per share. A “change of control” is deemed to occur when the following have occurred and are continuing:

•  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•  following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
Milestone Redemption

If, as of the date that is 18 months after the original date of issuance, we have failed to redeem, repurchase or otherwise acquire 1,000,000 shares of Series B Preferred Stock, then within 30 days of such date, we shall pay to the holders of Series B Preferred Stock, on a pro rata basis in proportion to the number of shares of Series B Preferred Stock held by such holders, the penalty dividend, payable in shares of Common Stock, described under “Description of Capital Stock—Series B Preferred Stock—Milestone Redemption.”
Cumulative Redemption

If, as of any cumulative redemption measurement date, we have failed to redeem, repurchase or otherwise acquire the applicable cumulative redemption amount, then (i) commencing on the first day after such cumulative redemption measurement date and continuing until the date a correction event with respect to such cumulative redemption default occurs, the holders of Series B Preferred Stock will have the director nomination rights described below under “—Director Nomination Rights”; and (ii) following any cumulative redemption default that has been cured by us, if we subsequently fail to redeem, repurchase or otherwise acquire the applicable cumulative redemption amount as of the applicable cumulative redemption measurement date, such subsequent failure shall constitute a separate cumulative redemption default, and the foregoing provisions of clause (i) of this sentence shall immediately apply until such time as a correction event occurs with respect to such subsequent cumulative redemption default.

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Common Stock, Series A Preferred Stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series B Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the then-applicable liquidation preference per share of Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distributions on all outstanding senior shares, the holders of the Series B Preferred Stock and all other such classes or series of parity shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange will not be deemed to constitute a voluntary or	Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but excluding, the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the Series A Preferred Stock and all other such classes or series of parity shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or	Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $5.00 per share. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the Series A Preferred Stock and all other such classes or series of parity shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share

Series B Preferred Stock	Series A Preferred Stock (Prior to Implementation of the Charter Amendments)	Series A Preferred Stock (Following Implementation of the Charter Amendments)
involuntary liquidation, dissolution or winding up of us. Under the Charter, we are not required to set aside funds to protect the liquidation preference of the Series B Preferred Stock.	merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange will not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us. Under the Charter, we are not required to set aside funds to protect the liquidation preference of the Series A Preferred Stock.	exchange will not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us. Under the Charter, we are not required to set aside funds to protect the liquidation preference of the Series A Preferred Stock.

Director Nomination Rights

If a cumulative redemption default has occurred and continuing until the date a correction event with respect to such cumulative redemption default occurs, we shall include in our proxy statement (including our form of proxy and ballot) for the next annual meeting of shareholders (or, if such default occurs less than 60 days before the date fixed for the next annual meeting, the second annual meeting after such occurrence), the name of any nominee for election to the Board submitted pursuant to these director nomination rights, subject to the requirements described under “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights.”

If a correction event with respect to a cumulative redemption default has not occurred at or prior to the commencement of the applicable annual meeting, then one director shall be elected out of the preferred nominee(s) by a plurality of the votes cast by the shares of Series B Preferred Stock at the annual meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax consequences to certain holders of our Series A Preferred Stock that participate in the Exchange Offer and of acquiring, holding, and disposing of Series B Preferred Stock received in the Exchange Offer. This discussion is based upon the Code, its legislative history, the final, temporary and proposed Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change at any time or different interpretations (possibly with retroactive effect). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a shareholder’s decision to participate in the Exchange Offer in light of their personal circumstances or to certain types of shareholders that may be subject to special tax treatment, such as, but not limited to, banks and other financial institutions, retirement plans, pensions, employee stock ownership plans, regulated investment companies or REITs, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), tax-exempt
entities or organizations, United States expatriates and former citizens or long-term residents of the United States, persons who receive our securities through the exercise of employee stock options or otherwise as compensation, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, dealers in securities and foreign currencies, traders in securities that elect to use a mark-to-market
method of accounting for their securities, brokers, persons who hold our securities as part of a hedge, straddle, conversion, integrated, or other risk reduction or constructive sale transaction, “U.S. holders” (as defined below) whose functional currency is not U.S. dollars, U.S. holders that hold our stock through
non-U.S.
brokers or other
non-U.S.
intermediaries, except to the extent specifically set forth below, persons that own, or have owned, actually or constructively, more than 5% of our Series A Preferred Stock or our Series B Preferred Stock, respectively, or persons subject to the alternative minimum tax. This summary does not include any description of the tax laws of any state, local, or
non-U.S.
jurisdiction that may be applicable to a particular shareholder and does not consider any aspects of U.S. federal tax law other than income taxation (such as estate and gift tax or Medicare contribution tax laws). In addition, this discussion is limited to persons who hold our Series A Preferred Stock and Series B Preferred Stock as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.
As used herein, the term “U.S. holder” means a beneficial owner of Series A Preferred Stock or Series B Preferred Stock, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.
As used herein, the term
“non-U.S.
holder” means a beneficial owner of Series A Preferred Stock or Series B Preferred Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Series A Preferred Stock or Series B Preferred Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the Exchange Offer.
Shareholders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the

U.S. federal estate or gift or other rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
This discussion is not binding on the Internal Revenue Service (“
IRS
”). We have not sought, and will not seek, any ruling from the IRS or an opinion from counsel with respect to the statements made in the following discussion. Accordingly, there can be no assurance that the IRS will not take a position contrary to such statements. No assurance can be given that the tax characterizations and consequences set forth in this discussion would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the Exchange Offer may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.
Shareholders are urged to consult with their own tax advisors to determine the specific consequences of participating in the Exchange Offer and of acquiring, holding, and disposing of stock in the Company.
Tax Consequences to Tendering U.S. Holders in the Exchange Offer
Subject to the discussion below under “—Treatment of Accumulated and Unpaid Dividends on Series A Preferred Stock,” we believe that the receipt by a U.S. holder of Series B Preferred Stock in exchange for its Series A Preferred Stock in the Exchange Offer will be a taxable event, with the U.S. holder being treated as either having exchanged Series A Preferred Stock for Series B Preferred Stock in a taxable sale or exchange or having received a taxable distribution.
While an exchange of one series of preferred stock of a corporation for another is generally a tax-free
recapitalization pursuant to Section 368(a)(1)(E) of the Code, the receipt of “nonqualified preferred stock” in such an exchange generally does not qualify as tax-free
unless the stock surrendered in the exchange is also nonqualified preferred stock. “Nonqualified preferred stock” generally includes preferred stock that is callable for redemption by the issuer if the issuer is more likely than not to exercise the call right. We believe that our exercise of our call right with respect to the Series B Preferred Stock will be viewed for tax purposes as more likely than not to occur due to, among other things, features of the Series B Preferred Stock, not included in the Series A Preferred Stock, that provide an incentive for us to exercise our call right, including stepped increases in the liquidation preference of the Series B Preferred Stock during the first 48 months it is outstanding and a requirement to distribute a penalty dividend of Common Stock on the Series B Preferred Stock if we do not redeem at least 1,000,000 shares of Series B Preferred Stock by the
18-month
anniversary of its issuance. As a result, we plan to treat the issuance of our Series B Preferred Stock in exchange for our Series A Preferred Stock as a taxable transaction.
The taxable receipt by a U.S. Holder of our Series B Preferred Stock in exchange for Series A Preferred Stock will generally constitute a sale or exchange of the Series A Preferred Stock by the U.S. Holder unless the transaction is viewed under the rules applicable to taxable “boot” paid in a reorganization as having the effect of a distribution of a dividend, in which case it may constitute a distribution taxable in whole or in part as a dividend as described below. Because Section 302 of the Code, which provides rules for determining when taxable redemptions of stock must be recharacterized as dividends, does not include an express provision that treats nonqualified preferred stock as property other than stock, a literal reading of the statute would dictate that the Exchange Offer will not in any case have the effect of the receipt of a dividend, in which case all participating U.S. holders would be treated as making a taxable exchange of Series A Preferred Stock for Series B Preferred Stock. If a U.S. holder’s receipt of Series B Preferred Stock in exchange for Series B Preferred Stock is treated as a sale or exchange, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss if the U.S. holder’s holding period for such Series A Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed.
Alternatively, it is possible that an exchange of Series A Preferred Stock for Series B Preferred Stock will be treated as potentially having the effect of a dividend, notwithstanding the absence in Section 302 of the Code of a rule treating nonqualified preferred stock as property whose distribution must be tested for dividend status. Under that alternative view, the receipt of Series B Preferred Stock in redemption of Series A Preferred Stock may be treated as a taxable distribution, rather than as payment in exchange for the Series A Preferred Stock, unless the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code; or

•	results in a “complete redemption” of a U.S. holder’s stock interest in the Company under Section 302(b)(3) of the Code.
In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and our Common Stock that the U.S. holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code. However, for this purpose, presumably Series B Preferred Stock actually or constructively owned by the U.S. Holder would not be treated as stock.
A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the Company, which will depend on the U.S. holder’s particular facts and circumstances at such time.
A redemption payment will be treated as “substantially disproportionate” if both of the following tests are met:

•
Immediately after the redemption, the ratio of the shareholder’s voting stock to the corporation’s total outstanding voting stock is less than 80% of that ratio immediately before the redemption. The same 80% test must also be met with regard to the corporation’s common stock, voting and nonvoting, based on the fair market value of the aggregate shares of each class of common stock.

•	Immediately after the redemption, the shareholder owns less than 50%, by vote, of the corporation’s voting stock.
While a redemption solely of
non-voting
stock does not qualify as “substantially disproportionate,” the Series A Preferred Stock’s contingent voting rights, described under “Description of Capital Stock—Series A Preferred Stock—Voting Rights,” have been triggered. Accordingly, at the time of the redemption of Series A Preferred Stock in exchange for Series B Preferred Stock, the Series A Preferred Stock should qualify as voting stock for purposes of the “substantially disproportionate” test, and thus such test should not be failed on the basis that solely nonvoting stock was redeemed.
A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder does effectively waive, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of the Code.
If a U.S. holder’s receipt of Series B Preferred Stock in exchange for Series A Preferred Stock is treated as a taxable distribution instead of as a taxable sale or exchange, such distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits, then a recovery of basis to the extent the recipient has basis in the Series A Preferred Stock redeemed, and finally as capital gain (which will be long-term capital gain or loss if the U.S. holder’s holding period for such Series A Preferred Stock exceeds one year).

We plan to treat and report the issuance of our Series B Preferred Stock in exchange for Series A Preferred Stock as a taxable sale or exchange, other than as discussed below with respect to any applicable dividend arrearages. A U.S. holder’s tax basis in the Series B Preferred Stock received in the Exchange Offer will generally depend on whether the Series B Preferred Stock is properly characterized as having been received in a taxable sale or exchange or in a taxable distribution, each as set forth in the above discussion. If the proper characterization is a taxable sale or exchange, the U.S. holder will take a cost basis in the Series B Preferred Stock received. If the proper characterization is a taxable distribution, the U.S. holder will take a fair market value basis in the Series B Preferred Stock received. In either case, a U.S. holder’s holding period in the Series B Preferred Stock received in the Exchange Offer will not include the holding period during which such U.S. holder held the Series A Preferred Stock that such U.S. holder tendered in the Exchange Offer.
Although we believe the exchange of Series A Preferred Stock for Series B Preferred Stock will be a value-for-value
transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Exchange Offer as the issuance of Series B Preferred Stock to an exchanging holder having a value in excess of the Series A Preferred Stock surrendered by such holder, such excess value could be viewed as a deemed distribution or a fee received in consideration for consenting to the Series A Charter Amendments (which fee may be taxable to you).
There is significant uncertainty regarding the tax treatment of the receipt of Series B Preferred Stock in exchange for Series A Preferred Stock in the Exchange Offer. U.S. Holders are urged to consult their tax advisors regarding such tax treatment.
Treatment of Accumulated and Unpaid Dividends on Series A Preferred Stock
. As noted above, we plan to treat and report the issuance of our Series B Preferred Stock in exchange for Series A Preferred Stock as a taxable sale or exchange, other than with respect to any applicable dividend arrearages. At the time of the exchange, the Series A Preferred Stock will have accumulated but unpaid dividends (a “
dividend arrearage
”). Because the Series A Preferred Stock has a dividend arrearage, under applicable tax regulations, the issuance of the Series B Preferred Stock could instead be treated as a taxable distribution to the extent of the excess of (i) the greater of (A) the fair market value or (B) the liquidation preference of the Series B Preferred Stock over (ii) the issue price of the exchanged Series A Preferred Stock. We expect there will be no such excess, but if there is such an excess, such amount would be treated in the same manner as a taxable distribution as described above.
U.S. holders are urged to consult their tax advisors regarding the potential implications of these rules
.
Tax Consequences to Tendering Non-U.S. Holders in the Exchange Offer
The following discussion applies only to
non-U.S.
holders. Subject to the discussion below concerning FIRPTA (as defined below), if a
non-U.S.
holder tenders Series A Preferred Stock in the Exchange Offer, the exchange will be treated in the same manner as if such person was a U.S. holder as described above, provided, that:

•
any amounts that are treated pursuant to the discussion above as dividend income generally will be subject to U.S. federal income tax withholding at the rate of 30% on the gross amount of any such amount unless either:

•	a lower treaty rate applies and the non-U.S. holder furnishes a properly completed IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

•	the non-U.S. holder furnishes a properly completed IRS Form W-8ECI to the applicable withholding agent claiming that such amount is effectively connected income.
If an amount treated as dividend income pursuant to the discussion above is also treated as effectively connected with the
non-U.S.
holder’s conduct of a U.S. trade or business, the
non-U.S.
holder generally will be subject to U.S. federal income tax on such amount at graduated rates, in the same manner as U.S. holders are taxed with respect to such amounts. A
non-U.S.
holder that is a corporation also may be subject to the 30% branch profits tax with respect to such an amount that is treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty; and

•	any amounts that are treated pursuant to the discussion above as capital gain generally will not be subject to U.S. federal income tax or withholding tax; unless,

(A)
the gain is effectively connected with the
non-U.S.
holder’s conduct of a trade or business in the United States (and, if the
non-U.S.
holder is entitled to the benefits of an applicable income tax treaty with the United States with respect to that gain, that gain is attributable to a permanent establishment maintained by the
non-U.S.
holder in the United States); or

(B)	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met.
Any income or gain that is effectively connected with the
non-U.S.
holder’s conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If a
non-U.S.
holder is a corporation, its earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Any gain described in clause (B) of the second bullet point above (net of certain U.S.-source losses) will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
In addition, subject to the exceptions described in this section,
non-U.S.
holders could incur tax under the Foreign Investment in Real Property Tax Act of 1980 (“
FIRPTA
”) with respect to the exchange of Series A Preferred Stock into Series B Preferred Stock if shares of Series A Preferred Stock are “United States real property interests” (within the meaning of FIRPTA) (“
USRPIs
”). Generally, shares of a “United States real property holding corporation” (as defined in the Code) (“
USRPHC
”) are USRPIs. We believe we are a USRPHC. However, shares of our Series A Preferred Stock will not be treated as USRPIs and a
non-U.S.
holder generally will not incur tax under FIRPTA with respect to shares of our Series A Preferred Stock exchanged in the Exchange Offer if the Series A Preferred Stock is “regularly traded” on an established securities market and such
non-U.S.
holder owned, actually or constructively, 5% or less of the Series A Preferred Stock, at all times during a specified testing period. Our Series A Preferred Stock is “regularly traded” on an established securities market. However, no assurance can be given in this regard. If our stock is treated as a USRPI, any gain realized by a
non-U.S.
holder would be subject to regular United States federal income tax under FIRPTA in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. To the extent that any amounts are treated pursuant to the above discussion as dividend income, such distributions could be subject to tax under FIRPTA.
Non-U.S.
holders are urged to consult with their own tax advisers regarding FIRPTA.
Non-U.S.
holders are urged to consult with their own tax advisors regarding the tax consequences to them of participating in the Exchange Offer.
Tax Consequences to
Non-Tendering
Holders of Series A Preferred Stock in the Exchange Offer
Non-tendering
holders of Series A Preferred Stock generally will not recognize any income, gain, or loss for U.S. federal income tax purposes in connection with the Exchange Offer. Such holder’s adjusted tax basis and holding period in its Series A Preferred Stock will remain unchanged.
Tax Consequences to the Company of the Exchange Offer
Loss and Credit Carryforwards
. Federal and state tax laws impose restrictions on the utilization of net operating loss, capital loss and tax credit carryforwards in the event of an “ownership change” for U.S. federal income tax purposes as defined by Section 382 of the Code. Under Section 382 of the Code, if we undergo an “ownership change” (generally defined as a greater than 50% increase (by value) in the stock ownership of

5-percent
stockholders over a three year period), our ability to use our pre-change
loss carryforwards, recognized
built-in
losses and other
pre-change
tax attributes to offset our post-change income may be severely limited. Generally, these limitations do not prevent the use of our net operating loss carryforwards to offset certain gains (known as “
built-in
gains
”) recognized by us within five years of an ownership change with respect to assets held by us at the time of such ownership change, but only to the extent of our “net unrealized built-in
gains” at the time of such ownership change. Depending on the number of shares of Series A Preferred Stock that are exchanged, consummation of the Exchange Offer may result in an ownership change under Section 382 of the Code. We have determined that we will have a substantial net unrealized built-in
gain at the time of such ownership change and therefore expect that approximately 50% of the $78.9 million net operating loss carryforwards as of December 31, 2021 will still be available to offset gains recognized on sales of certain real property within five years after such ownership change.
Tax Consequences to U.S. Holders of Series B Preferred Stock
Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Considerations,” the following discussion summarizes the material U.S. federal income tax considerations that may relate to the ownership and disposition of the Series B Preferred Stock by U.S. holders that participate in the Exchange Offer.
Distributions on the Series B Preferred Stock.
If distributions are made with respect to the Series B Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series B Preferred Stock on a share-by-share
basis, and the excess will be treated as gain from the disposition of the Series B Preferred Stock, the tax treatment of which is discussed below under “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Disposition of Series B Preferred Stock.” We did not have any accumulated earnings and profits as of December 31, 2021. Furthermore, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”
Under current law, dividends received by individual holders of the Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Series B Preferred Stock that is held for 60 days or less during the
121-day
period
beginning on the date which is 60 days before the date on which the Series B Preferred Stock becomes ex-dividend
with respect to such dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series B Preferred Stock that is held for 90 days or less during the
181-day
period beginning on the date which is 90 days before the date on which the Series B Preferred Stock becomes ex-dividend
with respect to such dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% Medicare contribution tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.
Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the
ex-dividend
date with respect to such dividend, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend
date with respect to such dividend. Corporate shareholders of the Series B Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series B Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series B Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Additionally, if the issue price of the Series B Preferred Stock exceeds its liquidation preference or its stated redemption price (i.e., if such stock is treated as issued at a premium), then all dividends on such stock will be treated as “extraordinary dividends” for this purpose. The manner in which the issue price should be determined for this purpose is not entirely clear and may depend on the value of the Series A Preferred Stock or Series B Preferred Stock at the time of the exchange (see “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Constructive Distributions on Series B Preferred Stock” below). Domestic corporate shareholders should consult their own tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends they may receive in respect of the Series B Preferred Stock.
Under certain circumstances, we may be required to issue shares of Common Stock to the holders of the Series B Preferred Stock. Such a distribution of Common Stock generally will be subject to the same rules that apply to cash dividends. Therefore, Common Stock distributed in respect of Series B Preferred Stock will be treated as a taxable dividend to the extent of our current and accumulated earnings and profits. Any amounts received in excess of our current and accumulated earnings and profits will be treated as a tax-free
return of basis and then as a capital gain.
U.S. holders should consult their own tax advisors regarding the implications of the distribution of Common Stock in respect of Series B Preferred Stock.
Constructive Distributions on Series B Preferred Stock.
A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property that constitutes a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions as described above under “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Distributions on the Series B Preferred Stock.” As described below, such distributions will likely be deemed to occur with respect to any excess of the initial liquidation preference of the Series B Preferred Stock over its “issue price” and with respect to subsequent increases in the liquidation preference of the Series B Preferred Stock scheduled to occur during the first 48 months that it is outstanding.
If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “
redemption premium
”) is treated under certain circumstances, including where the corporation has an option to call the preferred stock that is more likely than not to be exercised, as a constructive distribution (or series of constructive distributions) of additional preferred stock.
The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“
OID
”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “
OID Rules
”). The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series B Preferred Stock is uncertain.
We have the right, subject to certain notice requirements, to call the Series B Preferred Stock for redemption at any time (the “
call option
”). Various terms of the Series B Preferred Stock provide incentives for us to exercise the call option, including stepped increases in the liquidation preference of the Series B Preferred Stock during the first 48 months it is outstanding and a requirement to distribute a penalty dividend of Common Stock on the Series B Preferred Stock if we do not redeem at least 1,000,000 shares of Series B Preferred Stock by the
18-month
anniversary of its issuance (the “
call incentives
”).
The redemption price for the Series B Preferred Stock should be the liquidation preference of the Series B Preferred Stock, including periodic increases in the liquidation preference during the first 48 months it is outstanding, plus accrued and unpaid dividends arising thereafter. Assuming that the issue price of the Series B Preferred Stock is determined under principles similar to the OID Rules, the determination of the issue price of the Series B Preferred Stock depends upon whether the Series B Preferred Stock is traded on an established securities market for U.S. federal income tax purposes. If the Series B Preferred Stock is traded on an established securities market for U.S. federal income tax purposes, the issue price of the Series B Preferred Stock should be equal to the fair market value of the Series B Preferred Stock, as of the date of the Exchange Offer. If the Series B Preferred Stock is not traded on an established securities market for U.S. federal income tax purposes, the issue price of the Series B Preferred Stock should be equal to the fair market value of the Series A Preferred Stock exchanged therefor. The Series B Preferred Stock will not be treated as traded on an established securities market for U.S. federal income tax purposes unless the aggregate initial liquidation preference of the Series B Preferred Stock outstanding after the Exchange Offer exceeds $100 million and certain other requirements are met. U.S. holders should consult their tax advisors with respect to the determination of the issue price of the Series B Preferred Stock, and the U.S. federal income tax consequences of such determination.
The call option should not require constructive distributions of the redemption premium if, based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Sections 267(b) or 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We believe that, due to the call incentives, a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, we believe U.S. holders of the Series B Preferred Stock will be required to recognize constructive distributions of the redemption premium because of our call option and intend to report accordingly.
Prospective participants in the Exchange Offer should consult their own tax advisors regarding the potential implications of these rules.
Disposition of Series B Preferred Stock, Including Redemptions.
Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series B Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series B Preferred Stock is longer than one year. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate
taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% Medicare contribution tax on net investment income. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.
Section 306 of the Code prohibits capital gain treatment on the disposition of certain preferred stock received either as a nontaxable stock dividend or in certain substituted basis transactions when ordinary income treatment would have applied if cash had been distributed instead. Because, as discussed above in “—Tax Consequences to Tendering U.S. Holders in the Exchange Offer,” we expect a U.S. holder’s receipt of the Series B Preferred Stock in redemption of its Series A Preferred Stock to be treated as a taxable transaction (that is, as either a taxable exchange or a taxable distribution) and not to result in the U.S. holder taking a substituted basis in its Series B Preferred Stock, we do not expect Section 306 of the Code to apply to the Series B Preferred Stock.
A redemption of shares of the Series B Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange instead of as a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss if the U.S. holder’s holding period for such Series B Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Stock, which will be subject to the rules discussed above in “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Distributions on the Series B Preferred Stock.” A payment made in redemption of Series B Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, unless the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•	results in a “complete redemption” of a U.S. holder’s stock interest in the Company under Section 302(b)(3) of the Code; or

•	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.
In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series B Preferred Stock and our Common Stock that the U.S. holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.
A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the Company, which will depend on the U.S. holder’s particular facts and circumstances at such time.
Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Sections 302(b)(3) and 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder does effectively waive, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of the Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting
stock, and for this purpose, stock which does not have voting rights (which may include director nomination rights) until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series B Preferred Stock generally will not qualify for this exception because the voting rights (which may include director nomination rights) are limited as provided in “Description of Capital Stock—Series B Preferred Stock—Voting Rights” and “Description of Capital Stock—Series B Preferred Stock—Director Nomination Rights.” In the event a redemption occurs during a period when the Series B Preferred Stock has voting rights or director nomination rights, such redemption may qualify for the “substantially disproportionate” exception.
For purposes of the “redemption from
non-corporate
shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business.
If a redemption payment is treated as a dividend, the rules discussed above in “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Distributions on the Series B Preferred Stock” will apply.
Each U.S. holder of the Series B Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred Stock will be treated as a dividend or as a payment in exchange for the Series B Preferred Stock.
Under
now-withdrawn,
proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series B Preferred Stock were treated as a distribution with respect to such holder’s Series B Preferred Stock, but not as a dividend, such amount was to be allocated to all shares of the Series B Preferred Stock held by such holder immediately before the redemption on a pro-rata
basis. The amount applied to each share would have reduced such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder had different bases in shares of the Series B Preferred Stock, then the amount allocated could have reduced a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have had gain even if such holder’s aggregate adjusted tax basis in all shares of the Series B Preferred Stock held exceeds the aggregate amount of such distribution.
The
now-withdrawn,
proposed Treasury regulations permitted the transfer of basis in the redeemed shares of the Series B Preferred Stock to the holder’s remaining, unredeemed Series B Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series B Preferred Stock would have been treated as a deferred loss to be recognized when certain conditions are satisfied. In withdrawing the proposed Treasury regulations, the Treasury Department and the IRS explained they still believed the foregoing treatment was appropriate, however, due to the complexities surrounding these issues, U.S. holders are advised to consult with their tax advisors regarding any redemptions of the Series B Preferred Stock.
Tax Consequences to
Non-U.S.
Holders of Series B Preferred Stock
Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Considerations,” the following discussion summarizes the material U.S. federal income tax considerations that may relate to the ownership and disposition of the Series B Preferred Stock by
non-U.S.
holders who participate in the Exchange Offer.
Distributions on the Series B Preferred Stock.
If distributions are made with respect to the Series B Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the
non-U.S.
holder’s basis in the Series B Preferred Stock and, to the extent such portion exceeds the
non-U.S.
holder’s basis, the excess will be treated as gain from the disposition of the Series B Preferred Stock, the tax treatment of which is discussed below under “—Tax Consequences to
Non-U.S.
Holders of Series B Preferred Stock—Disposition of Series B Preferred Stock, Including Redemptions.” We expect that we are a USRPHC, and if any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “—Tax Consequences to
Non-U.S.
Holders of Series B Preferred Stock—Disposition of Series B Preferred Stock, Including Redemptions”), with a credit generally allowed against the
non-U.S.
holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.
Dividends paid to a
non-U.S.
holder of the Series B Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the
non-U.S.
holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the
non-U.S.
holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form
W-8ECI
(or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the
non-U.S.
holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A
non-U.S.
holder of the Series B Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form
W-8BEN
(or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series B Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.
A
non-U.S.
holder of the Series B Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Under certain circumstances, we may be required to issue shares of Common Stock to the holders of the Series B Preferred Stock, and we may be treated as making constructive distributions as discussed in “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Constructive Distributions on Series B Preferred Stock.” Such a distribution of Common Stock or a constructive distribution generally will be subject to the same rules that apply to cash dividends. Therefore, Common Stock distributed in respect of Series B Preferred Stock and constructive distributions will be treated as a taxable dividend to the extent of our current and accumulated earnings and profits. Any amounts received in excess of our current and accumulated earnings and profits will be treated as a tax-free
return of basis and then as a capital gain. It is possible that any withholding tax on constructive distributions might be withheld from cash dividends, shares of our Common Stock, or sale proceeds subsequently paid or credited to you.
Non-U.S.
holders should consult their own tax advisors regarding the implications of the distribution of Common Stock distributed in respect of Series B Preferred Stock and of constructive distributions.
Disposition of Series B Preferred Stock, Including Redemptions.
Subject to the discussion under “—Foreign Account Tax Compliance Act Withholding” below, any gain realized by a
non-U.S.
holder on the disposition of the Series B Preferred Stock generally will not be subject to U.S. federal income or withholding tax unless:

•
the gain is effectively connected with a trade or business of the
non-U.S.
holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the
non-U.S.
holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•
we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such
non-U.S.
holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series B Preferred Stock. This assumes that the Series B Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code but no assurance can be given in this regard.

A
non-U.S.
holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the
non-U.S.
holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual
non-U.S.
holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which generally may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A
non-U.S.
holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the
non-U.S.
holder were a United States person as defined under the Code.
If a
non-U.S.
holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below) or other disposition of the Series B Preferred Stock, such
non-U.S.
holder will recognize capital gain or loss equal to the difference between the amount realized by the
non-U.S.
holder and the
non-U.S.
holder’s adjusted tax basis in the Series B Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the
non-U.S.
holder’s holding period for the Series B Preferred Stock is longer than one year. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate
taxpayers. A
non-U.S.
holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.
If a
non-U.S.
holder is subject to U.S. federal income tax on any disposition of the Series B Preferred Stock, a redemption of shares of the Series B Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of as a dividend, a
non-U.S.
holder generally will recognize long-term capital gain or loss, if the
non-U.S.
holder’s holding period for such Series B Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the
non-U.S.
holder’s adjusted tax basis in the Series B Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Stock, which generally will be subject to the rules discussed above in “—Tax Consequences to
Non-U.S.
Holders of Series B Preferred Stock—Distributions on the Series B Preferred Stock.” A payment made in redemption of the Series B Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Stock, in the same circumstances discussed above under “—Tax Consequences to U.S. Holders of Series B Preferred Stock—Disposition of Series B Preferred Stock, Including Redemptions.” Each
non-U.S.
holder of the Series B Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred Stock will be treated as a dividend or as payment in exchange for the Series B Preferred Stock.
Information Reporting and Backup Withholding
Distributions on our Series B Preferred Stock (including constructive distributions) and the proceeds of the sale or other disposition of our Series B Preferred Stock, and any tax withheld with respect thereto, is subject to information reporting requirements. U.S. backup withholding will also generally apply (at a rate of 24%) to such payments to U.S. holders who fail to provide a valid taxpayer identification number (“
TIN
”) (employer identification number or social security number) and to certify under penalties of perjury that the number is correct and that U.S. holder is exempt from backup withholding (generally by providing an IRS Form W-9). Non-U.S. holders are also subject to backup withholding unless such
non-U.S.holders
furnish to the payor an IRS Form
W-8BEN
or
W-8BEN-E
(or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a United States person, as defined under the Code, that is not exempt from backup withholding.

Payments of the proceeds of a sale of our Series B Preferred Stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non U.S. holder on IRS Form W-8BEN-E or W-8BEN (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a United States person, as defined under the Code, that is not exempt from backup withholding.
Additionally, the Exchange Consideration with respect to the Exchange Offer may be subject to backup withholding (at a rate of 24%) if the holder fails to provide its TIN or certification of exempt status or has been notified by the IRS that payments to it are subject to backup withholding. To avoid backup withholding, a U.S. holder should notify the Exchange Agent of its correct TIN by completing an IRS Form W-9 and certifying on such IRS Form W-9 that the TIN provided is correct (or that the holder is awaiting a TIN) as described more fully in the Letter of Transmittal. If the Exchange Agent is provided with an incorrect TIN or the holder makes false statements resulting in no backup withholding, the holder may be subject to penalties imposed by the IRS. To prevent backup withholding on the Exchange Consideration, a non-U.S. holder should (i) submit a properly completed IRS Form W-8 BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle a holder to a refund, provided that it furnishes the required information to the IRS on a timely basis.
Foreign Account Tax Compliance Act Withholding
The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, FATCA, generally impose U.S. federal withholding tax at a rate of 30% on dividends on and the gross proceeds from a sale or other disposition of our stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes that an exemption to such rule applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on such amounts paid or deemed paid to a
“non-financial
foreign entity” (as specially defined for purposes of these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes and certifies that an exemption to such rule applies. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of our stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the U.S. and a holder’s country of tax residence may modify the requirements described in this paragraph. We will not pay additional amounts in respect of amounts withheld. Shareholders are urged to consult their tax advisors regarding FATCA.
Other Tax Consequences
State or local taxation may apply to the Company and its shareholders in various state or local jurisdictions, including those in which the Company or its shareholders transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, shareholders are urged to consult their own tax advisors regarding the effect of state and local tax laws on the Exchange Offer and on an investment in the Company. In addition, a shareholder may be subject to taxation and reporting requirements outside of the United States in respect of the Exchange Offer and its investment in the Company. Investors are urged to consult their own tax advisors as to state, local, foreign, and other tax consequences of the Exchange Offer and of holding stock in the Company.
THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF THE EXCHANGE OFFER OR AN INVESTMENT IN THE COMPANY. INVESTORS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING STOCK IN THE COMPANY, INCLUDING WITHOUT LIMITATION THE EFFECT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES) AND STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).

FUTURE SHAREHOLDER PROPOSALS
The Company will hold an annual meeting of shareholders in 2022 (which we refer to as the “
2022 Annual Meeting
”). If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2022 Annual Meeting, then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on July 24, 2022, for inclusion, pursuant to Rule
14a-8
under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule
14a-8
under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule
14a-8
under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024.
Procedures for Business Matters and Director Nominations for Consideration at the 2022 Annual Meeting
Section 2.15 of our Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2022 Annual Meeting.
Notice Requirements for Shareholder Proposals (Excluding Director Nominations)
Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “
Shareholder Proposal
”) to the Company’s shareholders unless the shareholder submitting such proposal (the “
Proponent
”) shall have filed a written notice which includes, among other things:

(i)
the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);

(ii)
the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;

(iv)
a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;

(vi)
a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)
a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)
any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule
14a-8
under the Exchange Act.
Notice Requirements for Director Nominations
Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.
Nominations by shareholders shall be made by written notice (a “
Nomination Notice
”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nominee, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “
Voting Commitment
”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.
The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.
Notice Deadlines
Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th day prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at the 2022 Annual Meeting, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at our principal executive offices, located at 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024 no earlier than June 24, 2022 and not later than July 24, 2022.

LEGAL MATTERS
The legality of the securities offered by this proxy statement/prospectus will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia. Certain tax matters with respect to the securities offered by this proxy statement/prospectus will be passed upon for us by our special tax counsel Baker Botts L.L.P.
EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, included in this proxy statement/prospectus have been so included in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
Representatives of Cherry Bekaert LLP are not expected to attend the Special Meeting and therefore are not expected to be available to respond to appropriate questions raised at the Special Meeting. In addition, representatives of Cherry Bekaert LLP will not have an opportunity to make a statement at the Special Meeting.

Annex A
Form of Amended and Restated Article III
of the Amended and Restated Articles of Incorporation of Regional
Health Properties, Inc.

A-1

Annex
A-1
ARTICLE III
SERIES A REDEEMABLE PREFERRED SHARES
3.1
Number of Shares and Designations
. Prior to the Amendment Date (as defined in Section 3.2), the Corporation was authorized to issue a series of Preferred Stock designated as 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, and had designated 3,000,000 shares of Preferred Stock as constituting such series. Effective on the Amendment Date, the rights and preferences of such series are amended and restated as set forth in this Article III and henceforth such series shall be designated as Series A Redeemable Preferred Shares (the “Series A Preferred Shares”). The Board of Directors is expressly authorized, at any time and from time to time, to increase or decrease the number of shares constituting the Series A Preferred Shares, but not below the number of shares then issued, by filing with the Secretary of State of the State of Georgia articles of amendment to these Amended and Restated Articles of Incorporation, which are effective without shareholder action, in the manner provided in
Section 14-2-602(d)
of the Official Code of Georgia Annotated. In the case the number of shares constituting the Series A Preferred Shares is decreased, the shares that are the subject of the decrease shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Stock.
The Series A Preferred Shares shall have the following rights and preferences:
3.2
Definitions
. For purposes of this Article III, the following terms shall have the meanings indicated:
“Agent Members”
shall have the meaning set forth in Section 3.12.
“Amendment Date”
shall mean                 , which is the date on which this Article III is amended and restated by the filing with the Secretary of State of the State of Georgia of articles of amendment to these Amended and Restated Articles of Incorporation.
“Board of Directors”
shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.
“Call Date”
shall mean the date fixed for redemption of the Series A Preferred Shares and specified in the notice to holders required under paragraph (d) of Section 3.5 as the Call Date.
A
“Change of Control”
is deemed to occur when, after the Issue Date, the following have occurred and are continuing:
(a) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(b) following the closing of any acquisition described in subparagraph (a) above, neither the Corporation nor the acquiring entity has a class of common securities (or American depositary receipts representing such securities) subject to a National Market Listing.
“Common Shares”
shall mean the shares of Common Stock, no par value per share, of the Corporation.

A-1-1

“Depositary”
shall have the meaning set forth in Section 3.12.
“Event”
shall have the meaning set forth in paragraph (b) of Section 3.7.
“Exchange Act”
shall mean the Securities Exchange Act of 1934, as amended.
“Global Preferred Shares”
shall have the meaning set forth in Section 3.12.
“Issue Date”
shall mean the date of issuance of the Series A Redeemable Preferred Shares issued by the Corporation in connection with the merger of AdCare Health Systems, Inc., a Georgia corporation, with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of July 7, 2017, as may be amended, between AdCare Health Systems, Inc. and the Corporation.
“Junior Shares”
shall have the meaning set forth in paragraph (c) of Section 3.6.
“National Market Listing”
shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE American LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market or any comparable national securities exchange or national securities market.
“Parity Shares”
shall have the meaning set forth in paragraph (b) of Section 3.6.
“Preferred Shares”
shall mean the shares of Preferred Stock, no par value, of the Corporation.
“SEC”
shall have the meaning set forth in Section 3.8.
“Senior Shares”
shall have the meaning set forth in paragraph (a) of Section 3.6.
“Series A Preferred Shares”
shall have the meaning set forth in Section 3.1.
“Transfer Agent”
shall mean Continental Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.
3.3
Dividends.
Effective as of the Amendment Date, all accumulated accrued and unpaid dividends on the Series A Preferred Shares as of such date are cancelled and eliminated in full, the holders of the issued and outstanding Series A Preferred Shares shall not be entitled to receive any such dividends or interest thereon and the Corporation shall have no obligation whatsoever therefor. From and after the Amendment Date, and except as otherwise provided in Section 3.4 and Section 3.5, the holders of the issued and outstanding Series A Preferred Shares shall not be entitled to receive any dividends or other distributions on the Series A Preferred Shares, and no dividends or other distributions on the Series A Preferred Shares shall be declared or paid or shall otherwise accumulate or accrue. Nothing in this Article III shall prohibit or in any manner restrict or limit the Corporation’s ability to declare or pay dividends or other distributions out of any assets or funds of the Corporation legally available therefor on Senior Shares, Parity Shares or Junior Shares, except as otherwise provided in Section 3.4.
3.4 Liquidation Preference.
(a) Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Shares shall be entitled to receive an amount of cash equal to

A-1-2

$5.00 per Series A Preferred Share. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Senior Shares and Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then, after payment of liquidating payments on all outstanding Senior Shares, such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of Section 3.4, none of: (i) a consolidation or merger of the Corporation with one or more corporations or other entities; (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets; or (iii) a statutory share exchange, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b) Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in Section 3.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.
3.5 Redemption.
(a) The Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (d) of Section 3.5, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $5.00 per Series A Preferred Share, without interest. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.
(b) If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series A Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price of $5.00 per Series A Preferred Share, without interest.
(c) From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 3.5), such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price of $5.00 per Series A Preferred Share, without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (f) of Section 3.5).
(d) Notice of the redemption of any Series A Preferred Shares pursuant to Section 3.5 shall be mailed by first class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books: (i) for a redemption pursuant to paragraph (a) of Section 3.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 3.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to

A-1-3

paragraph (a) of Section 3.5, the number of Series A Preferred Shares to be redeemed; (3) the redemption price of $5.00 per Series A Preferred Share; (4) the place or places where any certificates for such shares, other than certificates issued as contemplated by Section 3.12, are to be surrendered for payment of the redemption price; and (5) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Shares may be listed or admitted for trading. In the case of a redemption pursuant to paragraph (a) of Section 3.5 in which fewer than all of the outstanding Series A Preferred Shares are to be redeemed, then the notice mailed pursuant to this paragraph (d) of Section 3.5 shall also specify the number of Series A Preferred Shares to be redeemed from each holder thereof.
(e) The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 3.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 3.5), in trust for the holders of the Series A Preferred Shares so called for redemption pursuant to Section 3.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption, in which case the notice to holders of the Series A Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued as contemplated by Section 3.12, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.
(f) On or after the Call Date, each holder of Series A Preferred Shares that holds a certificate, other than certificates issued as contemplated by Section 3.12, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series A Preferred Shares to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series A Preferred Shares redeemed by the Corporation pursuant to Section 3.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.
3.6 Ranking.
Any class or series of stock of the Corporation shall be deemed to rank:
(a) prior to the Series A Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares
(“Senior Shares”);
(b) on a parity with the Series A Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of liquidation preferences, without preference or priority one over the other
(“Parity Shares”);
and
(c) junior to the Series A Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock

A-1-4

of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation
(“Junior Shares”).
3.7 Voting Rights.
(a) Holders of the Series A Preferred Shares will not have any voting rights, except as set forth in Section 3.7 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series A Preferred Shares are entitled to vote, each Series A Preferred Share shall be entitled to one vote, except that when shares of any other class or series of preferred stock the Corporation may issue have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such other class or series shall have one vote for each $5.00 of liquidation preference.
(b) So long as any Series A Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares (each, an
“Event”); provided, however,
with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Shares (although, in accordance with paragraph (b) of Section 3.5, the Corporation would be required to redeem the Series A Preferred Shares if such Event constitutes a Change of Control) and, provided, further,
that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series A Preferred Shares), or the creation or issuance of any additional Common Shares or Series A Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series A Preferred Shares.
(c) The voting rights provided for in Section 3.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Shares would otherwise be required pursuant to Section 3.7 shall be effected, all outstanding shares of Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (f) of Section 3.5.
(d) Except as expressly stated in Section 3.7 or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series A Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.
3.8
Information Rights.
During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A

A-1-5

Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the
“SEC”)
pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.
3.9
Record Holders.
The Corporation and the Transfer Agent shall deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
3.10
Sinking Fund.
The Series
A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.
3.11
Conversion.
The Series A Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.
3.12
Book
Entry
. The Series A Preferred Shares shall be issued initially in the form of one or more fully registered global certificates
(
“Global Preferred Shares”
)
,
which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for a securities depositary (the
“Depositary”
) that is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of Series A Preferred Shares represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary
(
“Agent Members”
) shall have no rights under these terms of the Series A Preferred Shares with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

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Annex A-2
ARTICLE III
~~10.875%~~
SERIES A
~~CUMULATIVE~~
REDEEMABLE PREFERRED SHARES
3.1
Number of Shares and Designations
.
~~The~~
Prior to the Amendment Date (as defined in Section
 3.2), the
Corporation
~~is~~
was
authorized to issue a series of Preferred Stock
~~which shall be~~
designated as 10.875% Series A Cumulative Redeemable Preferred Shares
 ~~(the~~
~~“~~
~~Series A Preferred Shares~~
~~”~~
~~)~~

, no par value per share, and
~~the number of~~
had designated 3,000,000
shares
~~that shall constitute~~
of Preferred Stock as constituting such series. Effective on the Amendment Date, the rights and preferences of such series are amended and restated as set forth in this Article III and henceforth such series shall be
~~3,000,000~~
designated as Series A Redeemable Preferred Shares
(the
“
Series A Preferred Shares
”
)
. The Board of Directors is expressly authorized, at any time and from time to time, to increase or decrease the number of shares constituting the Series A Preferred Shares, but not below the number of shares then issued,
~~or eliminate such series of shares if no shares are issued,~~
by filing with the Secretary of State of the State of Georgia articles of amendment to these Amended and Restated Articles of Incorporation, which are effective without shareholder action, in the manner provided in
Section 14-2-602(d)
of the Official Code of Georgia Annotated. In the case the number of shares constituting the Series A Preferred Shares is decreased
 ~~or such series of shares is eliminated~~
, the shares that are the subject of the decrease
~~or compose the series being eliminated~~
shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Stock.
The Series A Preferred Shares shall have the following rights and preferences:
3.2
Definitions
. For purposes of this Article III, the following terms shall have the meanings indicated:
“
Agent Members
”
shall have the meaning set forth in Section 3.12.
“
Amendment Date
”
shall mean                , which is the date on which this Article III is amended and restated by the filing with the Secretary of State of the State of Georgia of articles of amendment to these Amended and Restated Articles of Incorporation.
“
Board of Directors
”
shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

~~“Business Day”~~
~~shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.~~

“
Call Date
”
shall mean the date fixed for redemption of the Series A Preferred Shares and specified in the notice to holders required under paragraph (
~~e~~
d
) of Section 3.5 as the Call Date.
A
“
Change of Control
”
is deemed to occur when, after the Issue Date, the following have occurred and are continuing:
(a)
~~(a)~~
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(b)
 ~~(b)~~
following the closing of any acquisition described in subparagraph (a) above, neither the Corporation nor the acquiring entity has a class of common securities (or American depositary receipts representing such securities) subject to a National Market Listing.

A-2-1

“
Common Shares
”
shall mean the shares of Common Stock, no par value per share, of the Corporation.

~~“Correction Event”~~
~~shall mean: (a)~~
 ~~with respect to any Delisting Event, that the Series A Preferred Shares are once again listed or quoted pursuant to a National Market Listing; and (b)~~
 ~~with respect to any Dividend Default, the second consecutive Dividend Payment Date following such time as the Corporation has paid all accumulated and unpaid dividends on the Series A Preferred Shares in full in cash (or declared such dividends and set apart for payment).~~

~~“Delisting Event”~~
~~shall have the meaning set forth in paragraph (b)~~
 ~~of Section~~
 ~~3.3.~~

“
Depositary
”
shall have the meaning set forth in Section 3.12.

~~“Dividend Default”~~
~~shall have the meaning set forth in paragraph (a)~~
 ~~of Section~~
 ~~3.3.~~

~~“Dividend Payment Date”~~
~~shall have the meaning set forth in Section~~
 ~~3.3.~~

~~“Dividend Periods”~~
~~shall mean quarterly dividend periods commencing on January~~
 ~~1, April~~
 ~~1, July~~
 ~~1 and October~~
 ~~1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall be deemed to have commenced on and include October~~
 ~~1, 2017 and shall end on and include the day preceding the first day of the next succeeding Dividend Period); provided, however, that any Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section~~
 ~~3.5 shall end on and exclude the Call Date only with respect to the Series A Preferred Shares being redeemed).~~

~~“Dividend Rate”~~
~~shall mean the dividend rate accruing on the Series A Preferred Shares, as applicable from time to time pursuant to the terms hereof.~~

~~“Dividend Record Date”~~
~~shall have the meaning set forth in Section~~
 ~~3.3.~~

“
Event
”
shall have the meaning set forth in paragraph (
~~e~~
b
) of Section 3.7.
“
Exchange Act
”
shall mean the Securities Exchange Act of 1934, as amended.
“
Global Preferred Shares
”
shall have the meaning set forth in Section 3.12.
“
Issue Date
”
shall mean the date of issuance of the
 ~~10.875%~~
Series A
 ~~Cumulative~~
Redeemable Preferred Shares issued by the Corporation in connection with the merger of AdCare Health Systems, Inc., a Georgia corporation, with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of July 7, 2017, as may be amended, between AdCare Health Systems, Inc. and the Corporation.
“
Junior Shares
”
shall have the meaning set forth in paragraph (c) of Section 3.6.
“
National Market Listing
”
shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE American LLC
 ~~(formerly known as the NYSE MKT LLC)~~
, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market or any comparable national securities exchange or national securities market.
“
Parity Shares
”
shall have the meaning set forth in paragraph (b) of Section 3.6.

~~“Penalty Event”~~
~~shall mean each of a Dividend Default and a Delisting Event.~~

~~“Penalty Rate~~
~~”~~
~~shall mean 12.875% per annum (equivalent to $3.2187 per annum per share).~~

“
Preferred Shares
”
shall mean the shares of Preferred Stock, no par value, of the Corporation.

A-2-2

“
SEC
”
shall have the meaning set forth in Section 3.8.
“
Senior Shares
”
shall have the meaning set forth in paragraph (a) of Section 3.6.
“
Series A Preferred Shares
”
shall have the meaning set forth in Section 3.1.

~~“set apart for payment~~
~~”~~
~~shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation;~~
~~provided, however,~~
~~that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.~~

~~“Stated Rate~~
~~”~~
~~shall mean 10.875% per annum (equivalent to $2.7187 per annum per share).~~

“
Transfer Agent
”
~~means~~
shall mean
Continental Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

~~3.3 Dividends.~~
~~Holders of issued and outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Dividend Rate of the $25.00 per share stated liquidation preference of the Series A Preferred Shares. Except as otherwise provided in paragraphs (a)~~
 ~~and (b) of Section~~
 ~~3.3, the Dividend Rate shall be equal to the Stated Rate. Such dividends shall accrue and accumulate on each issued and outstanding share of the Series A Preferred Shares on a daily basis from the original date of issuance of such share (or, with respect to the initial Dividend Period, from the first day thereof), and shall be payable quarterly in equal amounts in arrears on the last calendar day of each Dividend Period (each such day being hereinafter called a~~
~~“~~
~~Dividend Payment Date~~
~~”~~
~~)~~
~~; provided~~
~~that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date may~~

~~be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series A Preferred Shares for any partial Dividend Period shall be prorated and computed on the basis of a~~
~~360-day~~
~~year consisting of twelve~~
~~30-day~~
~~months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the tenth day preceding the applicable Dividend Payment Date, or such other date designated by the Board of Directors or an officer of the Corporation duly authorized by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a~~
~~“Dividend Record Date”).~~

~~(a) If the Corporation fails to pay cash dividends~~
~~on~~
~~the Series A Preferred Shares in full for any four consecutive or~~
~~non-consecutive~~
~~Dividend Periods (such a failure, a~~
~~“Dividend Default”),~~
~~then:~~

~~(i) the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and continuing until a Correction Event occurs, and on the date such Correction Event occurs, the Dividend Rate shall revert to the Stated Rate;~~
~~(ii) until such time as the Dividend Rate reverts to the Stated Rate pursuant to subparagraph (i)~~
 ~~of this paragraph (a), the holders of Series A Preferred Shares will have the voting rights described below in Section~~
 ~~3.7; and~~

A-2-3

~~(iii) following any Dividend Default that has been cured by the Corporation as provided above in subparagraph (i)~~
 ~~of this paragraph (a), if the Corporation subsequently fails to pay cash dividends on the Series A Preferred Shares in full for any Dividend Period, such subsequent failure shall constitute a separate Dividend Default, and the foregoing provisions of subparagraphs (i)~~
 ~~and (ii) of this paragraph (a)~~
 ~~shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Dividend Default.~~

~~(b) If the Corporation fails to maintain a National Market Listing for the Series A Preferred Shares for 180 consecutive days or longer (such event, a~~
~~“Delisting Event”~~
~~), then;~~

~~(i) the Dividend Rate shall increase to the Penalty Rate, commencing on the day after the Delisting Event and continuing until a Correction Event occurs, and on the date such Correction Event occurs, the Dividend Rate shall revert to the Stated Rate;~~
~~(ii) until such time as the Dividend Rate reverts to the Stated Rate pursuant to subparagraph (i)~~
 ~~of this paragraph (b), the holders of Series A Preferred Shares will have the voting rights described below in Section~~
 ~~3.7; and~~

~~(iii) following any Delisting Event that has been cured by the Corporation as provided above in subparagraph (i)~~
 ~~of this paragraph (b), if the Series A Preferred Shares subsequently cease to be subject to a National Market listing, such event shall constitute a separate Delisting Event, and the foregoing provisions of subparagraphs (i)~~
 ~~and (ii) of this paragraph (b)~~
 ~~shall immediately apply until such time as a Correction Event occurs with respect to such Delisting Event.~~

~~(c) No dividend on the Series A Preferred Shares will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation (whether now existing or arising hereafter), including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the Official Code of Georgia Annotated or other applicable law;~~
~~provided, however,~~
~~notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Shares shall continue to accrue and accumulate regardless of whether (i)~~
 ~~any or all of the foregoing restrictions exist; (ii)~~
 ~~the Corporation has earnings or profits; (iii)~~
 ~~there are funds legally available for the payment of such dividends; or (iv)~~
 ~~such dividends are authorized by the Board of Directors. Accrued and unpaid dividends on the Series A Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series A Preferred Shares, as the case may be.~~

~~(d) Except as provided in the next sentence, if any Series A Preferred Shares are outstanding, no dividends (other than in Common Shares or Junior Shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up) will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Shares. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series A Preferred Shares and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series A Preferred Shares and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata, so that the amount of dividends declared per share of Series A Preferred Shares and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Shares and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Shares which may be in arrears, whether at the Stated Rate or at the Penalty Rate.~~

A-2-4

~~(e) Except as provided in paragraph (e)~~
 ~~of Section~~
 ~~3.3, unless all accumulated accrued and unpaid dividends on the Series A Preferred Shares are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Shares, no dividends (other than in Common Shares or Junior Shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up) may be declared or paid or set apart for payment upon the Common Shares or any Junior Shares or Parity Shares, nor shall any Common Shares or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).~~

~~(f) Holders of Series A Preferred Shares shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Preferred Shares as described in Section~~
 ~~3.3. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.~~

~~3.4~~
3.3
Dividends.
Effective as of the Amendment Date,
all accumulated accrued and unpaid dividends
on the Series A Preferred Shares as of such date are cancelled and eliminated in full, the holders of the issued and outstanding Series A Preferred Shares shall not be entitled to receive any such dividends or interest thereon and the Corporation shall have no obligation whatsoever therefor. From and after the Amendment Date, and except as otherwise provided in Section
 3.4 and Section
 3.5, the holders of the issued and outstanding Series A Preferred Shares shall not be entitled to receive any dividends or other distributions on the Series A Preferred Shares, and no dividends or other distributions on the Series A Preferred Shares shall be declared or paid or shall otherwise accumulate or accrue. Nothing in this Article III shall prohibit or in any manner restrict or limit the Corporation
’
s ability to declare or pay dividends or other distributions out of any assets or funds of the Corporation legally available
therefor on Senior Shares, Parity Shares or Junior Shares, except as otherwise provided in Section
 3.4.
3.4
Liquidation Preference
.
(a)
 ~~(a)~~
Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Shares shall be entitled to receive an amount of cash equal to
~~$25.00~~
5.00
per Series A Preferred Share
~~plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date of final distribution to such holders~~
. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of
Senior Shares and
Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then
, after payment of liquidating payments on all outstanding Senior Shares, such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of Section 3.4, none of: (i) a consolidation or merger of the Corporation with one or more corporations or other entities; (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets; or (iii) a statutory share exchange, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

A-2-5

(b)
~~(b)~~
Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in Section 3.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.
3.5 Redemption.
(a)
~~(a)~~
The
 ~~Corporation shall not redeem the Series A Preferred Shares prior to December~~
 ~~1, 2017, except that the Corporation is required to redeem the Series A Preferred Shares in accordance with paragraph (b)~~
 ~~of Section~~
 ~~3.5. On and after December1, 2017, the~~

Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (
~~e~~
d
) of Section 3.5, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $
~~25.00~~
5.00
per Series A Preferred Share
~~, plus all accumulated accrued and unpaid dividends thereon (whether or~~
~~not earned or declared) to, but excluding, the Call Date (subject to paragraph (h)~~
 ~~of Section~~
 ~~3.5)~~

, without interest. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.
(b)
~~(b)~~
If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series A Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price of $
~~25.00~~
5.00
per Series A Preferred Share
~~, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h)~~
 ~~of Section~~
 ~~3.5)~~

, without interest.
~~(c) With respect to a redemption pursuant to paragraph (a)~~
 ~~of Section~~
 ~~3.5, unless all accumulated accrued and unpaid dividends on all Series A Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares or such Parity Shares shall be redeemed unless all of the outstanding Series A Preferred Shares and such Parity Shares are simultaneously redeemed;~~
~~provided, however,~~
~~that the foregoing shall not prevent the purchase or acquisition of the Series A Preferred Shares or such Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series A Preferred Shares and such Parity Shares. Also with respect to a redemption pursuant to paragraph (a)~~
 ~~of Section~~
 ~~3.5, unless all accumulated accrued and unpaid dividends on all Series A Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares or such Parity Shares (except by conversion into or exchange for Junior Shares and Parity Shares).~~

~~(d)~~
(c)
From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 3.5),
~~all dividends will cease to accumulate on the Series A Preferred Shares called for redemption pursuant to Section~~
 ~~3.5,~~

such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price
~~and all accumulated accrued and unpaid dividends up to, but excluding, the Call Date~~
of $5.00 per Series A Preferred Share
, without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (
~~g~~
f
) of Section 3.5).

A-2-6

(
~~e~~
d
) Notice of the redemption of any Series A Preferred Shares pursuant to Section 3.5 shall be mailed by first class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books: (i) for a redemption pursuant to paragraph (a) of Section 3.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 3.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail any notice required by this paragraph (
~~e~~
d
), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 3.5, the number of Series A Preferred Shares to be redeemed; (3) the redemption price of $
~~25.00~~
5.00
per Series A Preferred Share
 ~~plus accumulated accrued and unpaid dividends through, but excluding, the Call Date~~
; (4) the place or places where any certificates for such shares, other than certificates issued as contemplated by Section 3.12, are to be surrendered for payment of the redemption price; (
~~5)~~
 ~~that dividends on the shares to be redeemed shall cease to accrue on such Call Date;~~

and (
~~6~~
5
) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Shares may be listed or admitted for trading. In the case of a redemption pursuant to paragraph (a) of Section 3.5 in which fewer than all of the outstanding Series A Preferred Shares are to be redeemed, then the notice mailed pursuant to this paragraph (
~~e~~
d
) of Section 3.5 shall also specify the number of Series A Preferred Shares to be redeemed from each holder thereof.
(
~~f~~
e
) The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 3.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 3.5), in trust for the holders of the Series A Preferred Shares so called for redemption pursuant to Section 3.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption, in which case the notice to holders of the Series A Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued as contemplated by Section 3.12, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price
 ~~(including all accumulated accrued and unpaid dividends to the Call Date)~~
. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.
(
~~g~~
f
) On or after the Call Date, each holder of Series A Preferred Shares that holds a certificate, other than certificates issued as contemplated by Section 3.12, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series A Preferred Shares to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series A Preferred Shares redeemed by the Corporation pursuant to Section 3.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.
~~(h) If the Corporation redeems any of the Series A Preferred Shares pursuant to Section~~
 ~~3.5 and, if the Call Date for such redemption occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, then the dividend payable on such Dividend Payment Date with respect to such shares called for~~

A-2-7

~~redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.~~
3.6
Ranking.
Any class or series of stock of the Corporation shall be deemed to rank:
(a)
~~(a)~~
prior to the Series A Preferred Shares, as to the
 ~~payment of dividends and as to~~
distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt
 ~~of dividends or~~
of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares
(
“
Senior Shares
”
);
(b)
~~(b)~~
on a parity with the Series A Preferred Shares, as to the
 ~~payment of dividends and as to~~
distribution of assets upon liquidation, dissolution or winding up, whether or not the
~~dividend rates, dividend~~
~~payment dates or redemption or~~
liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of
~~dividends and of~~
amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of
~~accrued and unpaid dividends per share or~~
liquidation preferences, without preference or priority one over the other
(
“
Parity Shares
”
);
and
(c)
 ~~(c)~~
junior to the Series A Preferred Shares,
~~as to the payment of dividends and~~
as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the
~~payment of dividends and in the~~
distribution of assets upon any liquidation, dissolution or winding up of the Corporation
(
“
Junior Shares
”
).
3.7
Voting Rights
.
(a)
 ~~(a)~~
Holders of the Series A Preferred Shares will not have any voting rights, except as set forth in Section 3.7 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series A Preferred Shares are entitled to vote, each Series A Preferred Share shall be entitled to one vote, except that when shares of any other class or series of preferred
stock the Corporation may issue have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such other class or series shall have one vote for each $
~~25.00~~
5.00
of liquidation preference
~~(excluding accumulated and unpaid dividends)~~
.
~~(b) Upon the occurrence of a Penalty Event, the number of directors constituting the Board of Directors shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series A Preferred Shares are entitled to vote as a class with respect to the election of those two directors), and the holders of the Series A Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding Series A Preferred Shares or by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation), and at each subsequent annual meeting until a Correction Event has occurred with respect to each Penalty Event then continuing. On the date a Correction Event occurs, the rights of holders of the Series A Preferred Shares to elect any directors will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the~~

A-2-8

~~term of any directors elected by holders of the Series A Preferred Shares shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. In no event shall the holders of the Series A Preferred Shares be entitled pursuant to the voting rights under this paragraph (b)~~
 ~~of Section~~
 ~~3.7 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of such directors) pursuant to the voting rights under this paragraph (b)~~
 ~~of Section~~
 ~~3.7 exceed two.~~

~~(c) If a special meeting is not called by the Corporation within 75 days after request from the requisite holders of Series A Preferred Shares (or holders of other series or classes of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable) as described in paragraph (b)~~
 ~~of Section~~
 ~~3.7, then the holders of record of at least 25% of the outstanding Series A Preferred Shares may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of shareholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to paragraphs (b)~~
 ~~and (c) of Section~~
 ~~3.7, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.~~

~~(d) If, at any time when the voting rights conferred upon the Series A Preferred Shares pursuant to paragraph (b)~~
 ~~of Section~~
 ~~3.7 are exercisable, any vacancy in the office of a director elected pursuant to paragraph (b)~~
 ~~of Section~~
 ~~3.7 or this paragraph (d)~~
 ~~shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to paragraph (b)~~
 ~~of Section~~
 ~~3.7. Any director elected or appointed pursuant to paragraph (b)~~
 ~~of Section~~
 ~~3.7 or this paragraph (d)~~
 ~~may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities the Corporation may issue are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to paragraph (b)~~
 ~~of Section~~
 ~~3.7, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Shares and any such other classes or series of stock the Corporation may issue, and may not be removed by the holders of the Common Shares.~~

~~(e)~~
(b)
So long as any Series A Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds
of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of
~~the Corporation’s~~
these Amended and Restated
Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares (each, an
“
Event
”
); provided, however,
with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an

A-2-9

Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Shares (although, in accordance with paragraph (b) of Section 3.5, the Corporation would be required to redeem the Series A Preferred Shares if such Event constitutes a Change of Control) and, provided, further,
that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series A Preferred Shares), or the creation or issuance of any additional Common Shares or Series A Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series A Preferred Shares.
(c)
~~(f)~~
The voting rights provided for in Section 3.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Shares would otherwise be required pursuant to Section 3.7 shall be effected, all outstanding shares of Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (f) of Section 3.5.
(d)
~~(g)~~
Except as expressly stated in Section 3.7 or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series A Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.
3.8
Information Rights.
During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form
10-K
and quarterly reports on Form
10-Q
that the Corporation would have been required to file with the Securities and Exchange Commission (the
“
SEC
”
)
pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form
10-K
or Form
10-Q,
as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a
“non-accelerated
filer” within the meaning of the Exchange Act.
3.9
Record Holders.
The Corporation and the Transfer Agent shall deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
3.10
Sinking Fund.
The Series
A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.
3.11
Conversion.
The Series A Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.
3.12
Book
Entry
. The Series A Preferred Shares shall be issued initially in the form of one or more fully registered global certificates
(
“
Global Preferred Shares
”
)
,
which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for a securities depositary (the
“
Depositary
”
) that is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may

A-2-10

direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of Series A Preferred Shares represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary
(
“
Agent Members
”
) shall have no rights under these terms of the Series A Preferred Shares with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

A-2-11

Annex B-1
Form of Amended and Restated Section 2.1
of the Amended and Restated Articles of Incorporation of Regional
Health Properties, Inc.
2.1
Authorized Shares.
The Corporation shall have authority to issue Sixty One Million (61,000,000) shares of stock of which: (a) Fifty-five Million (55,000,000) shares shall be designated “Common Stock,” no par value per share; and (b) Six Million (6,000,000) shares shall be designated “Preferred Stock,” no par value per share, of which 3,000,000 of such shares of Preferred Stock have been designated as Series A Preferred Shares (as defined in Article III) and have the preferences, limitations and relative rights set forth in Article III and 2,811,535 of such shares of Preferred Stock have been designated as Series B Preferred Shares (as defined in Article X) and have the preferences, limitations and relative rights set forth in Article X. The Corporation also shall have the authority to issue fractions of a share of Common Stock and Preferred Stock, as provided in the Official Code of Georgia Annotated. Shares that are reacquired by the Corporation shall be classified as treasury shares unless the terms of such stock provide to the contrary.
The designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of stock are as follows:

B-1-1

Annex B-2
Form of Article X
of the Amended and Restated Articles of Incorporation of Regional
Health Properties, Inc.
ARTICLE X
12.5% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES
10.1

Number of Shares and Designations
. The Board of Directors has established in accordance with
Section 14-2-602
of the Official Code of Georgia Annotated, and the Corporation is authorized to issue, a series of Preferred Stock designated as the 12.5% Series B Cumulative Redeemable Preferred Shares (the “
Series B Preferred Shares
”), no par value per share. The number of shares that shall constitute such series shall be 2,811,535, which number may be increased or decreased by the Board of Directors, at any time and from time to time, in the manner provided in
Section 14-2-602
of the Official Code of Georgia Annotated, subject to applicable rights of the holders of Series A Preferred Shares. In the case the number of shares constituting the Series B Preferred Shares is decreased or such series of shares is eliminated, the shares that are the subject of the decrease or compose the series being eliminated shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Stock.
The Series B Preferred Shares shall have the rights and preferences set forth in this Article X.
10.2

Definitions
. For purposes of this Article X, the following terms shall have the meanings indicated:
(a)    “
Board of Directors
” shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.
(b)    “
Business Day
” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
(c)    “
Call Date
” shall mean the date fixed for redemption of the Series B Preferred Shares and specified in the notice to holders required under paragraph (g) of Section 10.5 as the Call Date.
(d)    A “
Change of Control
” is deemed to occur when, after the Issue Date, the following have occurred and are continuing:
(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)    following the closing of any acquisition described in subparagraph (i) above, neither the Corporation nor the acquiring entity has a class of common securities (or American depositary receipts representing such securities) subject to a National Market Listing.
(e)    “
Common Shares
” shall mean the shares of Common Stock, no par value per share, of the Corporation.
(f)    “
Correction Event
” shall mean: (i) with respect to any Delisting Event, such time as the Series B Preferred Shares are once again listed or quoted pursuant to a National Market Listing; (ii) with respect to any

B-2-1

Dividend Default, such time as the Corporation has paid all accumulated accrued and unpaid dividends on the Series B Preferred Shares in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for payment); and (iii) with respect to any Cumulative Redemption Default, such time as the Corporation has redeemed, repurchased or otherwise acquired the applicable Cumulative Redemption Amount.
(g)    “
Cumulative Redemption Amount
” shall mean, in the aggregate, (i) 400,000 Series B Preferred Shares with respect to calendar year 2022, (ii) 900,000 Series B Preferred Shares with respect to calendar year 2023, (iii) 1,400,000 Series B Preferred Shares with respect to calendar year 2024 and (iv) 1,900,000 Series B Preferred Shares with respect to calendar year 2025 (with each such number of Series B Preferred Shares being cumulative of the number of Series B Preferred Shares redeemed in previous calendar years).
(h)    “
Cumulative Redemption Deadline
” shall mean, with respect to any Cumulative Redemption Amount, December 31 of the applicable calendar year.
(i)    “
Cumulative Redemption Default
” shall have the meaning set forth in paragraph (d) of Section 10.5.
(j)    “
Cumulative Redemption Measurement Date
” shall mean, with respect to any Cumulative Redemption Amount, September 1 of the applicable calendar year.
(k)    “
Delisting Event
” shall have the meaning set forth in paragraph (d) of Section 10.3.
(l)    “
Delisting
Penalty Right
” shall have the meaning set forth in paragraph (c) of Section 10.7.
(m)    “
Director Independence Requirement
” shall have the meaning set forth in paragraph (f) of Section 10.7.
(n)    “
Dividend Default
” shall have the meaning set forth in paragraph (c) of Section 10.3.
(o)    “
Dividend Payment Date
” shall have the meaning set forth in paragraph (a) of Section 10.3.
(p)    “
Dividend
Penalty Right
” shall have the meaning set forth in paragraph (b) of Section 10.7.
(q)    “
Dividend Periods
” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period;
provided
,
however
, that the initial Dividend Period shall commence on and include April 1, 2026 and shall end on and include the day preceding the first day of the next succeeding Dividend Period. For the avoidance of doubt, no dividends shall be paid or accrue prior to the initial Divided Period.
(r)    “
Dividend Rate
” shall mean 12.5% per annum.
(s)    “
Dividend Record Date
” shall have the meaning set forth in paragraph (a) of Section 10.3.
(t)    “
Elected Preferred Nominee
” shall have the meaning set forth in paragraph (h) of Section 10.8.
(u)    “
Election Effective Time
” shall have the meaning set forth in paragraph (h) of Section 10.8.
(v)    “
Eligible Preferred Holder
” shall have the meaning set forth in paragraph (a) of Section 10.8.
(w)    “
Event
” shall have the meaning set forth in paragraph (h) of Section 10.7.
(x)    “
Exchange Act
” shall mean the Securities Exchange Act of 1934, as amended.

B-2-2

(y)    “
Final Series B Preferred Shares
” shall mean the last 200,000 Series B Preferred Shares outstanding.
(z)    “
Issue Date
” shall mean the original date of issuance of the Series B Preferred Shares.
(aa)    “
Junior Shares
” shall have the meaning set forth in paragraph (c) of Section 10.6.
(bb)    “
Liquidation Preference
” shall mean, with respect to the Series B Preferred Shares, (i) from and including the Issue Date to, but excluding, the date that is 18 months after the Issue Date, $10.00 per Series B Preferred Share, (ii) from and including the date that is 18 months after the Issue Date to, but excluding, the date that is 24 months after the Issue Date, $11.00 per Series B Preferred Share, (iii) from and including the date that is 24 months after the Issue Date to, but excluding, the date that is 36 months after the Issue Date, $12.50 per Series B Preferred Share, (iv) from and including the date that is 36 months after the Issue Date to, but excluding, the date that is 48 months after the Issue Date, $14.50 per Series B Preferred Share and (v) from and including the date that is 48 months after the Issue Date, $25.00 per Series B Preferred Share, plus, in the case of this clause (v) only, an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date or the date of final distribution to such holders, as applicable, without interest;
provided
,
however
, that the Liquidation Preference for the Final Series B Preferred Shares shall be $5.00 per Final Series B Preferred Share.
(cc)    “
National Market Listing
” shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE American LLC (formerly known as the NYSE MKT LLC), The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market or any comparable national securities exchange or national securities market.
(dd)    “
Notice
” shall have the meaning set forth in paragraph (a) of Section 10.8.
(ee)    “
Parity Shares
” shall have the meaning set forth in paragraph (b) of Section 10.6.
(ff)    “
Penalty Dividend
” shall mean a dividend payable in Common Shares equal to the Penalty Dividend Percentage multiplied by 250,000 Common Shares.
(gg)    “
Penalty Dividend Percentage
” shall mean the percentage equal to (i) 100%, minus (ii) the percentage equal to (A) the aggregate number of Series B Preferred Shares redeemed, repurchased or otherwise acquired by the Corporation as of the date that is 18 months after the Issue Date, divided by (B) 1,000,000 Series B Preferred Shares.
(hh)    “
Preferred Nominee
” shall have the meaning set forth in paragraph (a) of Section 10.8.
(ii)    “
Preferred Shares
” shall mean the shares of Preferred Stock, no par value, of the Corporation.
(jj)    “
Required Shares
” shall have the meaning set forth in paragraph (g) of Section 10.8.
(kk)    “
SEC
” shall have the meaning set forth in Section 10.9.
(ll)    “
Securities Act
” shall mean the Securities Act of 1933, as amended.
(mm)    “
Senior Shares
” shall have the meaning set forth in paragraph (a) of Section 10.6.
(nn)    “
Series A Preferred Shares
” shall mean the 10.875% Series A Cumulative Redeemable Preferred Shares of the Corporation.

B-2-3

(oo)    “
Series B Preferred Shares
” shall have the meaning set forth in Section 10.1.
(pp)    “
set apart for payment
” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation;
 provided
,
however
, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Shares shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.
(qq)    “
Weighted Average Liquidation Preference
” shall mean the number equal to (i) the sum of (A) the number of Series B Preferred Shares being redeemed that do not constitute the Final Series B Preferred Shares multiplied by the then-applicable Liquidation Preference per Series B Preferred Share and (B) the number of Series B Preferred Shares being redeemed that do constitute any or all of the Final Series B Preferred Shares multiplied by $5.00 per Series B Preferred Share, divided by (ii) the aggregate number of Series B Preferred Shares being redeemed.
10.3    Dividends.
(a)    Beginning on April 1, 2026, holders of issued and outstanding Series B Preferred Shares shall be entitled to receive, when, as and if approved by the Board of Directors out of funds of the Corporation legally available for the payment of distributions and declared by the Corporation, cumulative preferential dividends at a rate per annum equal to the Dividend Rate of the Liquidation Preference of the Series B Preferred Shares in effect on the first calendar day of the applicable Dividend Period (subject to paragraph (b) of Section 10.3). Dividends shall be paid in cash. Dividends shall accrue and accumulate on each issued and outstanding share of the Series B Preferred Shares on a daily basis from April 1, 2026, and shall be payable quarterly in equal amounts in arrears on the last calendar day of each Dividend Period (each such day being hereinafter called a “
Dividend Payment Date
”);
provided
 that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series B Preferred Shares for any partial Dividend Period shall be prorated and computed on the basis of a
360-day
year consisting of twelve
30-day
months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the tenth day preceding the applicable Dividend Payment Date, or such other date designated by the Board of Directors or an officer of the Corporation duly authorized by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “
Dividend Record Date
”)
.
(b)    In the event that there are more than 200,000 Series B Preferred Shares outstanding on the first calendar day of a Dividend Period and 200,000 or fewer Series B Preferred Shares outstanding on the last calendar day of such Dividend Period, the dividends for such Dividend Period shall be calculated as the sum of (i) (A) the number of days during the Dividend Period during which there are more than 200,000 Series B Preferred Shares outstanding divided by 90 multiplied by (B) the quarterly Dividend Rate multiplied by (C) the Liquidation Preference per Series B Preferred Share on the first calendar day of such Dividend Period and (ii) (A) the number of days during the Dividend Period during which there are 200,000 or fewer Series B Preferred Shares outstanding divided by 90 multiplied by (B) the quarterly Dividend Rate multiplied by (C) $5.00 per Series B Preferred Share.

B-2-4

(c)    If the Corporation fails to pay dividends on the Series B Preferred Shares in full for any six consecutive or non-consecutive
Dividend Periods (such a failure, a “
Dividend Default
”), then:
(i)    commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and continuing until the date a Correction Event with respect to such Dividend Default occurs, the holders of Series B Preferred Shares will have the voting rights described below in Section 10.7; and
(ii)    following any Dividend Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (c), if the Corporation subsequently fails to pay dividends on the Series B Preferred Shares in full for any Dividend Period, such subsequent failure shall constitute a separate Dividend Default, and the foregoing provisions of subparagraph (i) of this paragraph (c) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Dividend Default.
(d)    If the Corporation fails to maintain a National Market Listing for the Series B Preferred Shares for 360 consecutive days or longer (such event, a “
Delisting Event
”), then:
(i)    commencing on the first day after the Delisting Event occurs and continuing until the date a Correction Event with respect to such Delisting Event occurs, (A) the then-applicable Liquidation Preference per Series B Preferred Share shall increase by $0.50 per Series B Preferred Share (except with respect to the Final Series B Preferred Shares) and (B) the holders of Series B Preferred Shares will have the voting rights described below in Section 10.7; and
(ii)    following any Delisting Event that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (d), if the Series B Preferred Shares subsequently cease to be subject to a National Market Listing for 360 consecutive days or longer, such event shall constitute a separate Delisting Event, and the foregoing provisions of subparagraph (i) of this paragraph (d) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Delisting Event.
(e)    No distribution or dividend on the Series B Preferred Shares (including the Penalty Dividend) will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation (whether now existing or arising hereafter), including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the Official Code of Georgia Annotated or other applicable law;
 provided
,
however
, notwithstanding anything to the contrary contained herein, dividends on the Series B Preferred Shares shall continue to accrue and accumulate pursuant to the terms hereof regardless of whether (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the Board of Directors. Accrued and unpaid dividends on the Series B Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.
(f)    Except as provided in paragraph (g) of Section 10.3 and subject to paragraph (h) of Section 10.3, no distributions or dividends, in cash or otherwise, may be declared or paid or set apart for payment upon the Common Shares or any Junior Shares or Parity Shares, nor shall any Common Shares or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation), unless, on the most recently preceding Dividend Payment Date on which dividends on the Series B Preferred Shares became payable, the Corporation paid such dividends on the Series B Preferred Shares in full in cash.
(g)    When dividends are not paid in full in cash (or a sum of cash sufficient for such full payment is not so set apart for payment) upon the Series B Preferred Shares and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series B Preferred Shares and all such Parity Shares shall be declared and paid pro rata in cash or declared and a sum of cash sufficient for the payment thereof shall be set apart for payment pro rata, so that the amount of dividends declared per share of Series B Preferred Shares and

B-2-5

per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series B Preferred Shares and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Shares which may be in arrears.
(h)    So long as any Series B Preferred Shares remain outstanding, no cash or stock dividends shall be paid or made to any holders of Common Shares, Series A Preferred Shares or any other class or series of Junior Shares the Corporation may designate, without the consent of the majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Shares.
(i)    Any dividend payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.
10.4    Liquidation Preference.
(a)    Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any Common Shares, Series A Preferred Shares or any other class or series of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series B Preferred Shares shall be entitled to receive an amount of cash equal to the then-applicable Liquidation Preference per Series B Preferred Share. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Senior Shares and Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then, after payment of liquidating payments and distributions on all outstanding Senior Shares, such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of Section 10.4, none of (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets or (iii) a statutory share exchange shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
(b)    Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in Section 10.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.
10.5    Redemption.
(a)    The Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (g) of Section 10.5, may redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the then-applicable Liquidation Preference per Series B Preferred Share (subject to paragraph (k) of Section 10.5), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the Call Date (subject to paragraph (j) of Section 10.5), without interest. If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may

B-2-6

be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.
(b)    If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series B Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price equal to the then-applicable Liquidation Preference per Series B Preferred Share (subject to paragraph (k) of Section 10.5), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the Call Date (subject to paragraph (j) of Section 10.5), without interest.
(c)    If, as of the date that is 18 months after the Issue Date, the Corporation has failed to redeem, repurchase or otherwise acquire 1,000,000 Series B Preferred Shares, then within 30 days of such date, the Corporation shall pay to the holders of Series B Preferred Shares, on a pro rata basis in proportion to the number of such shares held by such holders, a number of Common Shares equal to the Penalty Dividend, rounded down to the nearest whole Common Share. For the avoidance of doubt, the payment of a Penalty Dividend pursuant to Section 10.5 shall not constitute a Cumulative Redemption Default under paragraph (d) of Section 10.5.
(d)    If, as of any Cumulative Redemption Measurement Date, the Corporation has failed to redeem, repurchase or otherwise acquire the applicable Cumulative Redemption Amount (such a failure, a “
Cumulative Redemption Default
”), then:
(i)    commencing on the first day after such Cumulative Redemption Measurement Date and continuing until the date a Correction Event with respect to such Cumulative Redemption Default occurs, the holders of Series B Preferred Shares will have the director nomination rights described below in Section 10.8; and
(ii)    following any Cumulative Redemption Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (d), if the Corporation subsequently fails to redeem, repurchase or otherwise acquire the applicable Cumulative Redemption Amount as of the applicable Cumulative Redemption Measurement Date, such subsequent failure shall constitute a separate Cumulative Redemption Default, and the foregoing provisions of subparagraph (i) of this paragraph (d) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Cumulative Redemption Default.
(e)    With respect to a redemption pursuant to paragraph (a) of Section 10.5, unless all accumulated accrued and unpaid dividends on all Series B Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares or such Parity Shares shall be redeemed unless all of the outstanding Series B Preferred Shares and such Parity Shares are simultaneously redeemed;
 provided
,
however
, that the foregoing shall not prevent the purchase or acquisition of the Series B Preferred Shares or such Parity Shares (A) pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series B Preferred Shares and such Parity Shares or (B) by conversion into or exchange for Junior Shares and Parity Shares.
(f)    From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 10.5), all dividends will cease to accumulate on the Series B Preferred Shares called for redemption pursuant to Section 10.5, such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accumulated accrued and unpaid dividends up to, but excluding, the Call Date, in cash without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (i) of Section 10.5).

B-2-7

(g)    Notice of the redemption of any Series B Preferred Shares pursuant to Section 10.5 shall be mailed by first class mail to each holder of record of Series B Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books (or sent in accordance with the procedures of The Depository Trust Company with respect to Series B Preferred Shares registered in the name of The Depository Trust Company or its nominee): (i) for a redemption pursuant to paragraph (a) of Section 10.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 10.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail or send any notice required by this paragraph (g) of Section 10.5, nor any defect therein or in the mailing or sending thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed or sent in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed or sent whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 10.5, the number of Series B Preferred Shares to be redeemed; (3) the redemption price of the then-applicable Liquidation Preference per Series B Preferred Share (subject to paragraph (k) of Section 10.5), plus accumulated accrued and unpaid dividends through, but excluding, the Call Date; (4) the place or places where any certificates for such shares, other than certificates issued in the form of fully registered global certificates, are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date; and (6) any other information required by law or by the applicable rules of any National Market Listing pursuant to which the Series B Preferred Shares are listed or quoted.
(h)    The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 10.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 10.5, in trust for the holders of the Series B Preferred Shares so called for redemption pursuant to Section 10.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Shares so called for redemption, in which case the notice to holders of the Series B Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued in the form of fully registered global certificates, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date). No interest shall accrue for the benefit of the holders of Series B Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.
(i)    On or after any Call Date, each holder of Series B Preferred Shares that holds a certificate, other than certificates issued in the form of fully registered global certificates, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series B Preferred Shares subject to redemption to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series B Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series B Preferred Shares redeemed by the Corporation pursuant to Section 10.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.
(j)    If the Corporation redeems any of the Series B Preferred Shares pursuant to Section 10.5 and, if the Call Date for such redemption occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, then the dividend payable on such Dividend Payment Date with respect to such shares called for

B-2-8

redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.
(k)    If, at the time of a redemption of any Series B Preferred Shares pursuant to Section 10.5, there are (i) 200,000 or fewer Series B Preferred Shares outstanding, the Liquidation Preference for purposes of calculating the redemption price shall be equal to $5.00 per Series B Preferred Share; or (ii) more than 200,000 Series B Preferred Shares outstanding and such redemption includes any or all of the Final Series B Preferred Shares, the Liquidation Preference for purposes of calculating the redemption price shall be equal to the Weighted Average Liquidation Preference.
(l)    No Series B Preferred Shares may be redeemed if such redemption is prohibited under the Official Code of Georgia Annotated or other applicable law.
10.6

Ranking.
 Any class or series of stock of the Corporation shall be deemed to rank:
(a)    prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares (“
Senior Shares
”);
(b)    on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Shares, if the holders of such class or series and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“
Parity Shares
”); and
(c)    junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares, the Series A Preferred Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“
Junior Shares
”).
10.7    Voting Rights.
(a)    Holders of the Series B Preferred Shares will not have any voting rights, except as set forth in Section 10.7, Section 10.8 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series B Preferred Shares are entitled to vote, each Series B Preferred Share shall be entitled to one vote, except that when shares of any other class or series of stock the Corporation may issue have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and the shares of each such other class or series shall have one vote per share.
(b)    Upon the occurrence of a Dividend Default, subject to the provisions of Section 10.7, the number of directors constituting the Board of Directors shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Shares are entitled to vote as a class with respect to the election of such two directors), and the holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such two directors) will be entitled to vote for the election of such two additional directors at a special meeting called by the Corporation at the

B-2-9

request of the holders of record of at least 25% of the outstanding Series B Preferred Shares or by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such two directors (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case such vote will be held at the earlier of the second annual or special meeting of stockholders of the Corporation after such date), and at each subsequent annual meeting until a Correction Event has occurred with respect to such Dividend Default (the “
Dividend Penalty Right
”). On the date a Correction Event with respect to a Dividend Default occurs, the rights of holders of the Series B Preferred Shares to elect any directors pursuant to the Dividend Penalty Right will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series B Preferred Shares pursuant to the Dividend Penalty Right shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such directors) pursuant to the voting rights under this paragraph (b) of Section 10.7 exceed two.
(c)    Upon the occurrence of a Delisting Event, subject to the provisions of Section 10.7, the number of directors constituting the Board of Directors shall be automatically increased by one (if not already increased by one by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Shares are entitled to vote as a class with respect to the election of such director), and the holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such director) will be entitled to vote for the election of such additional director at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding Series B Preferred Shares or by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such director (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case such vote will be held at the earlier of the second annual or special meeting of stockholders of the Corporation after such date), and at each subsequent annual meeting until a Correction Event has occurred with respect to such Delisting Event (the “
Delisting
Penalty Right
”). On the date a Correction Event with respect to a Delisting Event occurs, the rights of holders of the Series B Preferred Shares to elect any director pursuant to the Delisting Penalty Right will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the term of any director elected by holders of the Series B Preferred Shares pursuant to the Delisting Penalty Right shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such directors) pursuant to the voting rights under (i) this paragraph (c) of Section 10.7 exceed one or (ii) paragraph (b) of Section 10.7 and this paragraph (c) of Section 10.7 exceed two. If (A) a Delisting Event occurs while a previous Dividend Default remains uncured and (B) two directors are already serving on the Board of Directors pursuant to the Dividend Penalty Right in accordance with paragraph (b) of Section 10.7, then no additional director may be elected pursuant to the Delisting Penalty Right under this paragraph (c) of Section 10.7. If a Dividend Default occurs while a previous Delisting Event remains uncured, then, upon the election of two directors pursuant to the Dividend Penalty Right in accordance with paragraph (b) of Section 10.7, the term of the director then serving on the Board of Directors pursuant to the Delisting Penalty Right, if any, shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

B-2-10

(d)    If a special meeting is not called by the Corporation within 75 days after request from the requisite holders of Series B Preferred Shares (or holders of other series or classes of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable) as described in paragraphs (b) or (c) of Section 10.7, then the holders of record of at least 25% of the outstanding Series B Preferred Shares may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of shareholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to paragraphs (b), (c) and (d) of Section 10.7, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, the cost of collecting and tabulating votes and reasonable and documented costs of one outside legal counsel of the holder or holders calling the meeting.
(e)    If, at any time when the voting rights conferred upon the Series B Preferred Shares pursuant to paragraphs (b) or (c) of Section 10.7 are exercisable, any vacancy in the office of a director elected or appointed pursuant to paragraphs (b) or (c) of Section 10.7 or this paragraph (e) of Section 10.7 shall occur, then such vacancy may be filled only by the remaining such director(s) or by vote of the holders of record of the outstanding Series B Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of directors pursuant to paragraphs (b) or (c) of Section 10.7. Any director elected or appointed pursuant to paragraphs (b) or (c) of Section 10.7 or this paragraph (e) of Section 10.7 may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities the Corporation may issue are entitled to vote as a class with the Series B Preferred Shares in the election of directors pursuant to paragraphs (b) or (c) of Section 10.7, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Shares and any such other classes or series of stock the Corporation may issue, and may not be removed by the holders of the Common Shares.
(f)    In no event shall the holders of the Series B Preferred Shares be entitled pursuant to Section 10.7 to submit and have elected a director nominee (i) whose election as a director would violate or cause the Corporation to be in violation of these Amended and Restated Articles of Incorporation, the Corporation’s Amended and Restated Bylaws, the Corporation’s Code of Business Conduct and Ethics, the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted or any applicable state or federal law, rule or regulation; (ii) that would cause the Corporation to fail to satisfy a requirement relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted (a “
Director Independence Requirement
”); (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. If the election of a director nominee submitted pursuant to Section 10.7 would violate or cause the Corporation to be in violation of, or to fail to satisfy, any of the foregoing in clauses (i) or (ii), or if a director nominee meets clauses (iii) or (iv), of this paragraph (f) of Section 10.7, the Corporation shall promptly notify in writing such director nominee, and the holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such director) shall be entitled to submit a substitute director nominee within 30 days of such notice.
(g)    So long as any Series B Preferred Shares remain outstanding, no more than six directors not elected or appointed pursuant to paragraphs (b), (c) or (e) of Section 10.7 may be elected or appointed.
(h)    So long as any Series B Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds
of the Series B Preferred Shares outstanding at the time,

B-2-11

given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares (each, an “
Event
”);
provided
,
however
, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Shares (although, in accordance with paragraph (b) of Section 10.5, the Corporation would be required to redeem the Series B Preferred Shares if such Event constitutes a Change of Control) and, provided, further,
 that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series B Preferred Shares), or the creation or issuance of any additional Common Shares or Series B Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series B Preferred Shares. Notwithstanding the foregoing, (A) if any Event set forth in clause (ii) above would adversely affect one or more but not all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable (including the Series B Preferred Shares for this purpose), then only such classes or series of stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other classes or series of stock; and (B) if all series of a class of Preferred Stock are not equally affected by the proposed Event, there shall be required a two-thirds
approval of the class and a
two-thirds
approval of each series that will have a diminished status.
(i)    The voting rights provided for in Section 10.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series B Preferred Shares would otherwise be required pursuant to Section 10.7 shall be effected, all outstanding shares of Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (h) of Section 10.5, unless, in the case of a vote required to authorize or create any class or series of Senior Shares pursuant to clause (i) of paragraph (h) of Section 10.7, all or a part of the outstanding Series B Preferred Shares is being redeemed with the proceeds from the sale of the Senior Shares to be authorized or created.
(j)    Except as expressly stated in this Article X or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series B Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.
10.8    Director Nomination Rights.
(a)    If a Cumulative Redemption Default has occurred and continuing until the date a Correction Event with respect to such Cumulative Redemption Default occurs, subject to the provisions of Section 10.8, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for the next annual meeting of shareholders (or, if such default occurs less than 60 days before the date fixed for the next annual meeting, the second annual meeting after such occurrence), the name of any nominee for election to the Board of Directors submitted pursuant to Section 10.8 (each a “
Preferred Nominee
”), provided:

B-2-12

(i)    timely written notice of such Preferred Nominee satisfying Section 10.8 (“
Notice
”) is given to the Corporation by or on behalf of a holder or holders of Series B Preferred Shares that, at the time the Notice is given, satisfy the ownership and other requirements of Section 10.8 (the “
Eligible Preferred Holder
”);
(ii)    the Eligible Preferred Holder expressly elects in writing at the time of providing the Notice to have its Preferred Nominee included in the Corporation’s proxy statement pursuant to Section 10.8; and
(iii)    the Eligible Preferred Holder and the Preferred Nominee otherwise satisfy the requirements of Section 10.8.
(b)    The Notice shall be directed to the attention of the Secretary of the Corporation. To be timely, the Notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 nor more than 200 days before the first anniversary of the date of the Corporation’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting;
provided
that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 days earlier than, or 60 days after, the anniversary of the previous year’s annual meeting, the Notice, to be timely, must be so delivered or mailed and received not later than (i) the 90th day prior to the annual meeting or (ii) if later, the close of business on the tenth day following the day on which public announcement is first made of the date of the annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice.
(c)    In addition to including the name of the Preferred Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include the information concerning the Preferred Nominee and the Eligible Preferred Holder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act.
(d)    Each Eligible Preferred Holder and Preferred Nominee, as the case may be, must provide within five Business Days of the Corporation’s request (i) information necessary to (A) verify that such Eligible Preferred Holder owns the Required Shares (which request, for the avoidance of doubt, may be satisfied with written statements from such Eligible Preferred Holder and each intermediary through which the Required Shares are held verifying that such Eligible Preferred Holder beneficially owns the Required Shares, a certificate or certificates representing the Required Shares in such Eligible Preferred Holder’s name or any other proof that is reasonably acceptable to the Corporation) and (B) determine whether such Preferred Nominee meets the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether such Preferred Nominee satisfies the requirements relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted; and (ii) such additional information, limited to the type of information set forth in Section 2.15 of the Corporation’s Amended and Restated Bylaws, as the Corporation may reasonably request.
(e)    In the event that any information or communications provided by an Eligible Preferred Holder or Preferred Nominee to the Corporation or its shareholders ceases to be true and correct in any material respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not materially misleading, each Eligible Preferred Holder or Preferred Nominee, as the case may be, shall promptly notify in writing the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct in all material respects.
(f)    In no event shall an Eligible Preferred Holder be entitled pursuant to Section 10.8 to submit and have elected a Preferred Nominee (i) whose election as a director would violate or cause the Corporation to be in violation of these Amended and Restated Articles of Incorporation, the Corporation’s Amended and Restated Bylaws, the Corporation’s Code of Business Conduct and Ethics, the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, any National Market Listing pursuant

B-2-13

to which any class or series of the stock of the Corporation is listed or quoted or any applicable state or federal law, rule or regulation; (ii) that would cause the Corporation to fail to satisfy a Director Independence Requirement; (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. If the election of a Preferred Nominee submitted by an Eligible Preferred Holder would violate or cause the Corporation to be in violation of, or to fail to satisfy, any of the foregoing in clauses (i) or (ii), or if a Preferred Nominee meets clauses (iii) or (iv), of this paragraph (f) of Section 10.8, the Corporation shall promptly notify in writing such Eligible Preferred Holder, and such Eligible Preferred Holder shall be entitled to submit a substitute Preferred Nominee within the same time period for the giving of the Notice in paragraph (b) of Section 10.8.
(g)    An Eligible Preferred Holder must beneficially own a number of Series B Preferred Shares that represents 10% or more of the outstanding Series B Preferred Shares (the “
Required Shares
”) as of both the date the Notice is delivered to or received by the Corporation in accordance with Section 10.8 and the record date for determining holders entitled to vote at the meeting. In the event there is more than one Eligible Preferred Holder for any annual meeting, each Eligible Preferred Holder may submit a Preferred Nominee for inclusion in the Corporation’s proxy statement.
(h)    If a Correction Event with respect to a Cumulative Redemption Default has not occurred at or prior to the commencement of the applicable annual meeting, then one director shall be elected out of the Preferred Nominee(s) by a plurality of the votes cast by the Series B Preferred Shares at the annual meeting. The election of such director (the “
Elected Preferred Nominee
”) shall be effective as of the first Business Day following the applicable Cumulative Redemption Deadline (the “
Election Effective Time
”). At the Election Effective Time, the number of directors constituting the Board of Directors shall be automatically increased by one to accommodate such election.
(i)    If a Correction Event with respect to a Cumulative Redemption Default occurs at or prior to the Election Effective Time, then, as applicable, either (i) prior to a vote being held on the election of a director out of the Preferred Nominee(s) at the annual meeting, all Preferred Nominees shall be automatically deemed to have withdrawn from the election or (ii) if a vote is held on the election of a director out of the Preferred Nominee(s) at the annual meeting, (A) such vote will be deemed void, (B) the Preferred Nominee who received a plurality of the votes cast by the Series B Preferred Shares at the annual meeting shall not be deemed to have been elected as a director and (C) the number of directors constituting the Board of Directors shall remain unchanged.
(j)    On the date a Correction Event with respect to a Cumulative Redemption Default occurs, the rights of Eligible Preferred Holders to submit Preferred Nominees and have an Elected Preferred Nominee elected out of such Preferred Nominee(s) pursuant to such default will cease, and the term of the Elected Preferred Nominee then serving on the Board of Directors pursuant to such default, if any, shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.
(k)    If (i) a subsequent Cumulative Redemption Default occurs while a previous Cumulative Redemption Default remains uncured and (ii) the Elected Preferred Nominee is already serving on the Board of Directors pursuant to a previous Cumulative Redemption Default, then (A) Eligible Preferred Holders may not submit Preferred Nominees for inclusion in the Corporation’s proxy statement and (B) no additional Elected Preferred Nominee may be elected. For the avoidance of doubt, only one Elected Preferred Nominee elected pursuant to Section 10.8 may serve on the Board of Directors at any time.
(l)    If a Dividend Default occurs while a previous Cumulative Redemption Default remains uncured, then, upon the election of two directors pursuant to the Dividend Penalty Right in accordance with paragraph (b) of Section 10.7, the term of the Elected Preferred Nominee then serving on the Board of Directors pursuant to such Cumulative Redemption Default, if any, shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

B-2-14

10.9

Information Rights.
 During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form
10-K
and quarterly reports on Form
10-Q
that the Corporation would have been required to file with the Securities and Exchange Commission (the “
SEC
”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders of Series B Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series B Preferred Shares within 15 days after the respective dates by which a periodic report on Form
10-K
or Form
10-Q,
as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a
“non-accelerated
filer” within the meaning of the Exchange Act.
10.10

Sinking Fund.
 The Series B Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.
10.11

Conversion.
 The Series B Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.

B-2-15

REGIONAL HEALTH PROPERTIES, INC.
OFFER TO EXCHANGE
10.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES
FOR
12.5% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES
Information Agent and Proxy Solicitor
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free: (800)
662-5200
Banks and brokers call collect: (203)
658-9400
E-mail:
RHE@investor.morrowsodali.com
Exchange Agent
Continental Stock Transfer & Trust Company
1 State Street — 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
Telephone:
(917) 262-2378

            , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20
. Indemnification of Directors and Officers.
Set forth below is a description of certain provisions of the Amended and Restated Articles of Incorporation, as amended (the “
Articles of Incorporation
”), and the Amended and Restated Bylaws (the “
Bylaws
”), of the Registrant and the General Business Corporation Code of the State of Georgia (“
GBCC
”), as such provisions relate to indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Articles of Incorporation, the Bylaws and the GBCC.
Our Articles of Incorporation and Bylaws limit the liability of our officers and directors to the extent currently permitted by the GBCC.
Subsection (a) of
Section 14-2-851
of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of
Section 14-2-851
of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to
Section 14-2-854
of the GBCC, a court may order a corporation to indemnify a director if such court determines: (i) that the director is entitled to indemnification or advance for expenses; or (ii) in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of
Section 14-2-851
of the GBCC, failed to comply with
Section 14-2-853
of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of
Section 14-2-851
of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852
of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857
of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in
Section 14-2-832
of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under
Section 14-2-852
of the GBCC and may apply to a court under
Section 14-2-854
of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.
Our Articles of Incorporation provide that, in addition to providing indemnification to the fullest extent permitted under the GBCC, the Board may decide to provide additional indemnification and to maintain insurance providing indemnification for officers and directors that exceeds our power of indemnification under the GBCC.
Our Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of ours, provided that this limitation of liability does not apply to any liability: (i) for any transaction in which the individual appropriated a business opportunity of ours; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) under
Section 14-2-832
of the GBCC (governing unlawful distributions to shareholders); or (iv) for any transaction from which the individual derived an improper personal benefit. Furthermore, our Bylaws provide for mandatory advancement of expenses provided that a director or officer provides: (A) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Bylaws do not provide indemnification; and (B) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under our Bylaws or the GBCC. We may also indemnify and advance expenses to an employee or agent of ours who is not a director or officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under the GBCC, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the Board, in each case consistent with public policy.
Item 21.
Exhibits and Financial Statement Schedules.

(a)	Exhibit List

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated March 8, 2017, by and between Meadowood Retirement Village, LLC, and Meadowood Properties, LLC, and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

2.2	Agreement and Plan of Merger by and between AdCare Health Systems, Inc., and Regional Health Properties, Inc., dated July 7, 2017 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on July 11, 2017)

3.1	Amended and Restated Bylaws of Regional Health Properties, Inc., effective September 21, 2017 (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K12B filed on October 2, 2017)

3.2	Amended and Restated Articles of Incorporation of Regional Health Properties, Inc., effective September 21, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K12B filed on October 2, 2017)

3.3	Certificate of Merger, effective September 29, 2017 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K12B filed on October 2, 2017)

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of Regional Health Properties, Inc., effective December 31, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 28, 2018)

4.1	Form of Common Stock Certificate of Regional Health Properties, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K12B filed on October 2, 2017)

4.2	Description of Regional Health Properties, Inc. Capital Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

4.3*	2005 Stock Option Plan of AdCare Health Systems, Inc.(incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011)

4.4*	AdCare Health Systems, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011)

4.5*	Regional Health Properties, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed December 17, 2020)

4.6*	Form of Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011)

4.7*	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011)

4.8*	Warrant to Purchase Shares of Common Stock, dated March 31, 2011, issued by AdCare Health Systems, Inc. to Cantone Research, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3 (File No. 333-175541))

4.9	Registration Rights Agreement, dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein (incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-3 (File No. 333-175541))

4.10	Securities Purchase Agreement, dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-3 (File No. 333-175541))

4.11	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 5, 2012)

4.12	Form of Warrant to Purchase Common Stock of the Company (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3 (File No. 333-175541))

4.13	Warrant to Purchase 312,500 Shares of Common Stock, dated April 1, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd. (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

4.14	Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by AdCare Health Systems, Inc. to Cantone Asset Management LLC (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

4.15	Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by AdCare Health Systems, Inc. to Cantone Research, Inc. (incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

4.16	Warrant to Purchase 50,000 Shares of Common Stock, dated December 28, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd. (incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

4.17	Warrant to Purchase 15,000 Shares of Common Stock, dated August 31, 2012, issued by AdCare Health Systems, Inc. to Hayden IR, LLC (incorporated by reference to Exhibit 4.22 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

4.18*	Warrant to Purchase 70,000 Shares of Common Stock, dated May 15, 2013, issued by AdCare Health Systems, Inc. to Ronald W. Fleming (incorporated by reference to Exhibit 4.23 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

4.19	Warrant to Purchase 75,000 shares of Common Stock, dated October 26, 2013, issued by AdCare Health Systems, Inc. to Cantone Research, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.20	Form of Registration Rights Agreement, dated March 28, 2014, by and among AdCare Health Systems, Inc. and the investors named therein (incorporated by reference to Exhibit 4.23 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

4.21	Form of Warrant, dated March 28, 2014, issued by AdCare Health Systems, Inc. to the placement agent and its affiliates in connection with the offering of 10% Subordinated Convertible Notes Due April 30, 2015 (incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014)

4.22	Form of Warrant granted to management to Purchase Shares of AdCare Health Systems, Inc. dated November 20, 2007 (incorporated by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-KSB as amended March 31, 2008)

4.23*	Unsecured Promissory Note, pursuant to Settlement Agreement dated September 26, 2017, effective October 4, 2017 by and between Regional Health Properties Inc., and William McBride, III (incorporated by reference to Exhibit 4.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 14, 2017)

4.24*	Form of Restricted Common Stock Agreement –Non Employee Director (2020 Equity Plan) (incorporated by reference to Exhibit 4.7 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021)

4.25*	Form of Restricted Common Stock Agreement –Employee (2020 Equity Plan) (incorporated by reference to Exhibit 4.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021)

4.26*	Incentive Stock Option Award Agreement between Regional Health Properties, Inc. and Benjamin Waites, dated as of January 1, 2022 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed January 6, 2022)

4.27*	Form of Incentive Stock Option Agreement between Regional Health Properties, Inc. and participant (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed January 6, 2022)

5.1+	Legal Opinion of Smith, Gambrell & Russell, LLP as to the legality of the securities being registered

8.1+	Legal Opinion of Baker Botts L.L.P. relating to tax matters

10.1*	Employment Agreement between AdCare Health Systems, Inc. and David A. Tenwick, dated September 1, 2008 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed September 8, 2008)

10.2	Regulatory Agreement and Mortgage Note between The Pavilion Care Center, LLC and Red Mortgage Capital, Inc., in the original amount of $2,108,800 dated November 27, 2007 (incorporated by reference to Exhibit 10.24 of the Registrant’s Annual Report on Form 10-KSB as amended March 31, 2008)

10.3	Regulatory Agreement and Mortgage Note between Hearth & Care of Greenfield and Red Mortgage Capital, Inc., in the original amount of $2,524,800 dated July 29, 2008 (incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed March 31, 2009)

10.4	Loan Agreement and Secured Promissory Note between Coosa Nursing ADK, LLC, and Metro City Bank in the original amount of $7,500,000 dated September 30, 2010 (incorporated by reference to Exhibits 10.1 and 10.2 of the Registrant’s Form 8-K filed October 6, 2010)

10.5	Mt. Kenn Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed May 5, 2011)

10.6	CP Property Holdings, LLC Loan Agreement dated May 27, 2011 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 6, 2011)

10.7	Form of Promissory Note, issued by Mount Trace Nursing ADK, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 16, 2011)

10.8	Amendment, dated June 22, 2011, between Hearth & Home of Ohio, Inc. and Christopher F. Brogdon (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed June 28, 2011)

10.9	Guaranty, dated May 26, 2011, made by Christopher F. Brogdon (incorporated by reference to Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

10.10	Guaranty, dated May 26, 2011, made by Connie B. Brogdon (incorporated by reference to Exhibit 10.35 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

10.11	Commercial Guaranty, dated May 25, 2011, made by Christopher F. Brogdon (incorporated by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

10.12	Commercial Guaranty, dated May 25, 2011, made by Connie B. Brogdon (incorporated by reference to Exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

10.13	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10 (incorporated by reference to Exhibit 10.42 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

10.14	Term Note, dated July 27, 2011, made by Erin Property Holdings, LLC in favor of Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

10.15	Note, dated July 27, 2011, made by Erin Property Holdings, LLC, in favor of Bank of Atlanta, with respect to the SBA Loan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.16	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.17	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.18	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.19	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.20	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.21	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.22	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.23	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.24	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the USDA Loan (incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.25	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the SBA Loan (incorporated by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.26	Guaranty, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan (incorporated by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.27	Guaranty, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan (incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.28	Unconditional Guaranty Business and Industry Guarantee Loan Program, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan (incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.29	Unconditional Guarantee Business and Industry Guarantee Loan Program, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.30	Unconditional Guarantee, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the SBA Loan (incorporated by reference to Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.31	Unconditional Guarantee, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the SBA Loan (incorporated by reference to Exhibit 10.18 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.32	Escrow Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Bank of Atlanta, and Bank of Atlanta as Escrow Agent, with respect to the USDA Loan and the SBA Loan (incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.33	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011)

10.34	Loan Agreement, dated September 6, 2011, by and between CP Property Holdings, LLC; CP Nursing, LLC; and Economic Development Corporation of Fulton County (incorporated by reference to Exhibit 10.43 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.35	Promissory Note, dated September 6, 2011, issued by CP Property Holdings, LLC, in favor of Economic Development Corporation of Fulton County, in the amount of $2,034,000 (incorporated by reference to Exhibit 10.44 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.36	Deed to Secure Debt and Security Agreement, made an entered into September 6, 2011, by and between CP Property Holdings, LLC and Economic Development Corporation of Fulton County (incorporated by reference to Exhibit 10.45 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.37	Security Agreement, made and entered into as of September 6, 2011, between CP Property Holdings, LLC and CP Nursing, LLC, as grantors, and Economic Development Corporation of Fulton County, as the secured party (incorporated by reference to Exhibit 10.46 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.38	Unconditional Guarantee, dated September 6, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County (incorporated by reference to Exhibit 10.47 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.39	Unconditional Guarantee, dated September 6, 2011, issued by CP Nursing, LLC in favor of Economic Development Corporation of Fulton County (incorporated by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.40	Unconditional Guarantee, dated September 6, 2011, issued by Hearth and Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County (incorporated by reference to Exhibit 10.49 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

10.41	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $500,000 (incorporated by reference to Exhibit 10.141 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.42	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $4,500,000 (incorporated by reference to Exhibit 10.142 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.43	Guaranty Agreement, dated as of December 30, 2011, executed by AdCare Health Systems, Inc. and AdCare Property Holdings, LLC in favor of Eaglewood Villa, Ltd (incorporated by reference to Exhibit 10.143 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.44	Third Amended And Restated Multiple Facilities Lease, dated October 29, 2010, between Georgia Lessor—Bonterra/Parkview, Inc. and ADK Bonterra/Parkview, LLC (incorporated by reference to Exhibit 10.144 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.45	Guaranty, dated October 29, 2010, executed by AdCare Health Systems, Inc. in favor of Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.145 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.46	Guaranty, dated October 29, 2010, executed by Hearth & Home of Ohio, Inc. in favor of Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.146 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.47	Security Agreement, dated October 29, 2010, by and between AdCare Health Systems, Inc. and Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.147 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.48	Security Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.148 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.49	Security Agreement, dated October 29, 2010, by and between Hearth & Home of Ohio, Inc. and Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.149 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.50	Pledge Agreement, dated October 29, 2010, between Hearth & Home of Ohio, Inc. and Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.150 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.51	Subordination Agreement, dated October 29, 2010, between AdCare Health Systems, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.151 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.52	Letter of Credit Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.(incorporated by reference to Exhibit 10.152 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.53	Subordination, Non-Disturbance and Attornment Agreement, dated October 29, 2010, by and among Omega Healthcare Investors, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc. (incorporated by reference to Exhibit 10.153 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.54	Assignment and Assumption of Second Amended and Restated Multiple Facilities Lease And Consent of Lessor, dated October 29, 2010, by and among Georgia Lessor—Bonterra/Parkview, Inc., Triad Health Management of Georgia II, LLC, AdCare Health Systems, Inc., Hearth & Home of Ohio, Inc., ADK Bonterra/Parkview, LLC and the other entities signatory thereto (incorporated by reference to Exhibit 10.154 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.55	Lease Agreement, dated August 1, 2010, between William M. Foster and ADK Georgia, LLC (incorporated by reference to Exhibit 10.155 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.56	First Amendment to Lease, dated August 31, 2010, between William M. Foster and ADK Georgia, LLC (incorporated by reference to Exhibit 10.156 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.57	Guaranty Agreement, dated as of June 1, 2010, entered into by AdCare Health Systems, Inc. to and for the benefit of Bank of Oklahoma, N.A. (incorporated by reference to Exhibit 10.159 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011)

10.58	Loan Agreement, dated as of April 12, 2012, between the City of Springfield, Ohio and Eaglewood Property Holdings, LLC (incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

10.59	Guaranty Agreement, dated as of April 12, 2012, made and entered into by AdCare Health Systems, Inc., to and for the benefit of BOKF, NA dba Bank of Oklahoma (incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

10.60	Land Use Restriction Agreement, dated as of April 12, 2012, by and between BOKF, NA dba Bank of Oklahoma and Eaglewood Property Holdings, LLC (incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

10.61	Open-End Mortgage, Assignment of Leases and Security Agreement, dated April 12, 2012, from Eaglewood Property Holdings, LLC to BOKF, NA dba Bank of Oklahoma (incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

10.62	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 5, 2012)

10.63	Bond Purchase Agreement, dated April 10, 2012, among Lawson Financial Corporation, The City of Springfield, Ohio and Eaglewood Property Holdings, LLC (incorporated by reference to Exhibit 10.40 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

10.64	Amendment entered into as of June 22, 2012, by and between Christopher F. Brogdon and Hearth & Home of Ohio, Inc. (incorporated by reference to Exhibit 10.47 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

10.65	Sublease Agreement, dated December 1, 2012, between ADK Georgia, LLC and Jeff Co. Nursing, LLC (incorporated by reference to Exhibit 10.245 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.66	Secured Loan Agreement, dated December 28, 2012, by and among Keybank National Association and the subsidiaries of AdCare Health Systems, Inc. named therein (incorporated by reference to Exhibit 10.263 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.67*	Consulting Agreement, dated December 31, 2012, between Christopher Brogdon and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.279 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.68	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon (incorporated by reference to Exhibit 10.280 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.69	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon (incorporated by reference to Exhibit 10.281 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.70	Assignment of Rents, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank (incorporated by reference to Exhibit 10.282 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.71	Mortgage, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank (incorporated by reference to Exhibit 10.283 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.72	Promissory Note, dated December 31, 2012, issued by Northwest Property Holdings, LLC in favor of First Commercial Bank in the amount of $1,501,500 (incorporated by reference to Exhibit 10.284 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.73	Commercial Security Agreement, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank (incorporated by reference to Exhibit 10.285 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.74	Commercial Security Agreement, dated December 31, 2012, made and executed between NW 61st Nursing, LLC and First Commercial Bank (incorporated by reference to Exhibit 10.286 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.75	Commercial Guaranty, dated December 31, 2012, between AdCare Health Systems, Inc. and First Commercial Bank (incorporated by reference to Exhibit 10.287 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.76	Commercial Guaranty, dated December 31, 2012, between Northwest Property Holdings, LLC and First Commercial Bank (incorporated by reference to Exhibit 10.288 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.77	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC (incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013)

10.78	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC (incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013)

10.79	Loan and Security Agreement, dated September 27, 2013, by and between QC Property Holdings, LLC and Housing & Healthcare Funding, LLC (incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013)

10.80	Promissory Note, dated September 27, 2013, issued by QC Property Holdings, LLC to Housing & Healthcare Funding, LLC in the amount of $5,000,000 (incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013)

10.81	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing, dated September 27, 2013, by QC Property Holdings, LLC to and for the benefit of Housing & Healthcare Funding, LLC (incorporated by reference to Exhibit 10.32 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013)

10.82	Guaranty, dated September 27, 2013, by AdCare Health Systems, Inc. to and for the benefit of Housing & Healthcare Funding, LLC (incorporated by reference to Exhibit 10.33 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013)

10.83	Assignment of Rents and Leases, dated September 27, 2013, by QC Property Holdings, LLC to and for the benefit of Housing & Healthcare Funding, LLC (incorporated by reference to Exhibit 10.34 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013)

10.84	Letter Agreement, dated October 1, 2013, among AdCare Health Systems, Inc., Park City Capital, LLC and Michael J. Fox (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on October 18, 2013)

10.85	Note, dated February 28, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon (incorporated by reference to Exhibit 10.334 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

10.86	Agreement Regarding Exit Fees, dated March 28, 2014, by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, APH&R Property Holdings, LLC, Woodland Hills HC Nursing, LLC, Northridge HC&R Nursing, LLC, APH&R Nursing, LLC, AdCare Health Systems, Inc., AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.336 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013)

10.87	Sublease Termination Agreement, entered into May 6, 2014 and effective as of May 31, 2014, by and between Winter Haven Homes, Inc. and ADK Administrative Property, LLC (incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014)

10.88	Amendment to Consulting Agreement, dated May 6, 2014, by and between AdCare Health Systems, Inc. and Christopher F. Brogdon (incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014)

10.89	Amended and Restated Note, dated May 15, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on May 21, 2014)

10.90	Security Instrument, Mortgage & Deed of Trust, dated September 24, 2014, by and between Woodland Manor Property Holdings, LLC and Housing & Healthcare Finance, LLC (incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014)

10.91	Second Amended and Restated Note, dated October 10, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on October 17, 2014)

10.92*	Executive Employment Agreement, dated October 10, 2014, by and among AdCare Health Systems, Inc. and William McBride III (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on October 17, 2014)

10.93	Healthcare Facility Note, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on December 22, 2014)

10.94	Healthcare Deed to Secure Debt, Security Agreement and Assignment of Rents, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC and KeyBank National Association (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed on December 22, 2014)

10.95	Healthcare Regulatory Agreement, dated December 1, 2014, by and among Mt. Kenn Property Holdings, LLC, its successors, heirs, and assigns (jointly and severally) and the U.S. Department of Housing and Urban Development (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on December 22, 2014)

10.96	Modification of Mortgage Note Agreement dated as of October 1, 2014, by and between Hearth & Care of Greenfield, LLC. and Red Mortgage Capital, Inc (incorporated by reference to Exhibit 10.359 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.97	Modification of Mortgage Note Agreement dated as of October 1, 2014, by and between The Pavilion Care Center, LLC. and Red Mortgage Capital, Inc. (incorporated by reference to Exhibit 10.360 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.98	Modification Agreement, dated as of October 1, 2014, by and among Hearth & Care of Greenfield, LLC., Red Mortgage Capital, Inc., and the U.S. Department of Housing and Urban Development (incorporated by reference to Exhibit 10.361 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.99	Modification Agreement, dated as of October 1, 2014, by and among The Pavilion Care Center, LLC., Red Mortgage Capital, Inc., and the U.S. Department of Housing and Urban Development (incorporated by reference to Exhibit 10.362 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.100	Sublease Agreement, dated as of January 31, 2015, by and between ADK Georgia, LLC. and 3460 Powder Springs Road Associates, L.P. (incorporated by reference to Exhibit 10.380 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.101	Sublease Agreement, dated as of January 31, 2015, by and between ADK Georgia, LLC. and 3223 Falligant Avenue Associates, L.P. (incorporated by reference to Exhibit 10.381 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.102	Promissory Note for exit fees (Northridge), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000 (incorporated by reference to Exhibit 10.382 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.103	Promissory Note for exit fees (Cumberland), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000 (incorporated by reference to Exhibit 10.383 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.104	Promissory Note for exit fees (River Valley), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000 (incorporated by reference to Exhibit 10.384 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.105	Promissory Note for exit fees (Sumter Valley), dated February 25, 2015, issued by AdCare Health Systems, Inc. to KeyBank National Association in the amount of $170,000 (incorporated by reference to Exhibit 10.385 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.106	Amendment to Second Amended and Restated Note, dated March 25, 2015, by and between Christopher F. Brogdon and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.394 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.107*	First Amendment to Executive Employment Agreement, dated March 25, 2015, by and among AdCare Health Systems, Inc. and William McBride, III (incorporated by reference to Exhibit 10.396 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.108*	Employment Agreement between AdCare Health Systems, Inc. and Allan J. Rimland, dated March 25, 2015 (incorporated by reference to Exhibit 10.397 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.109	Security Instrument, Mortgage & Deed of Trust, dated September 24, 2014, by and between Glenvue H&R Property Holdings, LLC and Housing & Healthcare Finance, LLC (incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014)

10.110	Healthcare Regulatory Agreement—Borrower, dated September 24, 2014, by and between Woodland Manor Property Holdings, LLC and The U.S. Department of Housing and Urban Development (incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014)

10.111	Healthcare Regulatory Agreement—Borrower, dated September 24, 2014, by and between Glenvue H&R Property Holdings, LLC and U.S. Department of Housing and Urban Development (incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014)

10.112	Healthcare Facility Note, dated September 24, 2014, by and between Woodland Manor Property Holdings, LLC and Housing & Healthcare Finance, LLC (incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014)

10.113	Healthcare Facility Note, dated September 24, 2014, by and between Glenvue H&R Property Holdings, LLC and Housing & Healthcare Finance, LLC (incorporated by reference to Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014)

10.114	Lease Agreement, dated February 27, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown LLC (incorporated by reference to Exhibit 10.408 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.115	First Amendment to Lease Agreement, dated March 20, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC (incorporated by reference to Exhibit 10.409 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.116	Lease Agreement, dated February 27, 2015 by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter LLC (incorporated by reference to Exhibit 10.410 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.117	First Lease Amendment to Lease Agreement, dated March 20, 2015, by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter, LLC (incorporated by reference to Exhibit 10.411 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.118	Lease Agreement dated February 27, 2015 by and between Mountain Trace Nursing ADK, LLC and Blue Ridge on the Mountain LLC (incorporated by reference to Exhibit 10.412 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.119	First Amendment to Lease Agreement, dated March 20, 2015 by and between Mountain Trace Nursing ADK,LLC and Blue Ridge on the Mountain, LLC (incorporated by reference to Exhibit 10.413 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.120	Sublease Agreement, dated July 1, 2014 by and between ADK Georgia, LLC, and C.R. of Thomasville, LLC (incorporated by reference to Exhibit 10.414 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.121	Lease Agreement, dated September 22, 2014 by and between Coosa Nursing ADK, LLC, and C.R. of Coosa Valley, LLC (incorporated by reference to Exhibit 10.415 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.122	Lease Agreement, dated September 22, 2014 by and between Attalla Nursing ADK, LLC and C.R. of Attalla, LLC (incorporated by reference to Exhibit 10.416 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.123	Sublease Agreement, dated February 18, 2015 by and between CP Nursing, LLC and C.R. of College Park, LLC (incorporated by reference to Exhibit 10.417 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.124	Amended and Restated Promissory Note for exit fees (Cumberland), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.125	Amended and Restated Promissory Note for exit fees (Northridge), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.126	Amended and Restated Promissory Note for exit fees (River Valley), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.127	Amended and Restated Promissory Note for exit fees (Sumter Valley), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.128	Promissory Note for exit fees (Stone County), dated April 3, 2015, by and among AdCare Health Systems, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.129	Sublease Agreement, dated April 1, 2015, by and between ADK Georgia, LLC and C.R. of Lagrange, LLC (incorporated by reference to Exhibit 99.10 of the Registrant’s Current Report on Form 8-K filed on April 7, 2015)

10.130	Sublease Agreement, dated May 1, 2015 by and between NW 61st Nursing, LLC and Southwest LTC-NW OKC, LLC (incorporated by reference to Exhibit 10.83 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.131	Sublease Agreement, dated May 1, 2015 by and between QC Nursing, LLC and Southwest LTC-Quail Creek, LLC (incorporated by reference to Exhibit 10.84 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015)

10.132	Second Amendment to Lease Agreement, dated May 31, 2015 by and between Mountain Trace Nursing ADK,LLC and Blue Ridge on the Mountain, LLC (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed on June 5, 2015)

10.133	Sublease Agreement, dated July 1, 2015 by and between 2014 HUD Master Tenant, LLC and C.R. of Glenvue, LLC (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on July 7, 2015)

10.134	Sublease Agreement, dated August 1, 2015, by and between AdCare Health Systems, Inc. and CC SNF, LLC (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on August 5, 2015)

10.135	Sublease Agreement, dated August 1, 2015, by and between Eaglewood Village, LLC and EW ALF, LLC (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed on August 5, 2015)

10.136	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and HC SNF, LLC (incorporated by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on August 5, 2015)

10.137	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and PV SNF, LLC (incorporated by reference to Exhibit 99.5 of the Registrant’s Current Report on Form 8-K filed on August 5, 2015)

10.138	Sublease Agreement, dated August 1, 2015, by and between 2014 HUD Master Tenant, LLC and EW SNF, LLC (incorporated by reference to Exhibit 99.6 of the Registrant’s Current Report on Form 8-K filed on August 5, 2015)

10.139	Lease Inducement Fee Agreement, dated August 1, 2015, by and between the AdCare Health Systems, Inc. and PWW Healthcare, LLC, PV SNF, LLC, HC SNF, LLC, EW SNF, LLC, and EW ALF, LLC (incorporated by reference to Exhibit 99.7 of the Registrant’s Current Report on Form 8-K filed on August 5, 2015)

10.140	Promissory Note, dated July 17, 2015, by and between Highlands Arkansas Holdings, LLC and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.101 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

10.141	Letter Agreement to the Equitable Adjustments, dated July 17, 2015, by and between AdCare Health Systems, Inc. and Highlands Arkansas Holdings, LLC (incorporated by reference to Exhibit 10.102 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

10.142	Promissory Note, dated August 1, 2015, by and between PWW Healthcare, LLC, PV SNF, LLC, HC SNF, LLC, CC SNF, LLC EW SNF, LLC, and EW ALF, LLC, and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.103 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

10.143	Sublease Agreement, dated July 20, 2015, by and between ADK Bonterra/Parkview, LLC and 2801 Felton Avenue, L.P., and 460 Auburn Avenue, L.P. (incorporated by reference to Exhibit 10.104 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

10.144	Second Amendment to Lease, dated as of August 14, 2015, between William M. Foster and ADK Georgia, LLC (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on August 18, 2015)

10.145	Lease Guaranty made by AdCare Health Systems, Inc. for the benefit of William M. Foster, effective August 14, 2015 (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on August 18, 2015)

10.146	Sublease Agreement, dated October 1, 2015, by and between KB HUD Master Tenant 2014, LLC, and C.R. of Autumn Breeze, LLC (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on October 6, 2015)

10.147	Second Amendment to Lease Agreement, dated September 14, 2015, by and between Coosa Nursing ADK, LLC and C.R. of Coosa Valley, LLC (incorporated by reference to Exhibit 10.124 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.148	Second Amendment to Lease Agreement, dated September 14, 2015, by and between Attalla Nursing ADK, LLC and C.R. of Attalla, LLC (incorporated by reference to Exhibit 10.125 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.149	First Amendment to Lease Agreement, dated August 14, 2015, by and between 2014 HUD Master Tenant, LLC and C.R. of Glenvue, LLC (incorporated by reference to Exhibit 10.126 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.150	Second Amendment to Lease Agreement, dated September 24, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC (incorporated by reference to Exhibit 10.127 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.151	First Amendment to Sublease Agreement, dated September 10, 2015, by and between ADK Georgia, LLC and LC SNF, LLC (incorporated by reference to Exhibit 10.128 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.152	First Amendment to Sublease Agreement, dated September 14, 2015, by and between ADK Georgia, LLC and C.R. of LaGrange, LLC (incorporated by reference to Exhibit 10.129 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.153	First Amendment to Sublease Agreement, dated September 23, 2015, by and between ADK Georgia, LLC and 3460 Powder Springs Road Associates, L.P. (incorporated by reference to Exhibit 10.130 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.154	First Amendment to Sublease Agreement, dated September 23, 2015, by and between ADK Georgia, LLC and 3223 Falligant Avenue Associates, L.P. (incorporated by reference to Exhibit 10.131 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.155	Third Amendment to Sublease Agreement, dated September 9, 2015, by and between ADK Georgia, LLC and C.R. of Thomasville, LLC (incorporated by reference to Exhibit 10.132 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.156	First Amendment to Sublease Agreement, dated September 1, 2015, by and between ADK Bonterra/Parkview, LLC and 2801 Felton Avenue, L.P., and 460 Auburn Avenue, L.P. (incorporated by reference to Exhibit 10.133 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.157	Second Amendment to Third Amended and Restated Multiple Facilities Lease, dated September 1, 2015, by and between Georgia Lessor—Bonterra/Parkview, LLC and ADK Bonterra/Parkview, LLC (incorporated by reference to Exhibit 10.139 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.158	Amendment Regarding Lease and Sublease, dated August 1, 2015, by and among Covington Realty, LLC, and AdCare Health Systems, Inc. and CC SNF, LLC (incorporated by reference to Exhibit 10.140 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.159	Master Sublease Agreement, dated November 3, 2015, by and among ADK Georgia, LLC, and Jeffersonville Healthcare & Rehab, LLC, Oceanside Healthcare & Rehab, LLC, and Savannah Beach Healthcare & Rehab, LLC (incorporated by reference to Exhibit 10.141 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.160	Replacement Promissory Note, dated November 1, 2015, by and between New Beginnings Care, LLC, Jeffersonville Healthcare & Rehab, LLC, Oceanside Healthcare & Rehab, LLC, and Savannah Beach Healthcare & Rehab, LLC, and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.142 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

10.161	Master Sublease Agreement, dated June 18, 2016, by and among ADK Georgia, LLC, OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC (incorporated by reference to Exhibit 10.4 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016)

10.162	Promissory Note, dated July 6, 2016, issued by OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC, in favor of AdCare Health Systems, Inc., in the amount of $1,000,000 (incorporated by reference to Exhibit 10.5 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016)

10.163	Security Agreement, dated July 6, 2016, by and among ADK Georgia, LLC, OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC (incorporated by reference to Exhibit 10.6 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016)

10.164	Promissory Note, dated September 30, 2016, issued by JS Highland Holdings LLC in favor of AdCare Health Systems, Inc. (incorporated by reference to Exhibit 99.1 of the AdCare Health Systems, Inc. Current Report on Form 8-K filed on October 11, 2016)

10.165	Guaranty Agreement, dated September 30, 2016, executed by Joseph Schwartz and Roselyn Schwartz in favor of AdCare Health Systems, Inc. (incorporated by reference to Exhibit 99.2 of the AdCare Health Systems, Inc. Current Report on Form 8-K filed on October 11, 2016)

10.166	Second Amendment to Second Amended and Restated Note, dated November 10, 2016, by and between Christopher F. Brogdon and AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.7 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016)

10.167	First Amendment to Promissory Note, dated September 19, 2016, by and between QC Property Holdings, LLC, and Congressional Bank (incorporated by reference to Exhibit 10.8 of the AdCare Health Systems, Inc. Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016)

10.168	Mortgage Refinance Agreement, insured by HUD by and between AdCare Health Systems, Inc. in favor of KeyBank National Association (incorporated by reference to item 1.01 of the AdCare Health Systems, Inc. Current Report on Form 8-K filed December 19, 2016)

10.169	Lease Agreement, dated March 22, 2017, by and between Meadowood Property Holdings, LLC and CRM of Meadowood, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.170	Amendment to Promissory Note, dated April 7, 2017, issued by OS Tybee, LLC, SB Tybee, LLC and JV Jeffersonville, LLC, in favor of AdCare Health Systems, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.171	Loan Agreement, dated May 1, 2017, between Meadowood Property Holdings, LLC and the Exchange Bank of Alabama in the original amount of $4.1 million (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.172	Guaranty Agreement, dated April 6, 2017, executed by AdCare Health Systems, Inc., in favor of Congressional Bank, a Maryland chartered commercial bank (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.173	Amendment to Loan Agreement Issued September 27, 2013, dated August 10, 2017, by and between QC Property Holdings, LLC and the Congressional Bank, a Maryland chartered commercial bank (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017)

10.174	Amendment to Loan Agreement Issued December 31, 2012, dated July 31, 2017, by and between Northwest Property Holdings, LLC and the First Commercial Bank (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017)

10.175	Settlement Agreement, Mutual Release and Form of Unsecured Promissory Note, dated September 26, 2017 by and between AdCare Health Systems Inc., and William McBride, III (incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

10.176	Joinder and First Amendment to Guarantee Issued September 28, 2017, dated September 28, 2017, by and among AdCare Health Systems Inc., Regional Health Properties Inc., and Congressional Bank (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

10.177	Joinder and First Amendment to Guarantee Issued September 28, 2017, dated September 28, 2017, by and among AdCare Health Systems Inc., Regional Health Properties Inc., and Exchange Bank of Alabama (incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

10.178	Affirmation and Assumption of Loan Documents, Limited Guarantees and Security Agreements Issued September 29, 2017, by and Between Regional Health Properties, Inc., and Red Mortgage (incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

10.179	Consent to Merger Issued October 2, 2017 pursuant to Third Amendment and Restated Multiple Facilities Lease dated October 29, 2010, as amended by the First Amendment and Restated Multiple Facilities Lease dated June 14, 2013, and a Second Amendment to Third Amended and Restated Facilities Lease dated September 1, 2015 (as amended, the “Master Lease”); by and between Bonterra/Parkview, Inc., a Maryland corporation and ADK (incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017)

10.180	Guaranty Agreement dated February 15, 2018 by Regional Health Properties, Inc., AdCare Property Holdings, LLC, and Hearth & Home of Ohio, Inc. to and for the benefit of Pinecone Realty Partners II, LLC (incorporated by reference to Exhibit 10.424 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.181	Loan Agreement dated as of February 15, 2018 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC, as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Realty Partners II, LLC, as Lender (incorporated by reference to Exhibit 10.425 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.182	Promissory Note for $3.5 million dated February 15, 2018 by and among Pinecone Realty Partners Il, LLC, and AdCare Property Holdings, LLC (incorporated by reference to Exhibit 10.426 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.183	Promissory Note for $8.25 million dated February 15, 2018 by and among Pinecone Realty Partners Il, LLC, and Attalla Nursing ADK LLC (incorporated by reference to Exhibit 10.427 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.184	Promissory Note for $2.5 million dated February 15, 2018 by and among Pinecone Realty Partners Il, LLC, and CP Property Holdings, LLC (incorporated by reference to Exhibit 10.428 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.185	Promissory Note for $2.0 million dated February 15, 2018 by and among Pinecone Realty Partners Il, LLC, and Northwest Property Holdings, LLC (incorporated by reference to Exhibit 10.429 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.186	2nd Amendment to Master Lease dated March, 30 2018 by and among ADK Georgia, LLC, OS Tybee, LLC, SB Tybee, LLC, and JV Jeffersonville, LLC (incorporated by reference to Exhibit 10.430 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.187	Settlement Agreement dated March 9th, 2018 by and between Prior Insurer and AdCare Health Systems, Inc.; Regional Health Properties, Inc.; AdCare Administrative Services, LLC; Woodland Hills HC Nursing, LLC; Woodland Hills HC Property Holdings, LLC; AdCare Operations, LLC; APH&R Nursing LLC d/b/a Cumberland Health and Rehabilitation Center; APH&R Property Holdings, LLC; Little Rock HC&R Nursing LLC d/b/a West Markham Sub Acute and Rehabilitation Center; Little Rock HC&R Property Holdings, LLC; Northridge HC&R Nursing, LLC d/b/a Northridge Healthcare and Rehabilitation; Northridge HC&R Property Holdings, LLC; Coosa Nursing ADK, LLC (incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

10.188	Third Amendment to Promissory Note dated April 30, 2018 by and between QC Property Holdings, LLC, a Georgia limited liability company and Congressional Bank (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

10.189	Forbearance Agreement dated May 18, 2018 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Reality Partners II, LLC as Lender (incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

10.190	Guarantee Agreement dated May 18, 2018 by AdCare Operations, LLC, a Georgia limited liability company for the benefit of Pinecone Reality Partners, II, LLC (incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

10.191	Forbearance Agreement dated September 6, 2018 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Reality Partners II, LLC as Lender (incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018)

10.192	Amended and Restated Forbearance Agreement dated December 31, 2018 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Reality Partners II, LLC as Lender (incorporated by reference to Exhibit 10.202 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.193	Second Amended and Restated Forbearance Agreement dated March 29, 2019 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Reality Partners II, LLC as Lender (incorporated by reference to Exhibit 10.203 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.194	Eighth Amendment to Loan and Security Agreement and Fourth Amendment to Promissory Note dated April 30, 2019 by and between QC Property Holdings, LLC, a Georgia limited liability company and Congressional Bank (incorporated by reference to Exhibit 10.205 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.195	Sublease Agreement, dated as of November 30, 2018, by and between Regional Health Properties, Inc. and Miami COV SNF, Inc. (incorporated by reference to Exhibit 10.206 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.196	Sublease Agreement, dated as of November 30, 2018, by and between RMC HUD Master Tenant, LLC and Greenfield SNF, Inc. (incorporated by reference to Exhibit 10.207 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.197	Sublease Agreement, dated as of November 30, 2018, by and between RMC HUD Master Tenant, LLC and Sidney SNF, Inc. (incorporated by reference to Exhibit 10.208 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.198	Sublease Agreement, dated as of November 30, 2018, by and between Eaglewood Village, LLC and Springfield Clark ALF, Inc. (incorporated by reference to Exhibit 10.209 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.199	Sublease Agreement, dated as of November 30, 2018, by and between 2014 HUD Master Tenant, LLC and Springfield SNF, Inc. (incorporated by reference to Exhibit 10.210 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.200	Guaranty, dated as of December 1, 2018, by and between Regional Health Properties, Inc. and Miami COV SNF, Inc., Greenfield SNF, Inc., Sidney SNF, Inc., Springfield Clark ALF Inc. and Springfield SNF, Inc. (incorporated by reference to Exhibit 10.211 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.201	Forbearance Agreement, dated as of January 11, 2019, by and between Covington Realty, LLC and Regional Health Properties, Inc. (incorporated by reference to Exhibit 10.212 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.202	Lease Termination Agreement, dated as of January 15, 2019, by and between Bonterra/Parkview Inc. and ADK Bonterra/Parkview, LLC (incorporated by reference to Exhibit 10.213 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.203	Second Amendment to Sublease Agreement, dated as of February 15, 2019, by and between ADK Georgia, LLC. and 3460 Powder Springs Road Associates, L.P. (incorporated by reference to Exhibit 10.214 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.204	Second Amendment to Sublease Agreement, dated as of February 15, 2019, by and between ADK Georgia, LLC. and 3223 Falligant Avenue Associates, L.P. (incorporated by reference to Exhibit 10.215 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.205	Lease Agreement, dated as of February 28, 2019, by and between Mountain Trace Nursing ADK, LLC and Vero Health X, LLC (incorporated by reference to Exhibit 10.216 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.206	Third Amendment to Sublease Agreement, dated as of March 13, 2019, by and between ADK Georgia, LLC. and 3460 Powder Springs Road Associates, L.P. (incorporated by reference to Exhibit 10.217 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.207	Third Amendment to Sublease Agreement, dated as of February 15, 2019, by and between ADK Georgia, LLC. and 3223 Falligant Avenue Associates, L.P. (incorporated by reference to Exhibit 10.218 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.208	Settlement Agreement and Release, dated as of March 13, 2019, by and between Regional Health Properties, Inc. and Chapter 7 Trustee (incorporated by reference to Exhibit 10.219 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

10.209	Purchase and Sale Agreement dated as of April 15, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.0 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.210	First Amendment to Second Amended and Restated Forbearance Agreement dated June 12, 2019 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Reality Partners II, LLC as Lender (incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q filed June 18, 2019)

10.211	First Amendment to Purchase and Sale Agreement dated as of May 15, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.212	Second Amendment to Purchase and Sale Agreement dated as of May 20, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.213	Third Amendment to Purchase and Sale Agreement dated as of May 23, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.3 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.214	Fourth Amendment to Purchase and Sale Agreement dated as of May 31, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.4 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.215	Fifth Amendment to Purchase and Sale Agreement dated as of June 11, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.5 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.216	Sixth Amendment to Purchase and Sale Agreement dated as of July 31, 2019, by and between Northwest Property Holdings, LLC, QC Property Holdings, LLC, Attalla Nursing ADK, LLC, and CP Property Holdings, LLC, and Attalla Realty LLC, College Park Realty LLC, Quail Creek Realty LLC, and Northwest Realty LLC (incorporated by reference to Exhibit 2.6 of the Registrant’s Current Report on Form 8-K filed August 7, 2019)

10.217	Waiver and Release Agreement dated September 24, 2019 among CP Property Holdings, LLC, Northwest Property Holdings, LLC and Attalla Nursing ADK, LLC as Borrowers, Hearth & Home of Ohio, Inc., as Guarantor, AdCare Property Holdings, LLC, as Guarantor and Borrower, Regional Health Properties, Inc., as Guarantor, and Pinecone Reality Partners II, LLC as Lender (incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019)

10.218	Promissory Note, dated April 16, 2020, by and between AdCare Administrative Service, LLC and Greater Nevada Credit Union (PPP Loan) (incorporated by reference to Exhibit 4.11 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020)

10.219	Note Modification Agreement, dated as of May 1, 2020, by and between Coosa Nursing ADK, LLC and Metro City Bank (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020)

10.220	Extension Agreement, dated as of July 15, 2020, by and between Mountain Trace Nursing ADK, LLC and Community Bank & Trust – West Georgia (incorporated by reference to Exhibit 4.13 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020)

10.221	Note and Loan Modification Agreement, dated as of May 1, 2020, by and between Erin Property Holdings, LLC and Regional Health Property, Inc. and Cadence Bank, NA (incorporated by reference to Exhibit 4.14 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020)

10.222	Amended Promissory Note, dated as of August 27, 2020, by and between OS Tybee, LLC, SB Tybee, LLC, JV Jeffersonville, LLC and Regional Health Property, Inc. (incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020)

10.223	Agreement Regarding Lease and Note, dated as of August 27, 2020, by and between OS Tybee, LLC, SB Tybee, LLC, JV Jeffersonville, LLC and Regional Health Property, Inc. (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020)

10.224	Consulting Agreement, dated as of August 16, 2020, by and between E. Clinton Cain and Regional Health Property, Inc. (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020)

10.225	Lease, dated as of January 1, 2021, by and between ADK Georgia, LLC and PS Operator, LLC (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed January 7, 2021)

10.226	Management Consulting Services Agreement, dated as of January 1, 2021, by and between Vero Health Management, LLC, and Tara Operator, LLC (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed January 7, 2021)

10.227	Management Agreement, dated as of September 22, 2021, by and between Peach Health Group, LLC and Tara Operator, LLC (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on September 27, 2021)

10.228	Agreement Regarding Leases, dated as of December 1, 2020, by and between Regional Health Properties, Inc., and 3223 Falligant Avenue Associates, L.P., 3460 Powder Springs Road Associates, L.P., Wellington Healthcare Services II, L.P. and Mansell Court Associates LLC (incorporated by reference to Exhibit 10.247 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020)

10.229*	Offer Letter, dated as of September 4, 2020 by and between Benjamin A. Waites and Regional Health Property, Inc. (incorporated by reference to Exhibit 10.248 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020)

10.230*+	Employment Agreement, dated July 1, 2021, by and among Regional Health Properties, Inc. and Brent Morrison

10.231	Promissory Note, dated as of September 30, 2021, by and between Coosa Nursing, LLC and the Exchange Bank of Alabama (incorporated by reference to Exhibit 4.17 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021)

10.232	Extension and Modification Agreement, dated as of October 01, 2021, by and between Meadowood Holdings Property, LLC and the Exchange Bank of Alabama (incorporated by reference to Exhibit 4.18 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021)

10.233	Second Renewal Amended and Restated Promissory Note, dated as of August 17, 2021, by and between Regional Health Properties, Inc. and KeyBank National Association (incorporated by reference to Exhibit 4.19 of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021)

23.1**	Consent of Cherry Bekaert LLP

23.2+	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.3+	Consent of Baker Botts L.L.P. (included in Exhibit 8.1)

24.1+	Power of Attorney (included on the signature page to the initial filing of this Registration Statement on Form S-4)

99.1+	Form of Letter of Transmittal with respect to the Exchange Offer

99.2+	Form of Notice of Guaranteed Delivery with respect to the Exchange Offer

99.3+	Form of Proxy Card for Special Meeting for Holders of Series A Preferred Stock

99.4+	Form of Proxy Card for Special Meeting for Holders of Common Stock

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

107**	Filing Fee Table

*	Identifies a management contract or compensatory plan or arrangement.
**	Filed herewith.
+	Previously filed.
Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) (1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such an amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form
S-4
to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on February 22, 2022.

REGIONAL HEALTH PROPERTIES, INC.

By:	/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Morrison Brent Morrison	Director, Chief Executive Officer and President (Principal Executive Officer)	February 22, 2022

/s/ Benjamin A. Waites Benjamin A. Waites	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	February 22, 2022

* Michael J. Fox	Director	February 22, 2022

* Kenneth W. Taylor	Director	February 22, 2022

* David A. Tenwick	Director	February 22, 2022

*By:	/s/ Brent Morrison
Brent Morrison, Attorney-in-Fact